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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2017 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Friday, January 27, 2017

NOTICE IS HEREBY GIVEN by The Scotts Miracle-Gro Company (the “Company”) that the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Friday, January 27, 2017, at 9:00 A.M. Eastern Time. The Annual Meeting is a virtual meeting of shareholders which means that you are able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SMG2017. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.    To elect four directors, each to serve for a three-year term expiring at the 2020 Annual Meeting of Shareholders.

2.    To conduct an advisory vote on the compensation of the Company’s named executive officers.

3.    To approve an amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan to, among other things, increase the maximum number of common shares available for grant to participants.

4.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

5.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Thursday, December 1, 2016, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 14, 2016, the Company is first mailing to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2016 Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which indicates how to access the Company’s proxy materials on the Internet.

Your vote is very important. Please vote as soon as possible.

By Order of the Board of Directors,

JAMES HAGEDORN
Chief Executive Officer
and Chairman of the Board
December 14, 2016

Proxy Statement for
Annual Meeting of Shareholders of
THE SCOTTS MIRACLE-GRO COMPANY
To Be Held on Friday, January 27, 2017

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT
for
Annual Meeting of Shareholders
To Be Held on Friday, January 27, 2017

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Friday, January 27, 2017, at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are first being sent on or about December 14, 2016. The Annual Meeting is a virtual meeting of shareholders, which means that the Annual Meeting will be live via the Internet and that you will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/SMG2017. If you do not have your 12-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

Only holders of record of the Company’s common shares (the “Common Shares”) at the close of business on Thursday, December 1, 2016 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 60,025,335 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights.

The Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2016 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet and how shareholders can receive a paper copy of such materials. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Company believes this process conserves natural resources and reduces the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice itself is not a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on January 27, 2017: The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2016 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in printed form by mail or electronically by e-mail on a going-forward basis.

If you received a copy of the proxy materials by mail, a form of proxy for use at the Annual Meeting was included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may transmit your voting instructions electronically at www.proxyvote.com or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically or telephonically before the Annual Meeting is 11:59 P.M. Eastern Time on January 26, 2017. You may also vote during the Annual Meeting via the Internet by going to www.virtualshareholdermeeting.com/SMG2017 and following the instructions printed on your proxy card or Notice of Internet Availability of Proxy Materials. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) revoking via the Internet site, (iii) using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing “revocation” as instructed or (iv) participating in the Annual Meeting live via the Internet and voting again. If you are a registered shareholder, you may change your vote at or prior to the Annual Meeting by: (1) executing and returning to the Company a later-dated form of proxy; (2) submitting a later-dated electronic vote through the Internet site; (3) voting by telephone at a later date; or (4) participating in the Annual Meeting live via the Internet and voting again.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by the broker/dealer, financial institution or other nominee or holder of record. This information will describe the procedures you must follow to instruct the holder of record how to vote your Common Shares held in “street name” and how to revoke any previously-given voting instructions. If you do not provide voting instructions to your broker/dealer, financial institution or other nominee or holder of record within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer, financial institution or other nominee or holder of record on any matters considered non-routine, including the election of directors and the advisory vote on the compensation of the Company’s named executive officers. Your broker/dealer, financial institution or other nominee or holder of record will have discretion to vote your Common Shares on routine matters, such as the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing the proxy materials. Directors, officers and certain employees of the Company may solicit your votes personally, by telephone, by e-mail or otherwise, in each case without additional compensation. If you provide voting instructions or participate in the Annual Meeting through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, Wells Fargo Shareowner Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “Retirement Savings Plan” or “RSP”) and Common Shares have been allocated to your account in the RSP, you are entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”), you are entitled to vote the number of Common Shares credited to your custodial account. If you do not vote, the custodian under the Discounted Stock Purchase Plan will vote the Common Shares credited to your custodial account in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Common Shares represented by properly executed forms of proxy, including proxies reflecting abstentions, which are returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum. Broker non-votes, where broker/dealers, financial institutions or other nominees or holders of record who hold their customers’ Common Shares in “street name” sign and submit proxies for such Common Shares but fail to vote on non-routine matters because they were not given instructions from their customers, are also counted for the purpose of establishing a quorum.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board for the Annual Meeting.

Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be voted as specified by the shareholder. Common Shares represented by valid proxies timely received prior to the Annual Meeting that do not specify how the Common Shares should be voted will, to the extent permitted by applicable law, be voted FOR the election as directors of the Company of each of the four nominees of the Board listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS”; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as described below under the caption “PROPOSAL NUMBER 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)”; FOR the

approval of the amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan to, among other things, increase the maximum number of common shares available for grant to participants under the plan as described below under the caption “PROPOSAL NUMBER 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY LONG-TERM INCENTIVE PLAN”; and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017 as described below under the caption “PROPOSAL NUMBER 4 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

THE BOARD OF DIRECTORS

Current Composition

There are currently ten individuals serving on the Board, which is divided into three staggered classes, with each class serving three-year terms. The Class I directors hold office for terms expiring at the Annual Meeting, the Class II directors hold office for terms expiring in 2018, and the Class III directors hold office for terms expiring in 2019.

Diversity

The Board believes that diversity is one of many important considerations in board composition. When considering candidates for the Board, the Nominating and Governance Committee (the “Nominating Committee”) evaluates the entirety of each candidate’s credentials, including factors such as diversity of background, experience, skill, age, race and gender, as well as each candidate’s judgment, strength of character and specialized knowledge. Although the Board does not have a specific diversity policy, the Nominating Committee evaluates the current composition of the Board to ensure that the directors reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Nominating Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

The Nominating Committee believes that the Company’s current directors, as a group, reflect the diverse mix of skills, experiences, backgrounds and opinions necessary to foster an effective decision-making environment and promote the Company’s culture. Board member experiences cover a wide range of industries, including consumer products, manufacturing, technology, financial services, media, regulatory and consulting. Three of the ten current directors are women, each of whom chairs one of the Board’s five standing committees:  the Audit Committee (Nancy G. Mistretta); the Compensation and Organization Committee (Michelle A. Johnson); and the Finance Committee (Katherine Hagedorn Littlefield).

Experiences, Skills and Qualifications

The Nominating Committee is responsible for identifying candidates to become directors and recommending director nominees to the Board. In reviewing Board candidates, the Nominating Committee evaluates a candidate’s overall credentials and background and does not have any specific eligibility requirements or minimum qualifications. In general, directors are expected to have the education, business and other experience and current insight necessary to contribute to the Board’s performance of its functions, the interest and time to be actively engaged with the Company’s management team over a period of years, and the functional skills, leadership, diversity, experience and other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

The strength of the Board is its combined experiences and its collaborative and engaged spirit. The Board includes professionals with a broad range of experiences, including former bankers, regulators, advertisers, strategists and educators.

Set forth below is a general description of the types of experiences the Board and the Nominating Committee believe to be particularly relevant to the Company:

•
Leadership Experience — Directors who have significant leadership experience in major organizations over an extended period of time, such as corporate chief executive officers, provide the Company with valuable insights gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities facing senior management and the role directors play in overseeing the affairs of large organizations. More than half of the current ten members of the Board are current or former chief executive officers, and nearly every current director has significant experience leading complex organizations.

•
Marketing/Consumer Industry Experience — Directors with experience identifying, developing and marketing consumer products bring valuable skills that can positively impact the Company’s performance. Directors with such experience understand consumer needs and wants, recognize products and marketing/advertising campaigns that are likely to resonate with consumers, and are able to identify potential changes in consumer trends and buying habits as well as methods to reach consumers through new media channels.

•	Innovation and Technology Experience — Directors with innovation and technology experience add great value to the Board, especially in light of the Company’s continued focus on driving innovation.

•
International Experience — Directors with experience in markets outside the United States bring valuable knowledge to the Company as it operates in foreign markets and in an economy that is increasingly global.

•
Retail Experience — Directors with significant retail experience bring valuable insights that can assist the Company in managing its relationships with its largest retail customers and in developing relationships in new channels.

•
Financial Experience — Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to a large, complex business, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and directors with financial expertise help to provide effective oversight of the Company’s financial measures and processes.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director to serve as a member of the Board is included in his or her biography.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its shareholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its shareholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer (“CEO”). This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when deemed appropriate.

Currently, the Company is led by James Hagedorn, who has served as CEO since May 2001 and as Chairman of the Board since January 2003. The Board believes that combining the roles of Chairman of the Board and CEO is in the best interests of the Company and its shareholders at this time as it takes advantage of the talent and experience of Mr. Hagedorn. The Board’s decision to appoint Mr. Hagedorn to lead the Company is supported by the Company’s success and track record since the time of Mr. Hagedorn’s appointment.

In addition to Mr. Hagedorn, the Board is currently comprised of nine non-employee directors, seven of whom also qualify as independent. In accordance with the Company’s Corporate Governance Guidelines and applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the non-employee directors of the Company regularly meet in executive session. These meetings allow non-employee directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent directors of the Company meet in executive session at least once a year and more frequently as matters appropriate for their consideration arise.

In each year beginning in 2014, the directors have elected Lieutenant General (retired) John R. Vines to serve as the Company’s Lead Independent Director. As Lead Independent Director, General Vines:

•	has the ability to call meetings of independent and/or non-employee directors;

•	presides at meetings of non-employee and/or independent directors;

•	consults with the Chairman of the Board and CEO with respect to appropriate agenda items for meetings of the Board;

•	serves as a liaison between the Chairman of the Board and the independent directors;

•	has the ability, in consultation with the Vice Chair, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	has the ability to approve the retention of outside advisors and consultants who report directly to the independent directors of the Board on critical issues, as needed or deemed appropriate;

•	can be contacted directly by shareholders; and

•	performs such other duties as the Board may delegate to him from time to time.

In addition, in each year beginning in 2013, the directors have elected Katherine Hagedorn Littlefield to serve as Vice Chair of the Board. As Vice Chair, Ms. Littlefield:

•	presides at meetings of the Board of Directors in the Chairman’s absence;

•	presides at meetings of the shareholders in the Chairman’s absence;

•	has the ability, in consultation with the Lead Independent Director, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues; and

•	performs such other duties as the Board may delegate to her from time to time.

Finally, the Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee (the “Compensation Committee”); (3) the Nominating Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Each of the Audit Committee, Compensation Committee, and Nominating Committee is comprised entirely of independent directors.

The Board believes that its current leadership structure — including combined Chairman of the Board and CEO roles, seven out of ten independent directors, a Lead Independent Director, a Vice Chair of the Board, and key committees comprised solely of independent directors — provides an appropriate balance among strategy development, operational execution and independent oversight, and is in the best interests of the Company and its shareholders.

Board Role in Risk Oversight

It is management’s responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the Board’s responsibility to oversee the Company’s strategic plans and to ensure that management is taking appropriate action to identify, manage and mitigate the associated risks. The Board administers its risk oversight responsibilities both through active review and discussion of enterprise-wide risks and by delegating certain risk oversight responsibilities to committees for further consideration and evaluation. The decision to administer the Board’s oversight responsibilities in this manner significantly impacts the Board’s leadership and committee structure.

Because the roles of Chairman of the Board and CEO are currently combined, the directors annually elect a Lead Independent Director to enhance oversight of management and the potential risks facing the Company. In addition, the Board is comprised of predominantly independent directors and all members of the Board’s key committees — the Audit Committee, Compensation Committee, and Nominating Committee — are independent. The checks and balances provided by our leadership structure help to ensure that key decisions made by the Company’s most senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

In some cases, risk oversight is addressed by the full Board as part of its engagement with the CEO and other members of senior management. For example, the full Board conducts a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s business units, including associated risks. To that end, management provides the Board with periodic reports regarding the significant risks facing the Company and how the Company is seeking to control or mitigate those risks. The Board also has responsibility for ensuring that the Company maintains appropriate succession plans for its senior officers and conducts an annual review of succession planning.

In other cases, the Board has delegated risk management oversight responsibilities to certain committees, each of which reports regularly to the full Board. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process and has oversight responsibility for financial risks. As part of its oversight role, the Audit Committee regularly reviews risks relating to the Company’s key accounting policies and receives reports regarding the Company’s most significant internal controls and compliance risks from the Company’s Chief Financial Officer as well as its internal auditors. Representatives of the Company’s independent registered public accounting firm attend each Audit Committee meeting, regularly make presentations to the Audit Committee, and comment on management presentations. In addition, the Company’s Chief Financial Officer and internal auditors, as well as representatives of the Company’s independent registered public accounting firm, individually meet in private session with the Audit Committee on a regular basis, affording ample opportunity to raise any concerns with respect to the Company’s risk management practices.

The Compensation Committee oversees risks relating to the Company’s compensation programs and practices. As discussed in more detail in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis, the Compensation Committee employs an independent compensation consultant to assist it in reviewing the Company’s compensation programs, including the potential risks created by and other impacts of these programs.

Finally, the Nominating Committee oversees issues related to the Company’s governance structure and other corporate governance matters and processes, as well as non-financial risks and compliance matters. In addition, the Nominating Committee is charged with overseeing compliance with the Company’s Related Person Transaction Policy. The Nominating Committee regularly reviews the Company’s key corporate governance documents, including the Corporate Governance Guidelines, the Related Person Transaction Policy and the Insider Trading Policy, to ensure they remain in compliance with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight responsibilities.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the Annual Meeting, four Class I directors will be elected. All four individuals nominated by the Board for election as directors at the Annual Meeting are currently serving as Class I directors — James Hagedorn, Brian D. Finn, James F. McCann and Nancy G. Mistretta. The nomination of each individual was recommended to the Board by the Nominating Committee.

The individuals elected as Class I directors at the Annual Meeting will hold office for a three-year term expiring at the 2020 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals designated as proxy holders in the form of proxy intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, then the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board following recommendation by the Nominating Committee. The individuals designated as proxy holders cannot vote for more than four nominees for election as Class I directors at the Annual Meeting.

The following information, as of December 1, 2016, with respect to the age, principal occupation or employment, other affiliations and business experience of each director or nominee for election as a director, has been furnished to the Company by each such director or nominee.

Nominees Standing for Election to the Board of Directors

Class I — Terms to Expire at the 2017 Annual Meeting

James Hagedorn, age 61, Director of the Company since 1995 and Chairman of the Board since 2003

Mr. Hagedorn has served as CEO of the Company since May 2001 and Chairman of the Board since January 2003. In addition to serving as CEO and Chairman of the Board, he served as President of the Company from October 2015 until February 2016, from November 2006 until October 2008 and from April 2000 until December 2005. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

Having joined both the Company and the Board in 1995, and having served as CEO and Chairman of the Board for over a decade, Mr. Hagedorn has more working knowledge of the Company and its products than any other individual. During his career at the Company, Mr. Hagedorn has developed extensive leadership, international, and marketing/consumer industry experience that has proven invaluable as he leads the Board through a wide range of issues.

Brian D. Finn, age 56, Director of the Company since 2014

Mr. Finn served as the Chief Executive Officer of Asset Management Finance Corporation from 2009 to March 2013 and as its Chairman from 2008 to March 2013. From 2004 to 2008, Mr. Finn was Chairman and Head of Alternative Investments at Credit Suisse Group (“Credit Suisse”). Mr. Finn has held many positions within Credit Suisse and its predecessor firms, including President of Credit Suisse First Boston (“CSFB”), President of Investment Banking, Co-President of Institutional Securities, Chief Executive Officer of Credit Suisse USA and a member of the Office of the Chairman of CSFB. He was also a member of the Executive Board of Credit Suisse. Mr. Finn served as principal and partner of private equity firm Clayton, Dubilier & Rice from 1997 to 2002.

Mr. Finn has over 30 years of experience in the financial industry, including his service in leadership roles in the investment banking and private equity sectors, which provides the Board with additional expertise in strategically growing businesses. Mr. Finn’s service as the Co-Head of Mergers and Acquisitions for Credit Suisse augments the Board’s capabilities in analyzing and evaluating acquisition opportunities. Mr. Finn qualifies as an “audit committee financial expert” as that term is defined in the applicable rules and regulations of the SEC (“SEC Rules”) and his financial experience is also particularly valuable to the Board in his service as a member of the Audit Committee and the Finance Committee.

Mr. Finn is currently a director of WaveGuide Corporation, a health care technology company and Owl Rock Capital Corporation, a private equity firm specializing in mezzanine loan investments in middle-market companies.

Committee Memberships: Audit; Finance

James F. McCann, age 65, Director of the Company since 2014

Mr. McCann is the Founder and Executive Chairman of the Board of 1-800-Flowers.com, the world’s leading online florist and gift shop, and has served in that capacity since its inception in 1976, when he began a retail chain of flower shops in the New York metropolitan area. In addition to serving as Executive Chairman of the Board, Mr. McCann served as Chief Executive Officer of 1-800-Flowers.com from 1976 until June 2016.

Mr. McCann is currently a director and Chairman of the Board of Willis Towers Watson Plc and a director of International Game Technology Plc (formerly known as GTECH S.p.A. and Lottomatica Group S.p.A.).

With nearly 40 years of business experience, and as the long-time Executive Chairman and former Chief Executive Officer of 1-800-Flowers.com, Mr. McCann brings considerable leadership, innovation and unparalleled business acumen to the Board.

Committee Membership: Finance

Nancy G. Mistretta, age 62, Director of the Company since 2007

Ms. Mistretta is a retired partner of Russell Reynolds Associates (“Russell Reynolds”), an executive search firm, where she served as a partner from February 2005 until June 2009. She was a member of Russell Reynolds’ Not-For-Profit Sector and was responsible for managing executive officer searches for many large philanthropic organizations, with a particular focus on educational searches for presidents, deans and financial officers. Based in New York, New York, she also was active in the CEO/Board Services Practice of Russell Reynolds. Prior to joining Russell Reynolds, Ms. Mistretta was with JPMorgan Chase & Co. and its heritage institutions (collectively, “JPMorgan”) for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005. Ms. Mistretta is currently a director of HSBC North America Holdings, Inc., HSBC USA Inc., and HSBC Bank USA, N.A. In addition, Ms. Mistretta is a member of the Board of Directors of GAM Holding AG in Zurich, Switzerland, where she serves on the Compensation Committee as well as the Governance and Nominating Committee.

Throughout her nearly 30-year career at JPMorgan, Ms. Mistretta demonstrated a broad base of leadership, international, marketing/consumer industry, retail and financial experience, including through roles as Managing Director responsible for Investment Bank Marketing and Communications, industry head responsible for the Global Diversified Industries group and industry head responsible for the Diversified, Consumer Products and Retail Industries group. Ms. Mistretta qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules and her financial experience is particularly valuable to the Board in her service as Chair of the Audit Committee and member of the Finance Committee.

Committee Memberships: Audit (Chair); Finance

Class II — Terms to Expire at the 2018 Annual Meeting

Michelle A. Johnson, age 46, Director of the Company since 2014

Ms. Johnson is the former Chief Executive Officer of Sacramento-based StudentsFirst, which she founded in 2010, a bipartisan grassroots movement focused on ensuring that all children have access to high-quality teachers and schools. She also served as the Chancellor of the District of Columbia Public Schools from 2007 through 2010. In 1997, Ms. Johnson founded The New Teacher Project, an organization focused on developing innovative solutions to the challenges surrounding new teacher hiring.

With years of leadership experience in the politically sensitive and high profile education field and a record of implementing innovative solutions in challenging environments, Ms. Johnson brings extensive leadership and innovation experience to the Board.

Committee Memberships: Compensation (Chair); Nominating

Thomas N. Kelly Jr., age 69, Director of the Company since 2006

Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corporation (now known as Sprint Communications, Inc. (“Sprint”)), a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., which became Sprint, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications, Inc. from 1996 until February 2003. Mr. Kelly also serves as a director of GameStop Corp., where he also serves on the Compensation Committee.

Having served at various times as Chief Strategy Officer, Chief Operating Officer and Chief Marketing Officer of Sprint, Mr. Kelly brings an extensive skill set to the boardroom. His blend of leadership, innovation and technology, international, marketing/consumer industry and financial experience make him a key advisor to the Board on a full range of consumer and strategy-related matters.

Committee Memberships: Innovation and Technology (Chair); Audit; Compensation

John R. Vines, age 67, Director of the Company since 2013

Lieutenant General (retired) Vines has operated John R. Vines Associates LLC, a strategic provider of business consulting services, since 2007. General Vines also has served as a Senior Advisor to McChrystal Group since 2011, as well as a senior consultant to multiple Fortune 500 companies. General Vines retired in 2007 from the U.S. Army after 35 years active service. He was in continuous command for his last six years of service, including Commander, U.S. Army’s XVIII Airborne Corps and Multi-National Corps Iraq. In addition, he commanded the Combined Joint Task Force 180 Afghanistan. General Vines also served as the Senior Defense Representative to Afghanistan and Pakistan and previously commanded the 82nd Airborne Division, which included a year-long deployment in Afghanistan. Following retirement, General Vines has acted as a Department of Defense Senior Mentor to U.S. Army and joint senior leadership and deploying combat units, a member of the Defense Service Board and a member of the Army DARPA Senior Advisory Group.

With more than 35 years of active military service and significant consulting experience, General Vines brings extensive leadership, strategy and innovation experience to the Board.

Committee Membership: Nominating

Class III — Terms to Expire at the 2019 Annual Meeting

Adam Hanft, age 66, Director of the Company since 2010

Mr. Hanft is the founder and Chief Executive Officer of Hanft Projects LLC (“Hanft Projects”), a strategic consultancy that provides marketing advice and insight to leading consumer and business-to-business companies as well as many leading digital brands. He writes broadly about the consumer culture for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Projects, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation.

As the Chief Executive Officer of Hanft Projects, Mr. Hanft brings his extensive leadership, marketing/consumer industry and innovation and technology experience to the Board. His knowledge of the consumer marketplace, media and current branding initiatives has proven particularly valuable to the Board.

Committee Membership: Innovation and Technology

Stephen L. Johnson, age 65, Director of the Company since 2010

Mr. Johnson is the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC (“Johnson and Associates”), a strategic provider of business, research and financial management and consulting services formed in 2009. Prior to forming Johnson and Associates, Mr. Johnson worked for the U.S. Environmental Protection Agency for 30 years, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 through January 2009. Mr. Johnson serves as a Director of Frederick Memorial Hospital and a Trustee of Taylor University.

As President and Chief Executive Officer of Johnson and Associates and the former Administrator of the U.S. Environmental Protection Agency, as well as a lifelong scientist, Mr. Johnson brings considerable leadership and innovation and technology experience to the Board. His appointment also filled a need for both regulatory and environmental expertise that was identified by the Nominating Committee.

Committee Memberships: Nominating (Chair); Compensation; Innovation and Technology

Katherine Hagedorn Littlefield, age 61, Director of the Company since 2000

Ms. Littlefield is a general partner of the Hagedorn Partnership, L.P. She also serves on the board for the Hagedorn Family Foundation, Inc., a charitable organization. She is the sister of James Hagedorn, the Company’s CEO and Chairman of the Board.

As a general partner and former Chair of the Hagedorn Partnership, L.P., the Company's largest shareholder, Ms. Littlefield brings a strong shareholder voice to the boardroom. She also has significant innovation and technology experience, having served on the Company's Innovation and Technology Committee since December 2014 as well as from May 2004 until January 2014. Prior to that, she served on the Innovation and Marketing Committee from its formation in January 2014 until December 2014 when it was retired, as well as on the Innovation Advisory Board (formerly known as the Scientific Advisory Board and the Innovation and Technology Advisory Board) from its formation in 2001 until January 2014 when it was retired.

Committee Memberships: Finance (Chair); Innovation and Technology

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the four nominees for election as Class I directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld and Common Shares represented by broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board, as applicable.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS I DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board held eight meetings during the 2016 fiscal year. Each Board member attended at least 75% of the aggregate number of Board and applicable Board committee meetings during the 2016 fiscal year.

Although the Company does not have a formal policy requiring Board members to attend annual shareholder meetings, the Company encourages all directors to attend each such annual meeting. All of the directors attended the 2016 Annual Meeting of Shareholders.

Committees of the Board

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee; (3) the Nominating and Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Membership on each of these committees, as of December 1, 2016, is shown in the following chart:

Audit	Compensation and Organization	Nominating and Governance	Finance	Innovation and Technology
Nancy G. Mistretta (Chair)	Michelle A. Johnson (Chair)	Stephen L. Johnson (Chair)	Katherine Hagedorn Littlefield (Chair)	Thomas N. Kelly Jr. (Chair)
Brian D. Finn	Stephen L. Johnson	Michelle A. Johnson	Brian D. Finn	Adam Hanft
Thomas N. Kelly Jr.	Thomas N. Kelly Jr.	John R. Vines	James F. McCann	Stephen L. Johnson
			Nancy G. Mistretta	Katherine Hagedorn Littlefield
Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s website at http://investor.scotts.com. At least annually, in consultation with the Nominating Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements; (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company; (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters; (4) assisting the Board in its oversight of: (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function; and (5) undertaking the other matters required by applicable NYSE Rules as well as the SEC Rules.

Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has determined that Brian D. Finn and Nancy G. Mistretta each qualify as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the current members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee met eight times during the 2016 fiscal year.

The following directors served on the Audit Committee during the 2016 fiscal year: Brian D. Finn, Thomas N. Kelly Jr. and Nancy G. Mistretta.

The Report of the Audit Committee begins on page 77.

Compensation and Organization Committee

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Nominating Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Compensation Committee has responsibility for determining all elements of executive compensation and benefits for our CEO and other key executives of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and serves as the committee administering The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Long-Term Incentive Plan”), The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”), the Discounted Stock Purchase Plan and The Scotts Company LLC Executive Retirement Plan (the “ERP”).

Pursuant to its charter, the Compensation Committee has authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2016 fiscal year, the Compensation Committee engaged independent consultant ClearBridge Compensation Group (“ClearBridge”) to advise the Compensation Committee with respect to market practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. The consultant provided guidance to assist the Compensation Committee in determining the compensation structure for our CEO, the other NEOs and other key management employees. ClearBridge did not provide any consulting services directly to management. The role of ClearBridge is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. The Board also has determined that each member qualifies as an outside director for purposes of § 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met seven times during the 2016 fiscal year.

The following directors served on the Compensation Committee during the 2016 fiscal year: Michelle A. Johnson, Stephen L. Johnson and Thomas N. Kelly Jr.

The Compensation Discussion and Analysis begins on page 21. The Compensation Committee Report appears on page 36.

Nominating and Governance Committee

The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Nominating Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com. At least annually, the Nominating Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Nominating Committee recommends nominees for membership on the Board as well as policies regarding the composition of the Board generally. The Nominating Committee also makes recommendations to the Board regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board and of management (in the areas of Board relations and corporate governance), director compensation and developments in corporate governance practices. The Nominating Committee is responsible for developing a policy regarding the consideration of candidates recommended by shareholders for election or appointment to the Board and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements that may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board, the Nominating Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Nominating Committee is also responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board.

The Board has determined that each member of the Nominating Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Nominating Committee met four times during the 2016 fiscal year.

The following directors served on the Nominating Committee during the 2016 fiscal year: Michelle A. Johnson, Stephen L. Johnson and John R. Vines.

Finance Committee

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Finance Committee charter is posted under the “Corporate Governance” link on the Company’s website located at
http://investor.scotts.com.

The Finance Committee assists the Board in the oversight of the finance and investment functions of the Company, the Company’s capital structure and the financing and financial structure of proposed acquisitions and divestitures in which the Company engages as part of its business strategy from time to time. In discharging these duties, the Finance Committee oversees a broad range of financial matters, including the Company’s capital expenditures budget, investment policies, stock repurchase programs, dividend payments, cash management and corporate financing matters. The Finance Committee also advises the Board with respect to acquisitions, divestitures, other significant corporate transactions, and integration of acquired businesses and business development opportunities. Pursuant to its charter, and delegation approved by the Board, the Finance Committee is responsible for approving certain acquisition, divestiture and corporate financing transactions.

The Finance Committee met six times during the 2016 fiscal year.

The following directors served on the Finance Committee during the 2016 fiscal year: Brian D. Finn, Katherine Hagedorn Littlefield, James F. McCann and Nancy G. Mistretta.

Innovation and Technology Committee

The Innovation and Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Innovation and Technology Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

The Innovation and Technology Committee assists the Board in its oversight of management’s activities and processes related to the development of the Company’s technology plans, commercial and technical innovation strategies, and the Company’s policies and practices with respect to corporate social responsibility (including stewardship and sustainability).

The Innovation and Technology Committee met five times during the 2016 fiscal year.

The following directors served on the Innovation and Technology Committee during the 2016 fiscal year: Thomas N. Kelly Jr., Katherine Hagedorn Littlefield, Adam Hanft and Stephen L. Johnson.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to the 2016 fiscal year and from October 1, 2016 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under applicable SEC Rules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the NYSE Rules, the Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board, with the assistance of the Nominating Committee, periodically reviews the Corporate Governance Guidelines to ensure they remain in compliance with all applicable requirements and appropriately address evolving corporate governance issues. The Corporate Governance Guidelines were amended in April 2016 to clarify the process that directors must follow before accepting a board position with another public company.

The Corporate Governance Guidelines are posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

Director Independence

In consultation with the Nominating Committee, the Board has reviewed, considered and discussed the relationships, both direct and indirect, of each current director or nominee for election as a director with the Company and its subsidiaries, including those listed under the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the SEC Rules. Based upon the recommendation of the Nominating Committee and its own review, consideration and discussion, the Board has determined that the following Board members satisfy such independence requirements and are, therefore, “independent” directors:

(1) Brian D. Finn	(5) James F. McCann
(2) Michelle A. Johnson	(6) Nancy G. Mistretta
(3) Stephen L. Johnson	(7) John R. Vines
(4) Thomas N. Kelly Jr.

The Board determined that: (a) Mr. Hagedorn is not independent because he is the Company’s CEO, (b) Ms. Littlefield is not independent because she is the sister of Mr. Hagedorn, and (c) Mr. Hanft is not independent because he has received consulting compensation from the Company within the last three years that exceeds the threshold limit for determining whether a director can be considered independent.

As part of its independence analysis for Mr. Hanft, the Board noted that the Company entered into consulting agreements with Hanft Projects in (1) March 2015, with a term of the agreement from February 1, 2015 to January 31, 2016 and (2) March 2016, with a term of the agreement from February 1, 2016 to January 31, 2017, whereby Mr. Hanft provides strategic marketing consulting services to the Company including (i) providing insights and expertise to help inspire and develop a culture of creativity, (ii) providing recommendations to our CEO on issues of marketing strategy, (iii) periodically participating in marketing meetings to support the execution of marketing initiatives and (iv) providing as requested support on other marketing issues. Mr. Hanft is the principal and Chief Executive Officer of Hanft Projects and an award winning brand strategist whose creative contributions are widely recognized in the marketing field. During the 2016 fiscal year, the Company paid Hanft Projects $900,000 in addition to a grant of restricted stock units (“RSUs”) to Mr. Hanft with a grant date value of $400,010 in exchange for consulting services. During the first quarter of the 2017 fiscal year, Hanft Projects earned $225,000 pursuant to the agreement. We anticipate paying Hanft Projects an additional $75,000 during the 2017 fiscal year in exchange for ongoing consulting services. The amounts paid for consulting services are in addition to the cash, equity or other compensation Mr. Hanft receives for his services as a director on our Board.

Nominations of Directors

The Board, taking into account the recommendations of the Nominating Committee, selects nominees to stand for election to the Board. The Nominating Committee considers candidates for the Board from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Nominating Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Nominating Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

The Company’s Corporate Governance Guidelines specify that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provide the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the Lead Independent Director, the non-employee directors as a group, the independent directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-employee Directors” or “Independent Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

All employees of the Company and its subsidiaries, including each NEO, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedures for addressing these matters are set forth in the Company’s Code of Business Conduct and Ethics.

NON-EMPLOYEE DIRECTOR COMPENSATION

Benchmarking Non-Employee Director Compensation

The Board believes that non-employee director compensation should be competitive with similarly situated companies and encourage high levels of ownership of the Company’s Common Shares. To ensure that non-employee director compensation levels remain competitive, the Board typically engages an independent outside consultant to conduct a benchmark study every two to three years. In 2013, the Board engaged Frederic W. Cook & Co. to conduct a benchmark study (the “Benchmark Study”) that compared each element of non-employee director compensation against the then-current peer group used to benchmark NEO compensation (the “Compensation Peer Group”). For further discussion of the Compensation Peer Group, see the section of this Proxy Statement captioned “Our Compensation Practices — Compensation Peer Group” within the Compensation Discussion and Analysis. The Board relied on the Benchmark Study to evaluate the competitiveness of the non-employee director compensation structure for the 2016 calendar year. Although the Board establishes the non-employee director compensation on a calendar year basis, where applicable, the amounts are presented on a fiscal year basis in this Proxy Statement.

Non-Employee Director Compensation Structure for 2016

In an effort to better leverage the collective skills and experience of the Company’s non-employee directors, the Company expects each non-employee director to dedicate significant time beyond Board and committee meetings to Board service. In addition to their participation at Board and committee meetings, the Company expects the non-employee directors to spend several days each year “in the field” immersing themselves in the Company’s business to gain additional insights and perspective regarding the Company’s operations, partners, customers and consumers.

The annual Board retainer paid by the Company to the non-employee directors consists of a quarterly cash retainer and an annual grant of deferred stock units (“DSUs”). No additional compensation is provided for serving as a committee Chair, serving as a committee member, or attending Board or committee meetings. The Lead Independent Director receives additional cash compensation and DSUs for serving in that role, as reflected in the table below. The Company believes this simplified retainer structure reflects the additional responsibilities that the Company expects each non-employee director to assume, facilitates the rotation of directors among the various Board committees and ensures that the Company continues to provide a competitive level of compensation to its non-employee directors. By delivering approximately two-thirds of the annual Board retainer in the form of equity-based compensation, the structure also strengthens the alignment between the interests of the Company’s non-employee directors and its shareholders. Based on the results of the Benchmark Study, the compensation provided by the Company to its non-employee directors was at the high end of the Compensation Peer Group.

The 2016 calendar year compensation structure for non-employee directors, which is consistent with the 2015 calendar year structure, reflects a combination of annual cash retainers and equity-based compensation granted in the form of DSUs as follows:

	Annual Retainers Paid in Cash (1)	Value of DSUs Granted

Board Membership	$100,000	$170,000
Lead Independent Director (Supplemental)	$15,000	$35,000
________________________

(1)	The annual cash-based retainer is paid in quarterly installments.

In addition to the above compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses for attending Board meetings or other Company-related functions.

Equity-Based Compensation

For the 2016 calendar year, the equity-based compensation for non-employee directors was granted in the form of DSUs. Each whole DSU represents a contingent right to receive one full Common Share. The number of DSUs is determined by dividing the intended grant value by the closing price of one Common Share on NYSE on the applicable grant date, and rounding up to the next whole share.

Dividend Equivalents

Each DSU is granted with a related dividend equivalent, which represents the right to receive additional DSUs in respect of dividends that are declared and paid in cash in respect of the Common Shares underlying the DSUs, during the period beginning on the grant date and ending on the settlement date. Such cash dividends are converted to DSUs based on the fair market value of Common Shares on the date the dividend is paid. Dividends declared and paid in the form of Common Shares are converted to DSUs in proportion to the dividends paid per Common Share.

Vesting and Settlement

DSU grants for non-employee directors typically are approved by the Board at a meeting held around the time of the annual meeting of shareholders. The grant date typically is established as the first business day after the annual meeting of shareholders. For the 2016 calendar year, DSUs were granted to the non-employee directors on January 29, 2016. In general, the DSUs granted to non-employee directors in the 2016 calendar year, including dividend equivalents converted to DSUs, vest on the date of the Annual Meeting. The DSUs (and related dividend equivalents) become 100% vested if a non-employee director’s service on the Board terminates as a result of his or her death or becoming totally disabled. The unvested DSUs (and related dividend equivalents) are immediately forfeited if the service of a non-employee director terminates prior to the vesting date for any reason other than a change in control of the Company (except as provided above for death or disability). Subject to the terms of the Long-Term Incentive Plan, whole vested DSUs are settled in Common Shares and fractional DSUs are settled in cash as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the third anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs vest on the date of the change in control, and settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs.

Deferral of Cash-Based Retainers

For the 2016 calendar year, the non-employee directors had the option to elect, in advance, to receive up to 100% of their quarterly cash retainers in cash or fully-vested DSUs. If DSUs were elected, the non-employee director received the number of DSUs determined by dividing the deferral amount by the closing price of one Common Share on NYSE on the applicable grant date, and rounding up to the next whole share. DSUs granted in connection with deferral elections will be settled on the same terms as described above. For the 2016 calendar year, the following non-employee directors elected to receive the respective portion of their quarterly cash retainers in fully vested DSUs: Mr. Finn, 100%; Mr. Hanft, 50%; Mr. Johnson, 25%; and Mr. McCann, 100%. None of the other non-employee directors elected to defer any portion of their 2016 calendar year cash retainer.

Non-Employee Director Stock Ownership Guidelines

The Board believes that ownership of Common Shares strengthens directors’ commitment to the long-term future of the Company and further aligns their interests with those of the Company’s shareholders. Accordingly, the Board has adopted stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Shares having a value of at least five times the annual cash retainer. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the director and/or held in a brokerage account;

•	60% of the “in-the-money” portion of any non-qualified stock option (“NSO”) or stock appreciation right (“SAR”), whether vested or unvested; and

•	60% of the value of unsettled full-value awards (e.g., DSUs), whether vested or unvested.

The stock ownership guidelines require each non-employee director to retain 50% of any individual equity-based awards until the ownership guideline has been achieved.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company for the 2016 fiscal year. Mr. Hagedorn did not receive any additional compensation for his services as a director. Accordingly, Mr. Hagedorn’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(4)(5)		Total ($)
Brian D. Finn	100,000		170,052		270,052
Adam Hanft	100,000	(2)	170,052	(2)	270,052
Michelle A. Johnson	100,000		170,052		270,052
Stephen L. Johnson	100,000		170,052		270,052
Thomas N. Kelly Jr.	100,000		170,052		270,052
Katherine Hagedorn Littlefield	100,000		170,052		270,052
James F. McCann	100,000		170,052		270,052
Nancy G. Mistretta	100,000		170,052		270,052
John R. Vines	115,000	(3)	205,010	(6)	320,010
________________________

(1)
Reflects the cash-based retainer earned for services rendered during the 2016 fiscal year, paid at a rate of $25,000 per quarter. With respect to Mr. Finn, Mr. Hanft and Mr. Johnson, consistent with their elections to defer the cash-based retainer, the amount reported includes a total of $100,000, $50,000 and $25,000 respectively, in cash fees from October 1, 2015 through September 30, 2016, that were deferred and awarded in the form of fully vested DSUs on October 1, 2015, January 30, 2016, April 1, 2016 and July 1, 2016.

With respect to Mr. McCann, reflects the cash-based retainer earned for services rendered during the 2016 fiscal year in the amount of $75,000 that was deferred and awarded in the form of fully vested DSUs on January 30, 2016, April 1, 2016 and July 1, 2016. While fees earned or paid are reported on a fiscal year basis, elections to defer cash-based retainers are made on a calendar year basis. Mr. McCann did not elect to defer any portion of his fees earned in calendar year 2015, therefore Mr. McCann received cash for the fees paid on October 1, 2015.

(2)
In addition to the cash-based retainer and DSUs granted to Mr. Hanft for his service on the Board, he earned an additional $900,000 in cash-based consulting fees and received a grant of $400,010 in RSUs for the provision of strategic marketing consulting services to the Company. The value of RSUs was determined using the fair market value of the underlying Common Shares on February 1, 2016, the date of the grant, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718.

(3)	With respect to General Vines, reflects an additional cash-based retainer of $15,000 for his service as the Company’s Lead Independent Director from October 1, 2015 through September 30, 2016.

(4)
Reflects the aggregate grant date fair value of DSUs granted during the 2016 fiscal year. The value of each DSU was determined using the fair market value of the underlying Common Shares on January 29, 2016, the date of the grant, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions.

(5)
The aggregate number of Common Shares subject to RSUs (both vested and unvested), DSUs (including both vested and unvested DSUs, DSUs granted as a result of converting dividend equivalents and DSUs granted in lieu of cash retainer) outstanding as of September 30, 2016 was as follows:

Name	Aggregate Number of Common Shares Subject to Stock Awards Outstanding as of September 30, 2016
Brian D. Finn	8,327
Adam Hanft (includes RSUs received in connection with consulting agreement)	16,669
Michelle A. Johnson	6,729
Stephen L. Johnson	10,330
Thomas N. Kelly Jr.	9,148
Katherine Hagedorn Littlefield	8,493
James F. McCann	9,574
Nancy G. Mistretta	8,511
John R. Vines	9,638

(6)	Reflects an additional grant of $35,000 in DSUs for General Vines’ service as the Company’s Lead Independent Director during the 2016 fiscal year.

EXECUTIVE OFFICERS

The executive officers of the Company who are not directors, their positions and, as of December 1, 2016, their ages and years with the Company (and its predecessors) are set forth below.  Information for Mr. Hagedorn, our Chief Executive Officer and Chairman of the Board, can be found under “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS.”

Name	Age	Position(s) Held	Years with Company
Thomas R. Coleman	47	Executive Vice President and Chief Financial Officer	17
Michael C. Lukemire	58	President and Chief Operating Officer	20
Denise S. Stump	62	Executive Vice President, Global Human Resources and Chief Ethics Officer	16
Ivan C. Smith	47	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	13

Executive officers serve at the discretion of the Board of the Company and pursuant to executive severance agreements or other arrangements. The business experience of each of the individuals listed above during at least the past five years is as follows:

Mr. Coleman was named Executive Vice President and Chief Financial Officer of the Company in April 2014. Prior to this appointment, Mr. Coleman had served as Senior Vice President, Global Finance Operations and Enterprise Performance Management Analytics for The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of the Company, since January 2011. Previously, Mr. Coleman served as Senior Vice President, North America Finance of Scotts LLC from November 2007 until January 2011. Mr. Coleman also previously served as interim principal financial officer of the Company between February 2013 and March 2013.

Mr. Lukemire was named President and Chief Operating Officer of the Company in February 2016. He served as Executive Vice President and Chief Operating Officer of the Company from December 2014 until February 2016. Prior to this appointment, Mr. Lukemire had served as Executive Vice President, North American Operations of the Company from April 2014 until December 2014, as Executive Vice President, Business Execution of the Company from May 2013 until April 2014 and as President, U.S. Consumer Regions of the Company from October 2011 until May 2013. Prior to October 2011, he had served as Regional President for the Southeast region since May 2009.

Ms. Stump was named Executive Vice President, Global Human Resources of the Company (or its predecessor) in February 2003 and Chief Ethics Officer of the Company in October 2013.

Mr. Smith was named Executive Vice President, General Counsel and Corporate Secretary of the Company in July 2013 and Chief Compliance Officer of the Company in October 2013. Prior to July 2013, he had served as Vice President, Global Consumer Legal and Assistant General Counsel of Scotts LLC since October 2011. Mr. Smith served as Vice President, North America Legal and Assistant General Counsel from April 2009 to September 2011 and as Vice President, Litigation of Scotts LLC from October 2007 to March 2009.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (the “CD&A”) provides insight to our shareholders regarding our executive compensation philosophy, the structure of our executive compensation programs and the factors that are considered in making compensation decisions for the executive officers named in the Summary Compensation Table (“NEOs”).

Executive Summary

The Company believes its compensation practices and the overall level of executive compensation are competitive when compared with our Compensation Peer Group and reflect fair pay relative to the Company’s financial performance. Proposal Number 2, found on page 57, provides shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. At our 2016 Annual Meeting of Shareholders, shareholders had the opportunity to provide an advisory vote on the compensation paid to our NEOs, a so-called “Say-on-Pay” vote. Over 98% of the votes cast by our shareholders were in favor of our “Say-on-Pay” vote. Accordingly, the Compensation Committee did not believe it was necessary to, and therefore did not, make any significant changes to our executive compensation program solely in response to the vote, and generally believes that such results affirm shareholder support of our approach to executive compensation.

Our compensation programs align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing shareholder value. We also recognize that leadership qualities demonstrated by our NEOs drive success in our business and should be rewarded along with financial results. Where financial and leadership objectives are met or exceeded, our compensation programs provide higher payouts to our NEOs and vice-versa. Accordingly, based on exceeding the pre-defined performance goals for the 2016 fiscal year, our NEOs achieved incentive payouts that were above target. In structuring our compensation programs, the Compensation Committee strives to ensure that our executive compensation levels are competitive with companies of a like nature. The summary below highlights: (i) our belief that executive compensation should be linked to shareholder value creation and demonstrated leadership; (ii) the tie between 2016 executive compensation and our financial performance; and (iii) key market practices reflected in the design of our compensation programs.

We Believe in Linking Pay to Shareholder Value Creation

Linking executive pay to shareholder value creation is central to the design of our executive compensation programs. The Compensation Committee strives to achieve that linkage over both a short-term and a long-term horizon, and exercises its discretion to make adjustments to the design of our programs to ensure that our executives are rewarded fairly, over time, relative to the shareholder value they help create. The design of our compensation programs includes the following measures to ensure that compensation granted to our NEOs is aligned with the interests of our key stakeholders and the key drivers of shareholder value creation:

•
A significant portion of the total direct compensation opportunity for each of our NEOs is tied directly to short-term financial performance or long-term appreciation of our share price, directly aligning the interests of the NEOs with our shareholders. Approximately 75% of the pay opportunity for our CEO is tied to variable pay opportunities. For the other NEOs, approximately two-thirds of the pay opportunity is tied to variable pay opportunities.

•
Our annual incentive compensation program is structured to reward profitability growth to drive long-term value creation and also includes a subjective factor to emphasize the importance of demonstrated leadership qualities. We believe effective leadership is as important to the long-term success of the Company as delivering on short-term financial results.

•
Our annual incentive compensation program also includes a funding trigger (compliance with certain debt covenants which ensures credit facility compliance) to mitigate the potential risk associated with short-term decisions by our NEOs that may not be in the best interest of the Company or its shareholders. Failure to meet the funding trigger jeopardizes the eligibility of our NEOs to receive annual incentive awards.

Executive Compensation Reflects Financial Performance and Fair Target Setting

Consistent with our executive compensation program design, our compensation program results for the 2016 fiscal year reflected the Company’s financial results:

•
The target performance level for the 2016 fiscal year annual incentive plan was set based on an expectation that the Company would realize 2.8% net sales growth on a consolidated basis versus the prior year, and would deliver 11.1% bottom line profitability growth.

•
Our consolidated adjusted earnings before interest, taxes and amortization (“Non-GAAP Adjusted EBITA”), which was the only performance metric under the annual incentive plan for the 2016 fiscal year, increased by 13.6% versus the prior year. The Company realized 3.6% net sales growth on a consolidated basis versus the prior year. As a result, incentive payouts were above target for the NEOs.

The Compensation Committee believes the level of variable compensation reported for our NEOs in the Summary Compensation Table is appropriate when considering the overall financial performance achieved by the Company for the 2016 fiscal year.

Compensation Design Reflects Key Market Practices

We are committed to periodically making adjustments to our compensation practices to further align our executive compensation design with our shareholders’ interests and current market practices, including:

•
Performance-Based Pay: Consistent with our pay-for-performance philosophy, approximately 75% of the annual compensation opportunity for our CEO was delivered in the form of variable pay tied to financial performance. For the other NEOs, approximately two-thirds of their annual compensation opportunity was delivered in the form of variable pay tied to financial performance.

•
No Employment Agreements: The Company does not maintain employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are provided under an executive severance plan.

•	Limited Executive Perquisites: The Company does not offer certain cash-based executive perquisites, such as car allowances and financial planning services.

•
Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which provide for vesting upon involuntary termination of employment within 24 months after a change in control if equity-based awards are assumed or substituted in the transaction or if equity-based awards otherwise continue in effect after the transaction.

•
Clawback Provisions: All of our equity-based awards and annual incentive awards contain provisions designed to recoup such awards for violation of non-compete covenants or engaging in conduct that is detrimental to the Company. In addition, our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement.

•
Stock Ownership Guidelines: Our stock ownership guidelines are designed to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The ownership guidelines, which are competitive with the levels maintained by our Compensation Peer Group, are: 10 times base salary for the CEO, 5 times base salary for the COO and 3 times base salary for all other NEOs.

•	No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997, and the only NEO who was enrolled in this plan prior to this date is our CEO.

•
Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•
Insider Trading Policy; Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

Our Compensation Philosophy and Objectives

Objectives: The culture of our Company is based on a strong bias for action aimed at delivering sustainable results. We believe our compensation programs promote accountability and a performance-based culture, with significant emphasis on both short-term and long-term incentives that are designed to achieve the following objectives:

•	Attract, retain and motivate top leadership talent;

•	Drive performance that generates long-term profitable growth;

•	Reward behaviors that reinforce our business strategy and desired culture;

•	Encourage teamwork across business units and functional areas; and

•	Link rewards to shareholder value creation.

Guiding Principles: The Company has adopted the following guiding principles as a framework for making compensation decisions while maintaining flexibility to respond to the competitive market for executive talent:

•
Structure total compensation levels within the competitive market range for similar executive roles, which is generally viewed as the pay range between the 25th percentile and the 75th percentile of the Compensation Peer Group (the “Competitive Market Range”);

•	Place greater emphasis on variable pay versus fixed pay;

•	Emphasize pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•	Provide the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Setting Pay Levels and Pay Mix: The Compensation Committee exercises its discretion to position individual pay levels and pay mix (i.e., how much of the pay opportunity is allocated among base salary, target incentive opportunity and long-term value) relative to the Competitive Market Range based on a subjective assessment of the individual facts and circumstances, including:

•	The relative degree of organizational impact and influence of the role (what we refer to as “role-based pay”);

•	The competency, experience and skill level of the executive; and

•	The overall level of personal performance and expected contribution to the success of our business in the future.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Company relies on a mix of five principal short-term and long-term compensation elements. For the 2016 fiscal year, the elements of executive compensation were:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term equity-based incentive awards;

•	Executive perquisites and other benefits; and

•	Retirement plans and deferred compensation benefits.

The Compensation Committee has responsibility for determining all elements of compensation granted to our CEO and other key management employees, including the other NEOs listed in the Summary Compensation Table. On an annual basis, the Compensation Committee reviews the relationship between short-term and long-term compensation elements, as well as the relative mix or weighting of elements, to ensure that the structure of our executive compensation is consistent with our compensation philosophy and guiding principles.

Base Salary (short-term compensation element)

Base salary is the primary fixed element of total compensation and serves as the foundation of the total compensation structure, since most of the variable compensation elements are linked directly or indirectly to the base salary level. Base salaries of the NEOs are reviewed on an annual basis and compared against the Competitive Market Range for similar positions based on survey data provided by the Company’s compensation consultants. The Compensation Committee exercises its discretion to position individual base salary levels for the NEOs relative to the Competitive Market Range based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company as well as an NEO’s experience, competency, skill level, overall contribution to the success of our business and potential to make significant contributions to the Company in the future.

Annual Cash Incentive Compensation (short-term compensation element)

The Scotts Company LLC Amended and Restated Executive Incentive Plan (“EIP”) provides annual cash incentive compensation opportunities based on various metrics related to the financial performance of the Company and the leadership qualities demonstrated by our NEOs. The EIP is grounded by the following set of core guiding principles, which are reflective of our compensation philosophy and support a sustainable plan design:

•	Accountability — plans are heavily weighted to individual business unit performance;

•	Focus — pick a few things and do them well;

•	Alignment — plans are aligned with overall business strategy and growth objectives;

•	Simplicity — plans are easy to understand and communicate; and

•	Differentiation — plans recognize the unique aspects of each business unit, as well as individual performance.

EIP Performance Metrics: For purposes of determining annual payouts under the EIP, the Compensation Committee strives to select performance measures that reflect key value drivers of the business and align management with shareholder interests. For the 2016 fiscal year, the incentive awards were based on a single performance measure, Non-GAAP Adjusted EBITA, calculated at the consolidated Company level, as follows:

•
Non-GAAP Adjusted EBITA — This measure is calculated as GAAP income from operations adjusted to exclude amortization expense within selling, general and administrative expenses; charges or credits relating to impairments; restructurings; discontinued operations; and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business. This measure is adjusted to exclude acquisitions and divestitures during the year unless their expected results are reflected in our annual budget. This measure is also subject to further adjustments at the discretion of the Compensation Committee, based on the facts and circumstances.

The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for GAAP reporting. As a result, there could be a difference between the Company’s reported financial results and the amounts used for purposes of calculating incentive payouts under the EIP.

As reflected in the table below, to account for potential weather-related volatility, a threshold payout of 50% can be achieved at a Non-GAAP Adjusted EBITA level that is approximately 4% below the prior year, excluding the full-year impact of acquisitions. The target performance goal required to achieve a payout of 100% reflects Non-GAAP Adjusted EBITA growth of approximately 8% versus the prior year, excluding the full-year impact of acquisitions. The maximum performance goal, which reflects Non-GAAP Adjusted EBITA growth of approximately 19% versus the prior year, excluding the full year impact of acquisitions, was set at a stretch performance level that the Compensation Committee believed to be achievable under ideal business and weather conditions.

The consolidated Company-level performance goals and actual performance results for the 2016 fiscal year (with dollars in millions) were:

	Metric Weighting	Payout Level				Performance Results	Weighted Payout %
Metric		50.0%	100.0%	175.0%	250.0%
Non-GAAP Adjusted EBITA	100%	$399.2	$448.5	$468.4	$497.5	$460.6	145.7%

Funding Trigger: Payouts under the EIP are subject to the Company remaining in compliance with the quarterly debt/EBITDA ratio requirement under its credit facility. This requirement was met for the 2016 fiscal year.

Individual Discretionary Component: For the 2016 fiscal year, the Compensation Committee considered a discretionary Personal Performance Factor (“PPF”) to ensure we recognize and reward desired behaviors, not just financial results. The PPF is a multiplier on each NEO’s calculated incentive payout amount and is intended to reward and motivate our top performers by facilitating a meaningful differentiation of payouts based on personal goal achievement and demonstrated leadership and cultural attributes. The PPF multiplier can range between 0% and 150% and, in addition to financial results, incorporates a subjective assessment of effective leadership qualities such as team development, embodiment of the Company’s culture and personal development and growth. After applying the PPF, an individual participant could receive a total incentive payout that differs from the payout that would be calculated based solely on achievement of the performance metrics under this plan.
After considering the financial performance of the Company against the pre-defined profitability objectives and an assessment of the leadership and cultural embodiment demonstrated by each of the NEOs, the Compensation Committee awarded the following EIP payouts for the 2016 fiscal year:

NEO	EIP Payout
Mr. Hagedorn	$2,307,888
Mr. Coleman	$700,142
Mr. Lukemire	$900,717
Ms. Stump	$550,233
Mr. Smith	$450,235

The above amounts are included in the Summary Compensation Table for the 2016 fiscal year.

Tax Deductibility: The Compensation Committee oversees the operation of the EIP, including approval of the plan design, performance objectives and payout targets for each fiscal year, and attempts to qualify the underlying payouts as performance-based compensation for purposes of IRC § 162(m) in order to maximize the tax deductibility of such compensation for the Company.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that creates and enhances shareholder value. The Compensation Committee targets the grant value of long-term equity-based incentive awards within the Competitive Market Range. Consistent with the Company’s performance-based pay philosophy, the Compensation Committee exercises its discretion to position the targeted grant value of individual equity-based incentive awards relative to the Competitive Market Range based on factors such as the overall performance level of the individual, the overall contribution of the individual to the success of the business, years of service and the potential of the individual to make significant contributions to the Company in the future.

For the 2016 fiscal year, 100% of the value of long-term equity-based awards granted to the NEOs (other than Ms. Stump) was performance-based. Half of the targeted grant value was delivered in the form of Performance Units (“PUs”) and half delivered in the form of non-qualified stock options (“NSOs”). PUs are structured to promote retention, while providing a one-year performance goal which is intended to qualify the awards as “performance-based” for purposes of preserving the Company’s tax deduction under IRC § 162(m). Specifically, all PUs granted to the NEOs in the 2016 fiscal year are subject to three-year, time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability, provided the Company achieves the pre-defined performance criteria of at least a $2.00 Non-GAAP EPS (as defined below) for the 2016 calendar year performance period. The calendar year performance period represents the 12-month forward-looking period from the time the Compensation Committee approved the performance criteria, and was chosen to ensure the compensation qualifies as performance-based under IRC § 162(m). For purposes of determining whether the performance goal has been achieved, the Compensation Committee defined “Non-GAAP EPS” as diluted earnings per share (excluding the negative impact of any nonrecurring items, discontinued operations, or cumulative effects of accounting changes) for the 2016 calendar year. Each PU granted to the NEOs in the 2016 fiscal year also includes a dividend equivalent right entitling the NEO to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the settlement date.

Although the Company expects to achieve the Non-GAAP EPS goal for the 2016 calendar year performance period, failure to achieve the specified Non-GAAP EPS goal would result in forfeiture of the PUs, even if the service-based vesting requirements are satisfied in the future. Since the PUs are intended to qualify as performance-based compensation for purposes of IRC § 162(m), the full value of these awards at the time of settlement is intended to be deductible. Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards.”

Ms. Stump, who is retirement eligible, requested to receive an SRA contribution in lieu of half of her targeted long-term equity grant value for 2016. The Compensation Committee agreed with Ms. Stump’s request, and awarded the remainder of her targeted long-term equity grant value for 2016 in the form of service-based RSUs valued at $310,000. For further discussion, see section captioned “Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plans.”

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefit plans and the Retirement Savings Plan, a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. With the exception of a Company-paid annual physical examination and limited personal use of Company aircraft as provided below, none of the NEOs, other than the CEO, receive executive perquisites or benefits beyond those generally offered to all employees. From time-to-time, family members of the NEOs are accommodated as passengers on business-related flights on Company aircraft. There is no incremental cost to the Company for this perquisite.

All of the NEOs are entitled to limited personal use of Company aircraft at their own expense. Specifically, Mr. Hagedorn has an option to purchase up to 100 flight hours per year for personal use at the Company’s incremental direct operating cost per flight hour. All other NEOs are entitled to purchase up to 25 flight hours per year. There is no incremental cost to the Company for this perquisite other than the partial loss of a tax deduction of certain aircraft-related costs as a result of personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips.

As an additional perquisite, Mr. Hagedorn has access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for this perquisite. To the extent Mr. Hagedorn utilizes the Company’s aviation mechanics and pilots in connection with non-commuting flights on his personal aircraft, he reimburses the Company for a pro-rata portion of their salaries and fringe benefit costs. For further discussion, see section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

Executive Retirement Plan

The Scotts Company LLC Executive Retirement Plan (the “ERP”) is a non-qualified deferred compensation plan that provides executives the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP consists of the following five parts:

•	Compensation Deferral, which allows continued deferral of up to 75% of salary and amounts received in lieu of salary;

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP;

•	Retention Awards, which reflect the Company’s contribution to the ERP for retention awards;

•	Supplemental Retirement Awards, which reflect Company directed contributions to the ERP, subject to the approval of the Compensation Committee; and

•	Crediting of Company matching contributions on qualifying deferrals.

The Supplemental Retirement Awards (“SRA”) provide a tax deferred approach to award additional compensation, on a discretionary basis, to the NEOs and other key management employees of the Company. The SRA contributions, which are subject to the discretion of the Compensation Committee, are funded on a monthly basis. While the awards are fully vested at the time of contribution, the SRA account balance cannot be distributed to the recipient for a minimum of six months following the termination of employment. During the 2016 fiscal year, the Compensation Committee awarded the following SRAs:

•
Since January 2014, the Compensation Committee has awarded Mr. Hagedorn an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333). This amount was initially provided to Mr. Hagedorn in connection with the negotiation of the severance agreement Scotts LLC entered into with Mr. Hagedorn on December 11, 2013 (the “Hagedorn Severance Agreement”), which replaced his former employment agreement, and the discontinuance of his former monthly commuting allowance.

•
Since January 2015, the Compensation Committee awarded Ms. Stump an annualized SRA contribution in lieu of all or a portion of a long-term equity grant. For the period from January through December 2015, the Compensation Committee awarded Ms. Stump an annualized SRA contribution of $450,000 (payable in monthly installments of $37,500). Beginning in February 2016, the Compensation Committee adjusted the annualized value of Ms. Stump’s SRA contribution to $310,000 (payable in monthly installments of $25,833). Ms. Stump, who is retirement eligible, requested to receive an SRA contribution in lieu of half of her targeted long-term equity grant value for 2016. The Compensation Committee agreed with Ms. Stump’s request, and awarded the remainder of her targeted long-term equity grant value for 2016 in the form of service-based RSUs valued at $310,000.

The Company matching contributions to the ERP were based on the same contribution formulae as those used for the RSP. Specifically, the Company matched participant contributions at a rate of 150% for the first 4% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the ERP. Company matching contributions to the ERP are not funded until the first quarter of the subsequent calendar year, provided the individual is actively employed by the Company as of December 31.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant may select one or more investment funds, including a Company stock fund, against which to benchmark such participant’s ERP accounts. The investment options under the ERP are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2016 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits that cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan and related Excess Pension Plan were frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under either plan. However, continued service taken into account for vesting purposes under the Associates’ Pension Plan is recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on his tenure, Mr. Hagedorn is the only NEO who participates in the Excess Pension Plan. For further details regarding the Excess Pension Plan, see section captioned “EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Executive Retention Awards (non-recurring compensation element)

On March 15, 2016, the Company announced that Mr. Lukemire had been named President and Chief Operating Officer. In connection with his appointment as President, the Compensation Committee awarded Mr. Lukemire a discretionary retention award which contemplates a cash payment of $500,000 to Mr. Lukemire (the “Lukemire Award”). Payment of the Lukemire Award is contingent upon (i) Mr. Lukemire being actively employed with the Company through February 11, 2018 and (ii) the satisfaction of personal performance criteria identified and communicated by Mr. Hagedorn, the satisfaction of any such criteria to be determined in the sole discretion of Mr. Hagedorn, to whom the Compensation Committee has delegated administration of the Lukemire Award.

Our Compensation Practices

Determining Executive Officer Compensation

The Compensation Committee is responsible for evaluating our CEO’s performance and determining all elements of compensation for our CEO and other key executives. In determining our CEO’s compensation, the Compensation Committee considers:

•	The specific performance of our CEO;

•	The performance of the Company against pre-determined performance goals; and

•	The competitive level of our CEO’s compensation when compared to similar positions based on the relevant market data.

With respect to the annual incentive compensation plans, the Compensation Committee has responsibility for approving the overall plan design as well as the performance metrics, performance goals and payout levels.

The Compensation Committee is also responsible for administering or overseeing all equity-based incentive plans. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

Role of Outside Consultants

During the 2016 fiscal year, the Compensation Committee engaged independent consultant ClearBridge Compensation Group (“ClearBridge”) to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. ClearBridge provided guidance to assist the Compensation Committee in determining the compensation structure for our CEO, the other NEOs and other key management employees but did not provide any consulting services directly to management.

During the 2016 fiscal year, the Company engaged various compensation consultants from Towers Watson, Aon Hewitt and Exequity to work directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations with respect to executive compensation. None of the consulting firms engaged by management provided consulting services directly to the Compensation Committee or the Board.

Compensation Peer Group

For the purpose of enabling the Company to benchmark our compensation practices, as well as the total compensation packages of our CEO and other key executives, the Company uses a customized Compensation Peer Group, which remains unchanged from fiscal year 2015. The Compensation Committee believes that the companies chosen for the Compensation Peer Group (listed below) reflect the types of highly regarded consumer products-oriented companies with which the Company typically competes to attract and retain executive talent.

Briggs & Stratton Corporation	Central Garden & Pet Company	Church & Dwight Co., Inc.
The Clorox Company	Elizabeth Arden, Inc.	Energizer Holdings, Inc.
FMC Corporation	Jarden Corporation(1)	Masco Corporation
Newell Rubbermaid Inc.(1)	Nu Skin Enterprises, Inc.	Revlon, Inc.
Rollins, Inc.	The J. M. Smucker Company	Spectrum Brands Holdings, Inc.
The Toro Company	Tupperware Brands Corporation
________________________

(1) In April 2016, Newell Rubbermaid Inc. acquired Jarden Corporation and became Newell Brands Inc.

The Compensation Committee believes this Compensation Peer Group reflects the pay practices of the broader consumer products industry and is reflective of the size and complexity of the Company. In general, the Compensation Peer Group reflects companies that range between $1.0 billion and $8.5 billion of annual revenues, with a median annual revenue slightly above the Company’s revenue for the 2016 fiscal year. In conjunction with its independent compensation consultants, the Compensation Committee regularly evaluates the composition of the peer group based upon the Company business profile. Subsequent to the Compensation Committee establishing NEO compensation elements for 2016, Newell Brands Inc. (formerly Newell Rubbermaid Inc.) acquired Jarden Corporation and Revlon, Inc. acquired Elizabeth Arden, Inc.  Going forward, Newell Brands Inc. will be excluded from the Compensation Peer Group as its projected revenue exceeds the defined range of our Compensation Peer Group.

Use of Tally Sheets

On a periodic basis, management prepares and furnishes to the Compensation Committee a comprehensive statement, known as a “Tally Sheet,” reflecting the value of each element of compensation for the current fiscal year as well as executive perquisites and other benefits provided to the NEOs. The Tally Sheets provide perspective to the Compensation Committee on the overall level of executive compensation and wealth accumulation, as well as the relationship between short-term and long-term compensation elements and how each element relates to our compensation philosophy and guiding principles. The Tally Sheets are instructive for the Compensation Committee when compensation decisions are being evaluated, particularly as it relates to compensation decisions made in connection with promotions, special retention issues and separations from the Company.

Role of Management in Compensation Decisions

The Compensation Committee is responsible for establishing performance objectives for our CEO and completing an annual assessment of his performance. Our CEO is responsible for establishing performance objectives and conducting annual performance reviews for all of the other NEOs. The Compensation Committee believes that the performance evaluation and goal-setting process is critical to the overall compensation-setting process because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Towers Watson and Aon Hewitt, management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for our CEO and each of the other NEOs. The benchmark compensation data provided by Towers Watson and Aon Hewitt reflects almost 500 general industry companies, representing a wide range of annual revenue, who voluntarily participate in the surveys and are not selected by the Company. To account for the wide range of companies included in the surveys, the data is statistically adjusted by the Company’s compensation consultants to more closely reflect the relative size of the Company based on revenue. The goal in conducting these surveys is to help ensure that executive compensation levels remain competitive with the benchmark compensation data, which facilitates our ability to retain and motivate key executive talent.

Based on their assessment of the competitive market trends and the individual performance level of each NEO, our CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of executive compensation for each of the other NEOs.

Setting Compensation Levels for CEO

Consistent with our performance-oriented pay philosophy, the compensation structure for our CEO is designed to deliver approximately 25% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 75% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). Once a year, the Compensation Committee completes an evaluation of our CEO’s performance with respect to the Company’s goals and objectives and makes its report to the Board. When evaluating potential changes to Mr. Hagedorn’s total level of compensation for the 2016 fiscal year, the Compensation Committee considered:

•	Mr. Hagedorn’s personal performance against pre-established goals and objectives;

•	The Company’s performance and relative shareholder return; and

•	The compensation of CEOs at comparable companies, as reflected in the benchmark compensation data.

Base Salary

Mr. Hagedorn’s annual base salary remained unchanged at $1.1 million, which is within the Competitive Market Range for his role.

Short-Term Cash-Based Incentive Compensation

For purposes of his participation in the EIP, Mr. Hagedorn’s target incentive opportunity remained unchanged at 120% of his base salary. Mr. Hagedorn’s target incentive opportunity is within the Competitive Market Range for his role. A description of the specific performance goals and payout levels is included in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element).”

Long-Term Supplemental Retirement Account Contribution

Since January 2014, the Compensation Committee has awarded Mr. Hagedorn an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333). This amount was initially provided to Mr. Hagedorn in connection with the Hagedorn Severance Agreement, which replaced his former employment agreement, and the discontinuance of his former monthly commuting allowance.

Long-Term Equity-Based Compensation

For the 2016 fiscal year, the Compensation Committee awarded Mr. Hagedorn equity-based compensation with a target grant value of approximately $4.6 million, representing 65% of his total direct compensation based on target levels of performance. The grant value of the equity-based compensation awarded to Mr. Hagedorn for the 2016 fiscal year is within the Competitive Market Range for his role.

Consistent with the Company’s performance-oriented compensation philosophy, all of the value of long-term equity-based compensation awarded to Mr. Hagedorn in the 2016 fiscal year was performance-based: 50% of the targeted grant value was delivered in the form of NSOs and 50% in the form of PUs. Mr. Hagedorn’s equity-based awards are subject to three-year, time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability, provided the Company achieves the pre-defined performance criteria of a $2.00 Non-GAAP EPS for the 2016 calendar year performance period, which was consistent with the performance goal established for the PUs granted to the other NEOs during the 2016 fiscal year. Although the pre-defined Non-GAAP EPS goal is expected to be achieved for the 2016 calendar year performance period, failure to achieve the pre-defined Non-GAAP EPS goal would result in forfeiture of the PUs, even if the service-based vesting requirements are satisfied in the future. The performance goals are explained more fully in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element).” The use of performance-based equity awards increases the portion of Mr. Hagedorn’s total compensation opportunity that is directly tied to the performance of the Company, is reflective of competitive practice and further aligns Mr. Hagedorn’s interests with the long-term interests of the Company’s shareholders.

Total Direct Compensation

Including the value of the annual Company funded SRA contribution, Mr. Hagedorn’s total direct compensation of $8.0 million, based on target levels of performance, was within the Competitive Market Range for his role.

Setting Compensation Levels for Other NEOs

The Compensation Committee strives to deliver a competitive level of total compensation to each of the NEOs by evaluating and balancing the following objectives:

•	The strategic importance of the position within our executive ranks;

•	The overall performance level of the individual and the potential to make significant contributions to the Company in the future;

•	A comparison of industry compensation practices, including companies within our Compensation Peer Group;

•	Internal pay equity; and

•	Our executive compensation structure and philosophy.

Consistent with our performance-oriented pay philosophy, the compensation structure for the NEOs, other than our CEO, was designed to deliver approximately 33% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 67% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). The Compensation Committee believes that this pay mix is generally in line with the pay mix for similar positions within our Compensation Peer Group.

Based on their assessment of the individual performance of each NEO, our CEO and the Executive Vice President, Global Human Resources submit compensation recommendations to the Compensation Committee for each NEO. These recommendations address all elements of compensation, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by the Competitive Market Range for each role.

Consistent with our role-based pay approach, which is intended to distinguish the level of pay for those roles that have a higher degree of organizational impact and influence, the Compensation Committee determines the overall pay levels for each of the NEOs listed below relative to the Competitive Market Range to reflect the impact they believe that each of these individuals brings to our Company.

Base Salary

During the 2016 fiscal year, the Compensation Committee reviewed the base salary levels of the NEOs other than Mr. Hagedorn, and awarded base pay increases to the following NEOs based on their overall level of performance, changes to their overall level of responsibility or to reflect the Competitive Market Range for their respective roles:

•	Mr. Coleman received an increase from $550,000 to $575,000, which is within the Competitive Market Range for his role.

•	Mr. Lukemire received an increase from $650,000 to $700,000, which is within the Competitive Market Range for his role.

•	Ms. Stump received an increase from $500,000 to $550,000, which is within the Competitive Market Range for her role.

•	Mr. Smith received an increase from $450,000 to $480,000, which is within the Competitive Market Range for his role.

Short-Term Cash-Based Incentive Compensation

During the 2016 fiscal year, the Compensation Committee reviewed the target incentive opportunity for purposes of the EIP for each of the NEOs other than Mr. Hagedorn, and determined that no changes were necessary based on an assessment of the Competitive Market Range for their respective roles:

•	Mr. Coleman’s target incentive opportunity remained at 70% of base salary and is within the Competitive Market Range for his role.

•	Mr. Lukemire’s target incentive opportunity remained at 80% of base salary and is within the Competitive Market Range for his role.

•	Ms. Stump’s target incentive opportunity remained at 60% of base salary and is within the Competitive Market Range for her role.

•	Mr. Smith’s target incentive opportunity remained at 60% of base salary and is within the Competitive Market Range for his role.

A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element).”

Equity-Based Compensation

The Company supports a compensation philosophy of strongly linking rewards to shareholder value creation and to motivating long-term performance. The specific equity-based award granted to each NEO was determined based on the Competitive Market Range for their respective roles, as well as a subjective assessment of their overall performance level and expected contributions to the business. For the 2016 fiscal year, the target value of the equity-based compensation for each of the NEOs (determined based on a Black-Scholes valuation for NSOs and the grant date share price for any full-value awards) as a percentage of base salary, excluding any one-time or special equity grants as described below, was as follows: Mr. Coleman (170%), Mr. Lukemire (229%), Ms. Stump (56%) and Mr. Smith (121%).

As noted in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element),” the Compensation Committee awarded Ms. Stump an annualized SRA contribution of $310,000 (payable in monthly installments of $25,833). Ms. Stump, who is retirement eligible, requested to receive an SRA contribution in lieu of half of her targeted long-term equity grant value for 2016. The Compensation Committee agreed with Ms. Stump’s request, and awarded the remainder of her targeted long-term equity grant value for 2016 in the form of service-based RSUs valued at $310,000.

The grant value of the equity-based compensation awarded to Mr. Coleman, Mr. Lukemire and Mr. Smith for the 2016 fiscal year is within the Competitive Market Range for their respective roles. The Compensation Committee believes the grant values are reflective of competitive practice and recognize the personal performance of each of the NEOs.

Consistent with the Company’s performance-oriented philosophy, all of the value of long-term equity-based compensation awarded to the NEOs, other than Ms. Stump, in the 2016 fiscal year was performance-based. With the exception of Ms. Stump, 50% of the targeted grant value of the long-term equity-based compensation was delivered in the form of NSOs and 50% was delivered in the form of PUs, which were structured to promote retention, while providing a one-year performance goal intended to qualify the awards as “performance-based” for purposes of preserving the Company’s tax deduction under IRC § 162(m). The performance goals are explained more fully in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element).” As noted above, 100% of Ms. Stump’s equity-based compensation was granted in the form of service-based RSUs.

Total Direct Compensation

The total direct compensation based on target levels of performance is within the Competitive Market Range for each of the NEOs. The Compensation Committee believes the overall levels of pay appropriately recognize the personal performance and unique skill sets of each of the NEOs.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to our CEO, the NEOs and other key management employees. The decision to grant equity-based awards to certain key management employees reflects competitive market practice and serves to reward those individuals for their past and anticipated future positive impact on our business results.

The Company typically grants equity-based awards at the Compensation Committee meeting in January, with the effective date of the grant established as the day following the annual meeting of shareholders. Other than this practice, the Company does not have any program, plan or practice to coordinate the timing of annual equity-based awards to our executive officers with the release of material, non-public information.

The exercise price for each NSO is equal to the closing price of one Common Share on NYSE on the grant date. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next succeeding trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for each of the NEOs. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership are as follows:

CEO	10 times base salary
COO	5 times base salary
Other NEOs	3 times base salary

The Compensation Committee believes that these stock ownership guidelines reflect the practices of our Compensation Peer Group, and are even more stringent for our CEO. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the NEO and/or held in a brokerage account;

•	100% of the value of shares or stock-settled units held in retirement plans such as the RSP, the Discounted Stock Purchase Plan or the ERP;

•	60% of the “in-the-money” portion of an NSO or SAR, whether vested or unvested; and

•	60% of the value of unsettled full-value awards (e.g., RSUs, PUs, etc.).

The stock ownership guidelines require each NEO to retain 50% of the net shares realized from equity-based awards (after covering any exercise cost and the required tax withholding obligations) until the applicable ownership guideline has been achieved. The Company’s Insider Trading Policy prohibits any person subject to the policy, which includes all NEOs, among others, from engaging in short sales of the Company’s securities.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup amounts earned or received under such awards or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee approved an Executive Compensation Recovery Policy (the “Recovery Policy”) on September 22, 2010, which is intended to supplement the existing recoupment provisions contained within the equity award agreements and the EIP. The Recovery Policy allows the Company to recover incentive award payments and equity award distributions made to covered executives in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Recovery Policy provides for the mandatory recovery of incentive amounts in excess of what would have been paid under the restated financial statements.

The Recovery Policy is applicable to all current and former incentive-eligible executive officers, within a qualifying three-year look-back period, and applies to all incentive awards paid or distributed in 2010 or thereafter, except to the extent required by SEC regulations.

Guidelines with Respect to Tax Deductibility and Accounting Treatment

The Company’s ability to deduct certain elements of compensation paid to each of its Chief Executive Officer and the three other most highly compensated executive officers (other than its Chief Financial Officer) is generally limited to $1.0 million annually under IRC § 162(m). Non-deductibility is generally limited to amounts that do not meet certain requirements to be classified as “performance-based” compensation. To ensure the maximum tax deduction allowable, the Company attempts to structure its cash-based incentive program and its long-term incentive program to qualify as performance-based compensation under IRC § 162(m). For the 2016 fiscal year, Mr. Hagedorn had non-performance-based compensation in excess of $1.0 million, attributed to his base salary level and the value of the Company SRA contribution made to the ERP. Mr. Coleman had non-performance-based compensation in excess of $1.0 million, attributed to his base salary level and the settlement of service-based RSUs. Ms. Stump had non-performance-based compensation in excess of $1.0 million, attributed to her base salary level, settlement of service-based RSUs and the value of the Company SRA contribution made to the ERP. None of the other NEOs had non-performance-based compensation in excess of $1.0 million for the 2016 fiscal year.

The Company accounts for equity-based compensation, including option awards and stock awards, in accordance with GAAP. Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates for the awards as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company. While we view preserving the tax deductibility of executive compensation as an important objective, there are instances where the Compensation Committee has approved design elements that may not be fully tax-deductible, but are accepted as trade-offs that support the achievement of other compensation objectives.

Risk Assessment in Compensation Programs

Management has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching its conclusion, the Company based its assessment on an evaluation of the compensation plans and arrangements that represent material sources of variable pay. In particular:

•
Annual cash incentive compensation plans — The Company’s annual incentive compensation program incorporates a funding trigger that conditions payout on meeting the debt covenants in the Company’s credit facility. This trigger is designed to mitigate the potential risk associated with plan participants making short-term decisions that may not be in the best interests of the Company or its key stakeholders; and

•
Equity-based compensation plans — The Company generally utilizes a mix of NSOs and full-value equity awards, which helps ensure that management maintains a responsible level of sensitivity to the impact of decision making on share price. Since the equity-based awards are generally subject to either three-year, time-based cliff vesting or performance-based vesting criteria, the Company believes the risks of focusing on short-term share price increases rather than long-term value creation are mitigated.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Insider Trading Policy; Anti-Hedging Policy

Our Insider Trading Policy includes an anti-hedging policy that prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Michelle A. Johnson, Chair
Stephen L. Johnson
Thomas N. Kelly Jr.

EXECUTIVE COMPENSATION TABLES

The Company’s NEOs for the 2016 fiscal year are as follows:

•	James Hagedorn, the Company’s Chief Executive Officer and Chairman of the Board;

•	Thomas R. Coleman, the Company’s Executive Vice President and Chief Financial Officer;

•	Michael C. Lukemire, the Company’s President and Chief Operating Officer;

•	Denise S. Stump, the Company’s Executive Vice President, Global Human Resources and Chief Ethics Officer; and

•	Ivan C. Smith, the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer.

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs for the fiscal years shown, which were the only years that each qualified as a NEO during the applicable three-year period. The amounts shown include all forms of compensation provided to the NEOs, including amounts that may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that was actually paid to the NEOs during each of the fiscal years.

Summary Compensation Table for 2016 Fiscal Year

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(7)(8)	All Other Compensation ($)(9)	Total ($)

James Hagedorn Chief Executive Officer and Chairman of the Board	2016	1,100,000	—		2,290,066	1,658,003	2,307,888	40,261	1,106,248	8,502,466
	2015	1,100,000	—		2,000,011	1,543,940	1,801,228	52,704	1,149,037	7,646,920
	2014	1,100,000	363,000		5,410,047	—	1,201,288	10,777	891,218	8,976,330

Thomas R. Coleman Executive Vice President and Chief Financial Officer	2016	568,750	—		487,559	352,959	700,142	—	72,885	2,182,295
	2015	537,500	—		412,549	318,436	484,008	—	55,994	1,808,487
	2014	442,500	54,250		375,048	—	269,297	—	46,228	1,187,323

Michael C. Lukemire President and Chief Operating Officer	2016	687,500	—		800,053	579,214	900,717	3,138	91,378	3,062,000
	2015	616,250	—		1,750,097	578,976	642,190	3,807	61,911	3,653,231
	2014	515,000	84,975		450,057	—	281,211	698	49,486	1,381,427

Denise S. Stump Executive Vice President, Global Human Resources and Chief Ethics Officer	2016	537,500	150,000	(3)	310,022	—	550,233	—	415,672	1,963,427
	2015	485,000	—		—	—	342,783	—	392,486	1,220,269
	2014	440,000	96,800		555,059	—	240,258	—	46,294	1,378,411

Ivan C. Smith Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	2016	472,500	—		290,036	209,968	450,235	—	53,524	1,476,263
	2015	437,500	—		240,019	185,276	309,165	—	46,669	1,218,629

________________________

(1)
Reflects the amount of base salary received by each NEO for the applicable fiscal years. Due to the timing of pay changes and employment dates, the amount reported may be less than the base salary rate as of the end of each fiscal year.

(2)
Amount listed for fiscal year 2014 reflects the “discretionary” portion of the EIP payout that was awarded based on an assessment of individual performance; 80% of the total weighted EIP payout for fiscal year 2014 was calculated based on the performance results under the EIP (the “non-discretionary” portion) and is therefore included in the column labeled “Non-Equity Incentive Plan Compensation.”

(3)	Reflects a one-time lump sum discretionary bonus payment to Ms. Stump.

(4)
Reflects the aggregate grant date fair value of RSUs and PUs granted to each NEO (assuming the underlying performance criteria applicable to the PUs will be satisfied). The value of the RSUs and PUs is determined using the fair market value of the underlying Common Shares on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)
Reflects the aggregate grant date fair value of NSOs granted to each NEO. The value of the NSO awards is determined using a binomial option valuation on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts shown are included in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K, as applicable.

(6)
Reflects the EIP payouts awarded to the NEOs for the 2015 and 2016 fiscal years. For the 2014 fiscal year, this amount only reflects the “non-discretionary” portion of the EIP payout for each NEO, which represents 80% of the total weighted payout calculated based on the performance results under the EIP. The discretionary portion of the 2014 EIP payout is included in the column labeled “Bonus.”

(7)
Participant account balances in the ERP, a non-qualified deferred compensation plan, are credited to one or more benchmarked funds that are substantially consistent with the investment options available under the RSP. Accordingly, there are no above-market or preferential earnings on amounts deferred under the ERP. The Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn or Mr. Lukemire. No other NEOs were eligible for either the Associates’ Pension Plan or the Excess Pension Plan. For additional information, see the table below captioned “Pension Benefits at 2016 Fiscal Year-End.”

(8)
Reflects the change in actuarial present value of accumulated benefit with respect to the 2014, 2015 and 2016 fiscal years under both the Associates’ Pension Plan and the Excess Pension Plan for Mr. Hagedorn and under the Associates’ Pension Plan for Mr. Lukemire.

(9)	Please see the table below captioned “All Other Compensation” for information regarding the components of the “All Other Compensation” column.

All Other Compensation Table

The following table shows the 2016 fiscal year detail for the column captioned “All Other Compensation” of the Summary Compensation Table:
All Other Compensation

Name	Defined Contribution Plans ($)(1)	Deferred Compensation Plans ($)(2)		Total ($)
James Hagedorn	18,550	1,087,698	(3)	1,106,248
Thomas R. Coleman	18,975	53,910		72,885
Michael C. Lukemire	19,437	71,941		91,378
Denise S. Stump	18,550	397,122	(4)	415,672
Ivan C. Smith	18,885	34,639		53,524
________________________

(1)
Reflects Company matching contributions made under the RSP. The RSP provides eligible associates, including the NEOs, the opportunity to contribute up to 75% of eligible earnings on a before-tax and/or after-tax basis through payroll deductions up to the specified statutory limits under the IRC. The Company matches participant contributions at a rate of 150% for the first 4% of eligible earnings contributed and 50% for the next 2% of eligible earnings contributed (within the specified statutory limitations). The matching contributions, and any earnings on them, are immediately 100% vested.

To ensure that the total Company matching contribution is based on a participant’s total deferrals during the year and total eligible compensation for the year, the RSP includes a “true-up” matching contribution. The “true-up” matching contributions to the RSP for a particular calendar year are not funded until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated “true-up” matching contributions with respect to NEO contributions that were made to the RSP between January 1, 2016 and September 30, 2016: Mr. Hagedorn, $0; Mr. Coleman, $6,523; Mr. Lukemire, $2,458; Ms. Stump, $0; and Mr. Smith, $11,118.

(2)
Reflects Company contributions into the ERP, a non-qualified deferred compensation plan. Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2016 and September 30, 2016: Mr. Hagedorn, $39,240; Mr. Coleman, $11,692; Mr. Lukemire, $0; Ms. Stump, $20,831; and Mr. Smith, $6,743. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2016 Fiscal Year” and the accompanying narrative.

(3)
Reflects a $87,698 Company matching contribution made to the ERP as well as a $1.0 million Company SRA contribution, which consisted of monthly contributions of $83,333. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(4)
Reflects a $40,455 Company matching contribution made to the ERP as well as a $356,667 Company SRA contribution consisting of monthly contributions in the amount of $37,500 for the period of October 1, 2015 through January 31, 2016 plus monthly contributions in the amount of $25,833 for the period beginning February 1, 2016 through September 30, 2016. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made during the 2016 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2016 fiscal year.

Grants of Plan-Based Awards for 2016 Fiscal Year

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Threshold ($)	Target ($)		Maximum ($)	Threshold (shares)	Target (shares)		Maximum (shares)
James Hagedorn	1/29/2016					N/A	33,344		N/A			2,290,066
	1/29/2016									134,469	68.68	1,658,003
		660,000	1,320,000		3,300,000
Thomas R. Coleman	1/29/2016					N/A	7,099		N/A			487,559
	1/29/2016									28,626	68.68	352,959
		199,063	398,125		995,313
Michael C. Lukemire	1/29/2016					N/A	11,649		N/A			800,053
	1/29/2016									46,976	68.68	579,214
		275,000	550,000		1,375,000
		N/A	500,000	(3)	N/A
Denise S. Stump	1/29/2016					N/A	4,514	(5)	N/A			310,022
		161,250	322,500		806,250
Ivan C. Smith	1/29/2016					N/A	4,223		N/A			290,036
	1/29/2016									17,029	68.68	209,968
		141,750	283,500		708,750
________________________

(1)	Awards listed were approved by the Compensation Committee on January 26, 2016 with a grant date of January 29, 2016.

(2)
These amounts represent the estimated potential threshold (minimum), target and maximum incentive award payouts that each NEO was eligible to receive based on performance goals set pursuant to the EIP for the 2016 fiscal year. A detailed description of the performance goals and potential incentive award payouts under the EIP is provided in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element)” within the CD&A.

(3)
Reflects a one-time incentive compensation/retention bonus subject to personal performance and retention criteria. Performance against the criteria is determined at the sole discretion of the CEO provided that Mr. Lukemire remains continuously employed through February 11, 2018.

(4)
Reflects the number of PUs awarded under the Long-Term Incentive Plan for the 2016 fiscal year. The PUs, as well as the associated cash-based dividend equivalents, vest on the third anniversary of the grant date, subject to the achievement of the pre-defined performance goals. A detailed description of the performance goals and potential shares to be paid out is provided in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element)” within the CD&A.

The PUs are subject to earlier vesting in the event of the retirement, death or disability of the NEO (provided the minimum performance criteria has been met) or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant. As of September 30, 2016, Mr. Hagedorn, Mr. Lukemire and Ms. Stump were retirement eligible and therefore qualify for accelerated vesting should they retire prior to the normal vesting date, provided the minimum performance criteria has been met. No other NEOs are retirement eligible.

Subject to the terms of the Long-Term Incentive Plan, whole vested PUs will be settled in Common Shares and fractional PUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days following the third anniversary of the grant date. Until the PUs are settled, the NEO has none of the rights of a shareholder with respect to the Common Shares underlying the PUs.

(5)
Ms. Stump, who is retirement eligible, requested to receive an SRA contribution in lieu of half of her total long-term equity grant for 2016. The Compensation Committee agreed with Ms. Stump’s request, and awarded a grant of service-based RSUs in lieu of PUs.

(6)
The NSOs vest on the third anniversary of the grant date and are subject to earlier vesting in the event of retirement, death or disability of the NEO, or a change in control of the Company in certain circumstances, but otherwise forfeited in the event of termination prior to the third anniversary of the grant. As of September 30, 2016, Mr. Hagedorn, Mr. Lukemire and Ms. Stump were retirement eligible and therefore qualify for accelerated vesting should they retire prior to the normal vesting date. No other NEOs are retirement eligible.

(7)
Reflects the grant date fair value for the PU grants (assuming the underlying performance criteria will be satisfied) and NSO grants identified in this table, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards Table

The following table provides information regarding outstanding equity-based awards as of September 30, 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares or Units That Have Not Vested ($)(4)
James Hagedorn	11/8/2007	135,801		36.37	11/7/2017
	10/8/2008	210,386		20.59	10/5/2018
	1/20/2010	85,444		39.58	1/17/2020
	1/21/2011	123,991		49.19	1/20/2021
	1/20/2012	120,288		45.32	1/19/2022
	12/11/2013					30,131	2,509,008
	1/31/2014							60,785	5,061,567
	1/30/2015		134,139	63.43	1/30/2025			31,531	2,625,586
	1/29/2016		134,469	68.68	1/29/2026			33,344	2,776,555
Thomas R. Coleman	1/21/2011	8,104		49.19	1/20/2021
	1/20/2012	5,869		45.32	1/19/2022
	5/8/2013					2,334	194,352
	1/31/2014							6,315	525,850
	1/30/2015		27,666	63.43	1/30/2025			6,504	541,588
	1/29/2016		28,626	68.68	1/29/2026			7,099	591,134
Michael C. Lukemire	1/20/2010	13,363		39.58	1/17/2020
	1/21/2011	9,788		49.19	1/20/2021
	1/20/2012	9,813		45.32	1/19/2022
	1/31/2014							7,578	631,020
	1/30/2015		50,302	63.43	1/30/2025			11,825	984,668
	1/30/2015							12,613	1,050,268
	1/29/2016		46,976	68.68	1/29/2026			11,649	970,012
Denise S. Stump	1/20/2010	11,575		39.58	1/17/2020
	1/21/2011	13,788		49.19	1/20/2021
	1/21/2012	12,029		45.32	1/19/2022
	1/31/2014					2,610	217,335	6,736	560,907
	1/29/2016					4,514	375,881
Ivan C. Smith	11/7/2007	3,787		36.86	11/6/2017
	1/21/2011	1,263		49.19	1/20/2021
	1/20/2012	3,324		45.32	1/19/2022
	1/31/2014							6,736	560,907
	1/30/2015		16,097	63.43	1/30/2025			3,784	315,094
	1/29/2016		17,029	68.68	1/29/2026			4,223	351,649
________________________

(1)	All of the NSOs shown in these two columns have a vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date.”

(2)	Each NSO was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant.

(3)	This column shows the aggregate number of RSUs outstanding as of September 30, 2016. The remaining vesting dates for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule Notes
05/08/2013	09/30/2017	Special retention award to Mr. Coleman vesting: 50% on September 30, 2015 (issued); 25% on September 30, 2016 (issued) and 25% on September 30, 2017
12/11/2013	12/11/2016	Vests on the third anniversary of the grant date
01/31/2014	01/31/2017	Vests on the third anniversary of the grant date
01/29/2016	01/29/2019	Vests on the third anniversary of the grant date

(4)	Reflects the market value of RSUs and PUs using the closing stock price on September 30, 2016 of $83.27.

(5)	This column shows the aggregate number of PUs outstanding as of September 30, 2016. The remaining vesting dates for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule Notes
01/31/2014	01/31/2017	Although performance criteria has been satisfied for the 2014 calendar year performance period, the PUs remain subject to service-based vesting requirements
01/30/2015	01/31/2017 (12,613 PUs for Mr. Lukemire)
Reflects 15,766 PUs (the target grant) granted in connection with a special one-time promotional grant. As of September 30, 2016, performance criteria has been satisfied at 80% and the shares granted at target have been adjusted to reflect actual performance; the resulting 12,613 PUs remain subject to service-based vesting requirements

01/30/2015	01/31/2018	Although performance criteria has been satisfied for the 2015 calendar year performance period, the PUs remain subject to service-based vesting requirements
01/29/2016	01/29/2019	Although performance criteria for the 2016 calendar year is expected to be satisfied, the PUs remain subject to service-based vesting requirements

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise or vesting of equity-based awards for each NEO during the 2016 fiscal year.

Option Exercises and Stock Vested for 2016 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
James Hagedorn	161,716	5,867,514	80,116	5,284,451
Thomas R. Coleman			10,656	743,254
Michael C. Lukemire	55,208	2,449,440	8,323	548,985
Denise S. Stump			8,878	585,593
Ivan C. Smith	1,627	75,210	1,443	95,180
________________________

(1)
The value realized on exercise of NSOs is calculated based on the excess of the closing price of one Common Share on NYSE on the date of exercise over the exercise price of the NSO, multiplied by the number of Common Shares acquired upon exercise.

(2)
Reflects the number of Common Shares received in connection with the vesting and settlement of PUs that were granted to Mr. Hagedorn and Ms. Stump on January 18, 2013 and vested on January 18, 2016, which were subject to the achievement of a minimum Non-GAAP Earnings per Share of $1.00 for the 2013 fiscal year performance period. Reflects the number of Common Shares received in connection with the vesting and settlement of RSUs that were granted to Mr. Coleman, Mr. Lukemire and Mr. Smith on January 18, 2013 and vested on January 18, 2016.

(3)
The value realized on the settlement of RSUs and PUs is calculated by multiplying the number of Common Shares underlying the vested shares or units by the closing price of one Common Share on NYSE on the settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the 10-year period ending December 31, 1997; times

(ii) years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

(ii) years of benefit service through December 31, 1997.

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

For Mr. Hagedorn, benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the Associates’ Pension Plan and the Excess Pension Plan for Mr. Hagedorn and Mr. Lukemire, the only two NEOs who participate in either plan. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2016 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.9167	282,857
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.0000	54,765
	Total		337,622

Michael C. Lukemire	The Scotts Company LLC Associates’ Pension Plan	0.9167	22,764
________________________

(1)	The number of years of credited service shown for each participant is the service earned under the respective plan.

(2)	Assumptions used in the calculation of these amounts are included in Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2016 fiscal year.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan that provides executives, including the NEOs, the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary; and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP also includes Company SRA contributions which may be awarded to the NEOs at the discretion of the Compensation Committee. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. For additional discussion, see section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element — Executive Retirement Plan)” within the CD&A.

Non-Qualified Deferred Compensation for 2016 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)		Aggregate Earnings in Last Fiscal Year ($)(5)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(6)
James Hagedorn	58,469	1,087,698	(3)	1,723,835	—	7,280,450
Thomas R. Coleman	105,219	53,910		73,492	—	718,123
Michael C. Lukemire	144,675	71,941		95,194	—	1,217,363
Denise S. Stump	109,191	397,122	(4)	175,014	—	1,519,035
Ivan C. Smith	164,161	34,639		38,003	—	583,695
________________________

(1)	These amounts are also included in the “Salary” column numbers reported in the Summary Compensation Table.

(2)
These contributions are also included in the “Deferred Compensation Plans” column numbers reported in the table captioned “All Other Compensation.” Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2016 and September 30, 2016: Mr. Hagedorn, $39,240; Mr. Coleman, $11,692; Mr. Lukemire, $0; Ms. Stump, $20,831; and Mr. Smith, $6,743.

(3)
Reflects a $87,698 Company matching contribution made to the ERP as well as a $1.0 million Company SRA contribution, which consisted of monthly contributions of $83,333. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(4)
Reflects a $40,455 Company matching contribution made to the ERP as well as a $356,667 Company SRA contribution consisting of monthly contributions in the amount of $37,500 for the period from October 1, 2015 through January 2016 and a reduced monthly contribution of $25,833 for the period beginning February 1, 2016 through September 30, 2016. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(5)
Represents aggregate earnings for the 2016 fiscal year allocated to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect investment funds against which amounts allocated to such participant’s account under the ERP will be benchmarked. The investment funds include a Company stock fund and mutual funds that are substantially consistent with the investment options available under the RSP. Because there are no preferential earnings, these amounts are not reflected in the Summary Compensation Table.

(6)
Includes amounts reported as compensation in the Summary Compensation Table for the 2015 and 2014 fiscal years as follows: (a) Mr. Hagedorn, $1,939,683; (b) Mr. Coleman, $61,335; (c) Mr. Lukemire, $71,188; (d) Ms. Stump, $401,138; and (e) Mr. Smith, $27,829.

SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS

Introduction
None of our NEOs currently has an employment agreement with the Company. Mr. Hagedorn, our CEO, has an executive severance agreement, defined below as the Hagedorn Severance Agreement, which provides for certain compensation and benefits upon termination, which are described more fully below. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan, the terms of which are described more fully below.

Hagedorn Severance Agreement

On December 11, 2013, Scotts LLC entered into the Hagedorn Severance Agreement with Mr. Hagedorn that superseded and terminated his then-effective employment agreement. Under the Hagedorn Severance Agreement, in the event of termination by the Company without Cause (as defined below) or by Mr. Hagedorn for Good Reason (as defined below), Mr. Hagedorn’s severance payments (“Severance Payments”) will equal the sum of (i) a lump sum cash amount equal to three multiplied by the sum of (A) Mr. Hagedorn’s base salary in effect immediately prior to the circumstances giving rise to the notice of termination, and (B) the highest annual bonus award paid to Mr. Hagedorn in respect of the three completed plan years preceding the termination date, (ii) to the extent permitted under each applicable plan or arrangement, a lump sum cash payment equal to Mr. Hagedorn’s accrued benefits as of the termination date under the Company’s pension plans, and (iii) a lump sum cash payment equal to the monthly premiums for a period of three years following the termination date that Mr. Hagedorn would incur if he continued coverage under applicable medical, disability and life insurance plans.

The Hagedorn Severance Agreement incorporates restrictive covenants in the form of an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (the “Hagedorn Noncompetition Agreement”), which is substantially similar to the agreements with the Company’s other executive officers and is broader in scope and applicability than the noncompetition covenant in his former employment agreement. As additional consideration to Mr. Hagedorn for expanding the conditions under which restrictive covenants will be enforceable, and subject to repayment upon certain defined circumstances, in the event of termination by the Company without Cause or by Mr. Hagedorn for Good Reason, the Hagedorn Severance Agreement provides that Mr. Hagedorn shall be entitled to a payment of $100,000 per month over 36 months (the “Noncompetition Payments”). Mr. Hagedorn would also be entitled to the Noncompetition Payments if he terminates his employment other than for Good Reason, and the Board, in its sole discretion, notifies Mr. Hagedorn that it intends to enforce the noncompetition restrictions set forth in the Hagedorn Noncompetition Agreement.

If Mr. Hagedorn is terminated for Cause, all restrictions in the Hagedorn Noncompetition Agreement apply and no Severance Payments or Noncompetition Payments will be made.

Mr. Hagedorn will be ineligible for any Severance Payments or Noncompetition Payments if he does not execute, or he revokes, a release substantially in the form attached to the Hagedorn Severance Agreement.

In the event of any termination of Mr. Hagedorn’s employment, Mr. Hagedorn must immediately resign from any director or employee or officer positions that he holds with the Company Group (as defined below) other than his position as a member of the Board. In addition, if Mr. Hagedorn and his affiliates cease to own in the aggregate at least 5% of the voting power of the Company’s outstanding securities, Mr. Hagedorn must also immediately resign from the Board, if requested by the Board upon a termination of his employment by the Company for Cause.

The Hagedorn Severance Agreement includes a recovery right for incentive-based compensation. To the extent required by applicable law and whether or not then employed, any incentive-based compensation, whether cash or equity, received within the three-year period preceding the event giving rise to a repayment requirement will be repaid or returned by Mr. Hagedorn, or the after tax value (to the extent permissible under applicable law) repaid in the event that any equity has then been sold. This repayment/return obligation applies only to cash compensation received or equity awards granted after the effective date of the Hagedorn Severance Agreement, except as otherwise required by applicable law.

The term “Cause” is defined in the Hagedorn Severance Agreement to mean that Mr. Hagedorn has: (i) willfully and materially breached the terms of the Hagedorn Noncompetition Agreement; (ii) engaged in willful misconduct that has materially injured the business of the Company, Scotts LLC or any of their subsidiaries or any affiliates of those entities, on a consolidated basis, with the Company or Scotts LLC (collectively, the “Company Group”); (iii) willfully committed a material act of fraud or material breach of Mr. Hagedorn’s duty of loyalty to the Company Group; (iv) willfully and continually failed to attempt in good faith to perform his duties under the Hagedorn Severance Agreement (other than any such failure resulting from his incapacity due to physical or mental illness); or (v) been convicted, or pled guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

The term “Good Reason” is defined in the Hagedorn Severance Agreement to mean, without Mr. Hagedorn’s consent, the existence of one or more of the following conditions: (i) the assignment to Mr. Hagedorn of any duties inconsistent with his status as a Chief Executive Officer of the Company or a substantial adverse alteration in the nature or status of his responsibilities; (ii) a reduction by the Company of Mr. Hagedorn’s total direct compensation at target for a fiscal year in the aggregate, which is equal to the sum of his base salary, target bonus opportunity, and the grant date value of any long-term awards for such year, based on the standard grant practices of the Compensation Committee for such year, to an amount less than $5,328,000; (iii) the requirement by the Company that Mr. Hagedorn relocate his primary personal residence; (iv) the failure by the Company, without Mr. Hagedorn’s consent, to pay to him any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (v) the failure by the Company to continue in effect any compensation or benefit plan in which Mr. Hagedorn is entitled to participate as of the effective date of the Hagedorn Severance Agreement or thereafter which is material to his total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable; (vi) the failure by the Company to continue to provide Mr. Hagedorn with benefits substantially similar to those enjoyed by him as of the effective date of the Hagedorn Severance Agreement or thereafter under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which he is entitled to participate, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit or perquisite that he enjoys, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on an annual basis as of the effective date of the Hagedorn Severance Agreement; or (vii) any purported termination of Mr. Hagedorn’s employment without Cause that is not effected pursuant to a notice of termination. Mr. Hagedorn must provide written notice within 90 days of an event he believes to be Good Reason and the Company is entitled to 30 days to cure after receipt of the Notice.

Executive Severance Plan

The Executive Severance Plan was approved by the Compensation Committee on May 4, 2011. Subject to the terms of the Executive Severance Plan, the Compensation Committee subsequently designated each of Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith as eligible participants. Under the terms of the Executive Severance Plan, each participant will be eligible to receive severance benefits in the event his or her employment is terminated involuntarily without Cause, provided certain conditions are satisfied. The term “Cause” is defined in the Executive Severance Plan by reference to the Long-Term Incentive Plan (or any successor plan thereto) as: (a) the willful failure to substantially perform one’s duties as an employee (for reasons other than physical or mental illness) after reasonable notice of that failure; (b) misconduct that materially injures the Company or any subsidiary or affiliate; (c) conviction of, or entering into a plea of nolo contendere to, a felony; or (d) breach of any written covenant or agreement with the Company or any subsidiary or affiliate.

In order to receive benefits under the Executive Severance Plan, each of Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith (each a “Participant” and collectively the “Participants”) has executed a tier 1 participation agreement (the “Participation Agreement”), the form of which was approved by the Compensation Committee, and, upon termination, must execute a release agreement in favor of the Company.

The Participation Agreement provides for the following severance benefits in the event a Participant’s employment is terminated involuntarily without Cause or the Participant resigns for Good Reason:

•	a continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months after the date of termination (the “Severance Period”);

•	a prorated bonus for the plan year in which the termination occurs, to be paid if earned at the time the Company pays annual bonus awards generally; and

•
for a period of 18 months, an amount equal to the excess of the then-COBRA premium charged by the Company to terminated employees, over the premium charged to participants for the benefits in which they were enrolled at the effective date of termination (the “Benefits Offset Payment”).

All other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits. In addition to the foregoing, in the event termination occurs within two years following a Change in Control (as defined in the Executive Severance Plan), the Participant will also receive a payment equal to twice the Participant’s target bonus opportunity.

The Participation Agreement defines “Good Reason” as the existence of one or more of the following conditions without the Participant’s consent: (a) a material diminution in total direct compensation at target (meaning the sum of base salary, target bonus opportunity and the grant date value of long-term awards), other than as a result of (i) an across-the-board reduction for executives at the Participant’s level or (ii) a reduction in total direct compensation at target as a result of the Participant being on a performance improvement or disciplinary plan; or (b) a material diminution in authority, duties or responsibilities. Under the terms of the Participation Agreement, Good Reason exists only if the Company fails to cure the event giving rise to Good Reason within 30 days after receiving notice thereof from the Participant.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs employed by Scotts LLC at fiscal year-end in the event of a termination of employment and/or a change in control of the Company and that have provided compensation to the NEOs no longer employed by the Company or its subsidiaries upon termination of employment.

Severance Arrangements: None of our NEOs currently has an employment agreement with the Company. Effective December 11, 2013, Mr. Hagedorn entered into the Hagedorn Severance Agreement, which superseded and terminated his then-effective employment agreement. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan.

The Hagedorn Severance Agreement and the Executive Severance Plan provide for severance and continued compensation and benefit eligibility as summarized in the table below.

	Prior to CIC		Within 2 Years Following CIC
	Involuntary Without Cause or Voluntary With Good Reason	Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason
Salary Continuation:
CEO	3x base salary (lump sum)	None	3x base salary (lump sum)
All Other NEOs	2x base salary	None	2x base salary (lump sum)
Annual Incentive:
CEO	3x highest bonus paid in prior three years	Prorated annual bonus	3x highest bonus paid in prior three years
All Other NEOs	Prorated annual bonus	Prorated annual bonus	Prorated annual bonus, plus 2x target bonus
Welfare Benefits:
CEO	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years	None	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years (lump sum)
All Other NEOs	Coverage ends and NEO receives Benefits Offset Payment for 18 months	None	Coverage ends and NEO receives Benefits Offset Payment for 18 months (lump sum)
Non-Compete Payments:
CEO	$3.6 million, payable in $100,000 monthly installments	None	$3.6 million, payable in $100,000 monthly installments
All other NEOs	No additional compensation provided	None	No additional compensation provided

If an NEO terminates his or her employment voluntarily without Good Reason, other than for retirement, or such NEO’s employment is terminated for Cause, the NEO is not entitled to receive any additional base salary, annual incentive payment or welfare benefits. The specific obligations to each of the NEOs are detailed in the separate tables that follow.

Equity-Based Compensation Plans: As previously mentioned, grants of NSOs, SARs, RSUs and PUs are typically subject to three-year, time-based vesting. However, our equity-based compensation plans provide for accelerated vesting or forfeiture in certain situations, as indicated in the following table. Although vesting is accelerated under certain circumstances, as noted below, awards will settle on the original settlement date (generally three years from date of grant) unless otherwise noted. These acceleration and forfeiture provisions apply to all participants under the equity-based compensation plans.

Termination Due to:	Unvested NSOs, SARs, RSUs and PUs
Retirement	Vest on date of termination

Death or Disability	Vest on date of termination

For Cause	Forfeited on date of termination

Any Other Reason	Forfeited on date of termination

Subsequent to Change in Control	Generally vest on date of termination, as described below

Retirement: A voluntary termination after a participant reaches age 55 with 10 years of service. As of September 30, 2016, Mr. Hagedorn, Mr. Lukemire and Ms. Stump satisfy the requirements for retirement eligibility.

Disability: By reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, a participant is (i) unable to engage in any substantial gainful activity or (ii) receiving income replacement benefits for a period of not less than three months under a Company accident and health plan.

Treatment of Equity Awards Following a Change in Control: Upon a change in control of the Company, outstanding NSOs and SARs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair market value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled NSO or SAR; provided, however, such cancellation may not take affect if either: (a) the Compensation Committee determines prior to the change in control that immediately after the change in control, the NSOs and SARs will be honored or assumed, or new awards with substantially equivalent value substituted, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding NSOs and SARs within 15 days of the date of the change in control.

Following a change in control, unvested RSUs will vest in full and all restrictions relating to such awards will lapse. The vested awards will be distributed, if not already held by a participant and to the extent applicable: (i) in a single lump-sum cash payment within 30 days following such change in control based on the change in control price; or (ii) at the Compensation Committee’s discretion, in the form of whole Common Shares of the Company or shares of any successor company.

With respect to PUs, all performance goals associated with outstanding awards will be deemed to have been met on the date of the change in control, all performance periods will be accelerated to the date of the change in control and all outstanding awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to the Hagedorn Severance Agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2016, the last day of the 2016 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Hagedorn as of September 30, 2016, see the table captioned “Outstanding Equity Awards at 2016 Fiscal Year-End.”

	Termination Prior to CIC		Termination Following CIC
Executive Benefits and Payments Upon Termination	Involuntary Without Cause or Voluntary With Good Reason	Termination Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason	CIC Only
Compensation:
Base Salary (3x annual base salary)	$3,300,000	$—	$3,300,000	$—
EIP (1)	6,923,664	—	6,923,664	—
Equity-Based Compensation:
Stock Options:
Unvested and accelerated (2)	4,623,220	4,623,220	4,623,220	4,623,220
Restricted Stock Units:
Unvested and Accelerated (3)	2,509,008	2,509,008	2,509,008	2,509,008
Dividend Equivalents (4)	212,574	212,574	212,574	212,574
Performance Units:
Unvested and Accelerated (5)	10,463,708	10,463,708	10,463,708	10,463,708
Dividend Equivalents (6)	580,275	580,275	580,275	580,275
Benefits and Perquisites:
Health & Welfare Benefits (7)	53,314	—	53,314	—
Accrued Retirement Benefits (vested):
Associates’ Pension Plan (8)	282,857	282,857	282,857	—
Excess Benefit Plan (8)	54,765	54,765	54,765	—
RSP (8)	3,521,537	3,521,537	3,521,537	—
ERP (8)	7,280,450	7,280,450	7,280,450	—
Other Payments:
Non-Compete Payments (9)	3,600,000	—	3,600,000	—
Total:	$43,405,372	$29,528,394	$43,405,372	$18,388,785
________________________

(1)	Lump-sum payment of cash severance benefit in an amount equal to three times the EIP payout for the 2016 fiscal year, the highest annual bonus paid in any of the three preceding years.

(2)
Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $83.27, the Common Share price as of September 30, 2016, and the respective exercise prices. Since Mr. Hagedorn is retirement eligible, all NSOs are subject to accelerated vesting upon termination for any reason other than for Cause.

(3)
Immediate vesting of all unvested RSUs, valued based on the Common Share price of $83.27 as of September 30, 2016. Since Mr. Hagedorn is retirement eligible, all RSUs are subject to accelerated vesting upon termination for any reason other than for Cause. The vested RSUs are generally settled on the third anniversary of the grant date.

(4)
Immediate vesting of all deferred dividend equivalents associated with unvested RSUs. Since Mr. Hagedorn is retirement eligible, all deferred dividend equivalents are subject to accelerated vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(5)
Immediate vesting of all unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved), valued based on the Common Share price of $83.27 as of September 30, 2016. In addition to the performance criteria, the PUs are subject to the achievement of a three-year service-based vesting requirement from the date of grant. Since Mr. Hagedorn is retirement eligible, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause, but the PUs remain subject to the performance criteria.

(6)
Immediate vesting of all deferred dividend equivalents associated with unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved). Since Mr. Hagedorn is retirement eligible, the service-based vesting criteria is deemed to be satisfied.

(7)	Lump-sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years.

(8)	Reflects respective accrued benefits, which are fully vested as of September 30, 2016 (and are not further enhanced or accelerated as a result of the potential termination event).

(9)
Per the Hagedorn Severance Agreement, Mr. Hagedorn will receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year period following an involuntary termination by the Company without Cause, or a voluntary termination by Mr. Hagedorn for Good Reason (subject to Mr. Hagedorn executing a Release Agreement as prescribed by the Company).

Termination of Employment and Change in Control — Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith

The following tables describe the approximate payments that would be made to each of the above-named NEOs pursuant to the Executive Severance Plan or other plans or individual award agreements in the event of termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2016, the last day of the 2016 fiscal year. The definition of Cause is detailed in the section captioned “SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Executive Severance Plan.” For further information concerning the outstanding equity-based awards held by each of the above-named NEOs as of September 30, 2016, see the table captioned “Outstanding Equity Awards at 2016 Fiscal Year-End.”

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason:

Executive Benefits and Payments Upon Termination	Mr. Coleman		Mr. Lukemire		Ms. Stump		Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$1,150,000		$1,400,000		$1,100,000		$960,000
EIP — Prorated Annual Payout (2)	402,500		560,000		330,000		288,000
EIP — Target Payout (1x target amount)	—		—		—		—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated	—		1,683,372	(3)	—		—
Restricted Stock Units:
Unvested and Accelerated	194,352	(4)	—		593,215	(5)	—
Accrued Dividends (6)	19,267		—		24,914		—
Performance Units:
Unvested and Accelerated	—		3,635,901	(7)	560,907	(7)	—
Dividend Equivalents	—		150,391	(8)	47,522	(8)	—
Benefits and Perquisites:
Benefits Offset Payment (9)	19,082		15,604		15,607		19,896
Accrued Retirement Benefits:
Associates’ Pension Plan (10)	—		22,764		—		—
RSP (10)	719,722		940,807		998,767		699,558
ERP (10)	718,123		1,217,363		1,519,035		583,695
Total:	$3,223,046		$9,626,202		$5,189,967		$2,551,149
________________________

(1)	Equity valuations are based on the closing price of our stock on September 30, 2016 of $83.27.

(2)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target.

(3)
Immediate vesting of all outstanding and unvested stock options. Since Mr. Lukemire is retirement eligible, all NSOs are subject to accelerated vesting upon termination for any reason other than for cause.

(4)	With respect to Mr. Coleman, immediate vesting of the unvested portion of the May 8, 2013 RSUs only.

(5)
Value reflects immediate vesting of all unvested RSUs. Since Ms. Stump is retirement eligible, all RSUs are subject to accelerated vesting upon termination for any reason other than for Cause. The vested RSUs are generally settled on the third anniversary of the grant date.

(6)
Value reflects immediate vesting of all deferred dividend equivalents associated with unvested RSUs. Since Ms. Stump is retirement eligible, all deferred dividend equivalents are subject to accelerated vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(7)
With respect to Mr. Lukemire and Ms. Stump, the immediate vesting of all unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved). In addition to the performance criteria, the PUs are subject to the achievement of a three-year service-based vesting requirement from the date of grant, other than the special promotional PUs granted to Mr. Lukemire on January 30, 2015 that are subject to a two-year service-based vesting requirement. Since Mr. Lukemire and Ms. Stump are retirement eligible, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause, but the PUs remain subject to the performance criteria.

(8)
Immediate vesting of all deferred dividend equivalents associated with unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved). Since Mr. Lukemire and Ms. Stump are retirement eligible, all deferred dividend equivalents are subject to accelerated vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(9)
An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2016; calculated for a period of 18 months.

(10)	Reflects respective accrued benefits, which are fully vested as of September 30, 2016 (and are not further enhanced or accelerated as a result of the potential termination event).

Termination Due to Death or Disability:

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire	Ms. Stump	Mr. Smith
Compensation (1):
Base Salary	$—	$—	$—	$—
EIP — Prorated Annual Payout (2)	402,500	560,000	330,000	288,000
EIP — Target Payout	—	—	—	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated (3)	966,547	1,683,372	—	567,818
Restricted Stock Units:
Unvested and Accelerated (4)	194,352	—	593,215	—
Accrued Dividends (5)	19,267	—	24,914	—
Performance Units:
Unvested and Accelerated (6)	1,658,572	2,585,700	560,907	1,227,650
Dividend Equivalents (7)	76,108	109,024	47,522	66,015
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Associates’ Pension Plan (8)	—	22,764	—	—
RSP (8)	719,722	940,807	998,767	699,558
ERP (8)	718,123	1,217,363	1,519,035	583,695
Total:	$4,755,191	$7,119,030	$4,074,360	$3,432,736
________________________

(1)	Equity valuations are based on the closing price of our stock on September 30, 2016 of $83.27.

(2)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target.

(3)	Immediate vesting of all outstanding and unvested stock options.

(4)	Immediate vesting and settlement of all unvested RSUs.

(5)	Immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs.

(6)
Immediate vesting and settlement of all unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved), other than the special promotional PUs granted to Mr. Lukemire on January 30, 2015. In addition to the performance criteria, the PUs are subject to the achievement of a three-year service-based vesting requirement from the date of grant, which is deemed to be satisfied upon termination in the event of death or disability.

(7)
Immediate vesting and settlement of all deferred dividend equivalents associated with unvested PUs, other than the deferred dividend equivalents associated with the special promotional PUs granted to Mr. Lukemire on January 30, 2015. Where applicable, amounts reported assume the target level of performance is achieved for all PUs.

(8)
Reflects respective account balances as of September 30, 2016, which are fully vested as of September 30, 2016 (and are not further enhanced or accelerated as a result of the potential termination event).

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason (within 2 years following CIC):

	Mr. Coleman	Mr. Lukemire	Ms. Stump	Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$1,150,000	$1,400,000	$1,100,000	$960,000
EIP — Prorated Annual Payout (2)	402,500	560,000	330,000	288,000
EIP — Target Payout (2x target amount)	805,000	1,120,000	660,000	576,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated (3)	966,547	1,683,372	—	567,818
Restricted Stock Units:
Unvested and Accelerated (4)	194,352	—	593,215	—
Accrued Dividends (5)	19,267	—	24,914	—
Performance Units:
Unvested and Accelerated (6)	1,658,572	3,635,901	560,907	1,227,650
Dividend Equivalents (7)	76,108	150,391	47,522	66,015
Benefits and Perquisites:
Benefits Offset Payment (8)	19,082	15,604	15,607	19,896
Accrued Retirement Benefits:
Associates’ Pension Plan (9)	—	22,764	—	—
RSP (9)	719,722	940,807	998,767	699,558
ERP (9)	718,123	1,217,363	1,519,035	583,695
Total:	$6,729,273	$10,746,202	$5,849,967	$4,988,632
________________________

(1)	Equity valuations are based on a closing price of our stock on September 30, 2016 of $83.27.

(2)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target.

(3)	Immediate vesting of all outstanding and unvested stock options.

(4)	Immediate vesting and settlement of all unvested RSUs.

(5)	Immediate vesting and settlement of all deferred cash dividends and dividend equivalents associated with unvested RSUs.

(6)
Immediate vesting and settlement of all unvested PUs. The PUs are subject to the achievement of the pre-defined performance criteria as well as a three-year service-based vesting requirement from the date of grant, other than the special promotional PUs granted to Mr. Lukemire on January 30, 2015 that are subject to a two-year service-based vesting requirement. However, in the event of a change in control, all performance criteria and service-based vesting requirements are deemed to have been met on the date of the change in control.

(7)	Immediate vesting and settlement of all deferred dividend equivalents associated with unvested PUs.

(8)
An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2016 calculated for a period of 18 months.

(9)
Reflects respective account balances as of September 30, 2016, which are fully vested as of September 30, 2016 (and are not further enhanced or accelerated as a result of the potential termination event).

Change in Control Only (no termination):

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire	Ms. Stump	Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$—	$—	$—	$—
EIP — Prorated Annual Payout	—	—	—	—
EIP — Target Payout (2x target)	—	—	—	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated (2)	966,547	1,683,372	—	567,818
Restricted Stock Units:
Unvested and Accelerated (3)	194,352	—	593,215	—
Accrued Dividends (4)	19,267	—	24,914	—
Performance Units:
Unvested and Accelerated (3)	1,658,572	3,635,901	560,907	1,227,650
Dividend Equivalents (4)	76,108	150,391	47,522	66,015
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Associates’ Pension Plan	—	—	—	—
RSP	—	—	—	—
ERP	—	—	—	—
Total:	$2,914,846	$5,469,664	$1,226,558	$1,861,483
________________________

(1)	Equity valuations are based on the closing price of our stock on September 30, 2016 of $83.27.

(2)	Immediate cancellation and settlement of all outstanding and unvested stock options (assuming unvested stock options will not be assumed or substituted in connection with the change in control).

(3)
Immediate vesting and settlement of all unvested RSUs and PUs (assuming unvested RSUs and PUs will not be assumed or substituted in connection with the change in control). In the event of a change in control, all performance criteria and service-based vesting requirements are deemed to have been met on the date of the change in control.

(4)
Immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs and PUs (assuming unvested RSUs and PUs will not be assumed or substituted in connection with the change in control).

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

In connection with executing the Hagedorn Severance Agreement on December 11, 2013, Mr. Hagedorn became a party to the Hagedorn Noncompetition Agreement, pursuant to which Mr. Hagedorn has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Hagedorn Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for Mr. Hagedorn’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Hagedorn Noncompetition Agreement also contains provisions that prevent Mr. Hagedorn from engaging in specified competitive and solicitation activities during his employment with Scotts LLC and its affiliates, and for an additional three years thereafter. As additional consideration for entering into the Hagedorn Severance Agreement, which incorporates the Hagedorn Noncompetition Agreement, Mr. Hagedorn is entitled to receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year restrictive period. However, the non-compete payments are only payable in the following situations: (1) in the event Mr. Hagedorn’s employment is terminated involuntarily without Cause; (2) in the event Mr. Hagedorn voluntarily terminates his employment with Good Reason; or (3) in the event Mr. Hagedorn voluntarily terminates his employment without Good Reason, provided the Board of Directors notifies Mr. Hagedorn that it intends to enforce the restrictive covenants. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will result in forfeiture of any remaining non-compete payments, if applicable, and the repayment of any prior non-compete payments received by Mr. Hagedorn pursuant to the terms of the Hagedorn Severance Agreement. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will also result in forfeiture of future payment under the EIP and will oblige Mr. Hagedorn to return to Scotts LLC any monies paid to him under the EIP within the three years prior to breach.

Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (the “Noncompetition Agreement”), pursuant to which each executive officer has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Noncompetition Agreement also contains provisions that prevent the individual party to it from engaging in specified competitive and solicitation activities during his or her employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the Noncompetition Agreement will result in forfeiture of any future payment under the EIP and will oblige the individual to return to Scotts LLC any monies paid to him or her under the EIP within the three years prior to breach.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires us to provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. This proposal is commonly referred to as the “Say-on-Pay” vote.

Linking executive pay to shareholder value creation is central to the design of our executive compensation programs.  The Compensation Committee strives to achieve this linkage over both the short-term and long-term horizon by establishing plan goals tied to shareholder value creation, that, when achieved or exceeded, reward our executives relative to the shareholder value they help create.  We design our compensation programs to reflect key market practices, offer meaningful variable pay opportunities and emphasize pay-for-performance. Our CD&A, which begins on page 21 of this Proxy Statement, provides a detailed description of our compensation philosophy and objectives, the elements of executive compensation and our compensation practices. We encourage you to review the CD&A before voting on this proposal.

Highlights of our compensation philosophy and program for the 2016 fiscal year include the following:

•
Performance-Based Pay: Consistent with our pay-for-performance philosophy, approximately 75% of the annual compensation opportunity for our CEO was delivered in the form of variable pay tied to financial performance. For the other NEOs, approximately two-thirds of their annual compensation opportunity was delivered in the form of variable pay tied to financial performance.

•
No Employment Agreements: The Company no longer maintains employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are provided under an executive severance plan.

•	Limited Executive Perquisites: The Company does not offer certain cash-based executive perquisites, such as car allowances and financial planning services.

•
Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which provide for vesting upon involuntary termination of employment within 24 months after a change in control if equity-based awards are assumed or substituted in the transaction or if equity-based awards otherwise continue in effect after the transaction.

•
Clawback Provisions: All of our equity-based awards and annual incentive awards contain provisions designed to enable the Company to recover such awards if the recipient violates the noncompetition covenant or engages in conduct detrimental to the Company. In addition, our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement.

•
Significant Stock Ownership: Each of our NEOs is expected to maintain a significant amount of his or her accumulated wealth in the form of Common Shares. The ownership guidelines are 10 times base salary for our CEO, 5 times base salary for our COO and 3 times base salary for all other NEOs.

•
Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•
Compensation Risk Assessment: The Company conducted an annual review of its compensation programs for the 2016 fiscal year and concluded that the compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•
Independent Compensation Committee: Each member of our Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. Each member of our Compensation Committee also qualifies as an outside director for purposes of IRC § 162(m) and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

•
Insider Trading Policy; Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

The Say-on-Pay vote is not intended to address any specific element of compensation, but rather provides shareholders an opportunity to express their views regarding the overall compensation of our NEOs and our executive compensation philosophy and objectives, guiding principles, policies and practices.

Recommendation and Vote

For the reasons set forth above, the Company is asking its shareholders to support the compensation of the NEOs as set forth in this Proxy Statement by approving the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnote and narrative disclosures accompanying the tables.”

To be approved, this proposal requires the affirmative vote of holders of a majority of the Company’s Common Shares that are voted on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Abstentions and broker non-votes will be treated as votes cast “Against” the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

We highly value the opinions of our shareholders. Accordingly, although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee will consider the outcome of the Say-on-Pay vote in connection with future executive compensation decisions.

PROPOSAL NUMBER 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF
THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN

Proposal

We are seeking shareholder approval of the amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Plan”), which was adopted, subject to shareholder approval, by the Board of Directors (“Board”) of the Company. We refer to the Plan as modified by the proposed amendment and restatement as the “Amended Plan.” A copy of the Amended Plan is attached to this Proxy Statement as Annex A. The Amended Plan will become effective only if it is approved by our shareholders.

The Plan provides for the grant of the following types of awards (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; (vi) performance shares; (vii) performance units; (viii) cash-based awards; and (ix) other equity-based awards not described by one of the foregoing awards (collectively, the “Plan Awards”). The Amended Plan includes the following changes to the Plan:

•	Increase in Aggregate Share Limit. The Amended Plan increases the maximum number of common shares available for grant to participants under the Plan by 3,000,000 common shares.

•	Share Limits for Incentive Stock Options. The Amended Plan provides that the aggregate limit for incentive stock option awards made on or after January 27, 2017 is 4,943,137 common shares.

•
Performance Units and Performance Shares Annual Individual Award Limits. The Amended Plan revises the individual annual share limit for performance units and performance shares. Under the Amended Plan, the maximum number of common shares for which performance units and performance shares that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”) may be granted to an employee during a fiscal year shall not exceed 300,000 common shares; provided that if the performance period is longer than one year, the maximum number of common shares for which such performance units and performance shares may be granted to an employee during a fiscal year shall not exceed 300,000 common shares multiplied by the number of years in the applicable performance period, which shall not exceed five years.

•
Dividend and Dividend Equivalent Annual Individual Award Limits. The Amended Plan provides that the maximum amount of normal cash dividends and dividend equivalents with respect to normal cash dividends that are intended to be performance-based compensation under Section 162(m) of the Code and that any employee may accrue for any fiscal year with respect to Plan Awards shall not exceed the greater of $7,500,000 or 250,000 common shares.

•
Non-Employee Director Annual Limits. The Amended Plan revises the non-employee director award limit such that on and after January 27, 2017 the maximum grant date value of common shares subject to Plan Awards that may be granted to a non-employee director during any fiscal year, in the capacity as a non-employee director, will not exceed $500,000 in total value, with the value calculated based on the grant date fair value for such Plan Awards for financial reporting purposes.

•
Definitions. The Amended Plan revises the definition of “change in control” so that the definition in the Plan applies to Plan Awards, except, that the Compensation and Organization Committee (“Compensation Committee”) may provide for a more restrictive definition of change in control in an award agreement if necessary or appropriate to comply with Section 409A of the Code or as the Compensation Committee deems appropriate.

•	Performance Metrics. The Amended Plan expands the performance measures that the Compensation Committee may consider when granting performance-based compensation.

•
Shareholder Approval of Performance Measures. The Amended Plan provides that the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of the Plan regarding performance-based compensation under Section 162(m) of the Code, if such performance-based awards are to be made under the Plan after the date of such meeting of the shareholders and if required by Section 162(m) of the Code or the regulations thereunder.

•
Extension of Plan Expiration Date. Currently, the authority to grant new awards under the Plan will expire on January 16, 2023. The Amended Plan extends the expiration date of the Plan until January 26, 2027.

•	Other Changes. The Amended Plan makes other clarifying and administrative changes, and changes to comply with applicable law.

Background

The Compensation Committee believes it is desirable to continue to have equity-based awards as well as cash-based awards available under a long-term incentive plan to recruit new individuals to become employees or serve as directors or third party service providers and for incentive purposes, where necessary or appropriate. The Amended Plan will continue to make the Company’s common shares (the “Common Shares”) available for a variety of awards, allowing the Company to choose the incentives most appropriate to individual circumstances. The Amended Plan is intended to benefit the Company and its shareholders.

The Company’s shareholders originally approved the Plan at the 2006 Annual Meeting of Shareholders, effective January 26, 2006. The Plan was amended and restated effective as of October 30, 2007 to reflect administrative changes and compliance with Section 409A of the Code. Subsequently, on January 20, 2010, the Plan was amended to allow award agreements for Plan Awards granted on or after January 20, 2010 to specify different termination of service provisions from those set forth in the Plan. On January 20, 2011, the Company’s shareholders re-approved the material terms of the performance criteria under the Plan. The Plan was subsequently amended and restated effective January 17, 2013 to increase the aggregate and individual share and cash limits, create a fungible share pool, and make other changes.

Determination of Shares to be Available for Issuance

The Board approved the additional share authorization requested under the Amended Plan based, in part, on a belief that the number of Common Shares currently available under the Plan does not give us sufficient flexibility to adequately provide for future incentives. We will continue to have the authority to grant awards under the Plan, within the existing Plan limits, if shareholders do not approve this proposal.

If this Proposal Number 3 is approved by our shareholders at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”), the maximum aggregate number of Common Shares that may be issued with respect to grants made on and after January 27, 2017 will be equal to the sum of (i) 3,000,000 Common Shares, plus (ii) 1,943,137 Common Shares, which is the number of Common Shares that remained available for awards under the Plan as of the Record Date, December 1, 2016, plus (iii) the number of Common Shares subject to outstanding awards under the Plan as of December 1, 2016 that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid under the Plan (not exceeding 2,365,667 Common Shares). The share reserve is subject to adjustment as described under “Adjustments” below.

The number of Common Shares reserved for issuance under the Plan will be reduced on a one-for-one basis for each Common Share issued under the Amended Plan pursuant to a stock option or stock appreciation right and will be reduced by a fixed ratio of two to one (2:1) shares (the “Full Value Factor”) for each Common Share issued under the Amended Plan pursuant to any Plan Award other than a stock option or stock appreciation right. For example, if shares are issued pursuant to an award of 1,000 restricted stock units, the share reserve under the Amended Plan will be reduced by 2,000 Common Shares.

When deciding on the number of Common Shares to be available for awards under the Amended Plan, the Compensation Committee considered a number of factors, including the number of Common Shares available under the Plan, our past share usage (referred to as run rate), the number of Common Shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from our shareholders and shareholder advisory firms.

Dilution Analysis

As of December 1, 2016, our capital structure consisted of 60,025,335 Common Shares outstanding. There were 1,943,137 Common Shares which remained available for the grant of awards under the Plan as of December 1, 2016. No awards have been granted after December 1, 2016 and prior to the date of this Proxy Statement. The proposed share authorization is a request for 3,000,000 new Common Shares to be available for awards under the Amended Plan.

Potential Overhang with 3,000,000 New Common Shares

Stock Options Outstanding as of December 1, 2016	1,793,497
Weighted Average Exercise Price of Stock Options Outstanding as of December 1, 2016	$51.45
Weighted Average Remaining Term of Stock Options Outstanding as of December 1, 2016	5.75
Outstanding Full Value Awards under the Plan as of December 1, 2016	572,170
Total Equity Awards Outstanding as of December 1, 2016	2,365,667
Common Shares Available for Grant under the Plan as of December 1, 2016	1,943,137
Common Shares Requested	3,000,000

The table below shows our potential dilution (referred to as overhang) levels based on our fully diluted Common Shares and our request for 3,000,000 new Common Shares to be available for awards under the Amended Plan. The share authorization after adding the 3,000,000 Common Shares represents approximately 10.9% of fully diluted Common Shares of the Company, including all Common Shares that will be authorized under the Amended Plan, as described in the table below. The Compensation Committee believes that this number of Common Shares under the Amended Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity awards, and that equity awards are an important component of our compensation program.

	Before Share Authorization	After Share Authorization
Total Equity Awards Outstanding + Shares Available for Grant (A)	4,308,804	7,308,804
Common Shares Outstanding as of December 1, 2016 (B)	60,025,335	60,025,335
Fully Diluted Common Shares (C )	64,334,139	67,334,139
Simple Overhang (A ÷ B)	7.2%	12.2%
Fully Diluted Overhang (A ÷ C)	6.7%	10.9%

The Outstanding Full Value Awards in the foregoing table are measured at target for the outstanding performance-based awards, which can be paid at, above or below target.

The Fully Diluted Common Shares in the foregoing table consists of the Common Shares Outstanding as of December 1, 2016 plus the Total Equity Awards Outstanding + Shares Available for Grant under the Plan as described in the foregoing table. Based on our current equity award practices, the Compensation Committee estimates that the authorized Common Shares under the Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately three to five years, in amounts determined appropriate by the Compensation Committee. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or slowly. These circumstances include, but are not limited to, the future price of our Common Shares, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

The following table illustrates our traditional run rate. The table includes the number of stock options and time-vested full value awards granted during each fiscal year, and the number of performance units and performance shares earned or vested during each fiscal year.

Fiscal Year	Stock Options	Full Value Awards	Weighted Average Common Shares Outstanding as of September 30, 2016	Traditional Run Rate
2016	444,890	232,029	61,100,000	1.11%
2015	440,690	157,843	61,100,000	0.98%
2014	98,186	150,733	61,600,000	0.40%

The Compensation Committee believes that our executive compensation program, and particularly the granting of equity awards, allows us to align the interests of officers and other employees who are selected to receive awards with those of our shareholders. The Amended Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain officers and other employees who we expect will contribute to our financial success. The Compensation Committee believes that awards granted pursuant to the Amended Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of Common Shares be authorized for issuance under the Amended Plan.

Purpose

The purpose of the Amended Plan is to provide a means whereby employees, directors and third party service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. In addition, the purpose of the Amended Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors or third party service providers and to provide a means whereby those individuals, upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain ownership of the Common Shares, thereby strengthening their concern for the welfare of the Company.

Among other awards, the increased aggregate share limit incorporated into the Amended Plan will facilitate the Compensation Committee’s intention to align a significant portion of the equity-based compensation of the named executive officers to a performance-based design directly connected to a long-term strategic growth initiative referred to as “Project Focus,” which provides a roadmap to reconfigure the Company to drive long-term enterprise-wide growth, dramatically improve cash flows, incorporate a capital allocation strategy that is focused on returning cash to shareholders, and increase the overall level of investor return. The Compensation Committee believes it is critical that the Company’s executives be directly aligned with, and invested in, the success of Project Focus. To that end, the Company is contemplating a long-term performance-based equity award program (referred to as the “Project Focus Awards”) that is intended to:

•	Ensure the alignment of management and shareholder interests;

•	Align management’s decision making in support of the Project Focus financial objectives; and

•	Promote the retention and continuity of the Company’s senior leadership.

It is anticipated that the Project Focus Awards will be made in conjunction with the Company’s normal management long-term grant process following the Annual Meeting. As a result, the specific participants and grant values will not be finalized until after the Annual Meeting. It is expected that the Project Focus Awards will pull forward a portion of the grant value that likely would have been provided over the next five years into front-loaded performance-based awards with robust performance goals tied to increased free cash flow and investor returns. These goals are directly aligned to the objectives of the Project Focus long-term strategic plan. Due to the front-loaded nature of the Project Focus Awards, it is anticipated that the value of ongoing annual grants to the named executive officers over the five-year performance period will be significantly reduced versus recent grant levels. The Project Focus Awards are expected to ensure that the value of equity-based compensation realized by our named executive officers over the performance period will be substantially linked to the success of Project Focus. As of the filing date of this Proxy Statement, the Compensation Committee has not determined the maximum pool of Common Shares to be allocated to the Project Focus Awards or the specific performance goals. However, it is not expected that the maximum number of Common Shares attributable to Project Focus Awards to be granted to the Company’s named executive officers would exceed the total number of Common Shares currently available under the Plan without taking into account the increase in aggregate share limits as provided in the Amended Plan.

The following is a brief summary of the material features of the Amended Plan. This summary (and the bullet list above of changes to the Plan made in the Amended Plan) is qualified in its entirety by reference to the full text of the Amended Plan.

Summary of Operation of the Amended Plan

Share Authorization under the Amended Plan and Limitations on Plan Awards; Fungible Share Pool

Based on the number of Common Shares subject to outstanding awards under the Plan, 1,943,137 Common Shares remain available for issuance as of December 1, 2016.  The Compensation Committee is requesting an additional 3,000,000 Common Shares to be available for awards under the Amended Plan. If this Proposal Number 3 is approved by our shareholders at the Annual Meeting, the maximum aggregate number of Common Shares that may be issued with respect to grants made on or after January 27, 2017 will be equal to the sum of (i) 3,000,000 Common Shares, plus (ii) 1,943,137 Common Shares, which is the number of Common Shares that remained available for awards under the Plan as of December 1, 2016, plus (iii) the number of Common Shares subject to outstanding awards under the Plan as of December 1, 2016 that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid (not exceeding 2,365,667 Common Shares). The share reserve is subject to adjustment as described under “Adjustments” below.

Common Shares available for issuance under the Amended Plan may be authorized and unissued Common Shares or treasury shares. The Amended Plan retains a “fungible share pool,” pursuant to which the number of Common Shares available for grant shall be reduced by one share for each share covered by an option or stock appreciation right granted on or after January 17, 2013, and the number of Common Shares available for grant shall be reduced by two shares per each share subject to any other type of award granted on or after January 17, 2013. The full number of Common Shares covered by a stock appreciation right that is to be settled by the issuance of Common Shares will be counted against the number of Common Shares available under the Amended Plan, regardless of the number of Common Shares actually issued on the settlement of such stock appreciation right.

Within the overall share authorization under the Amended Plan, for Plan Awards granted on and after January 27, 2017, no more than 4,943,137 Common Shares may be issued pursuant to incentive stock options granted under the Plan, subject to adjustment as described under “Adjustments” below.

The maximum grant date value of Common Shares subject to Plan Awards granted to a non-employee director during any fiscal year, in the capacity as a non-employee director, will not exceed $500,000 in total value. For this purpose, the value shall be calculated based on the grant date fair value for such Plan Awards for financial reporting purposes. The Company’s fiscal year is currently October 1 through September 30.

Subject to adjustment as described under “Adjustments” below, the following limits apply with respect to awards to employees that are intended to qualify as performance-based compensation under Section 162(m) of the Code (see section captioned “Summary of Operation of the Amended Plan — Section 162(m); Performance Measures”):

(i) The maximum number of Common Shares for which performance units and performance shares may be granted to an employee during a fiscal year under the Amended Plan shall not exceed 300,000 Common Shares; provided that if the performance period is longer than one year, the maximum number of Common Shares for which performance units and performance shares may be granted to an employee during a fiscal year shall not exceed 300,000 Common Shares multiplied by the number of years in the applicable performance period, which shall not exceed five years.

(ii) The maximum number of Common Shares which may be subject to restricted stock or restricted stock units granted to any employee in a fiscal year under the Amended Plan is 300,000 Common Shares.

(iii) The maximum number of Common Shares which may be subject to options granted to any employee in a fiscal year under the Amended Plan is 500,000 Common Shares.

(iv) The maximum number of Common Shares which may be subject to stock appreciation rights granted to any employee in a fiscal year under the Amended Plan is 500,000 Common Shares.

(v) The maximum amount of normal cash dividends and dividend equivalents with respect to normal cash dividends that an employee may accrue for any fiscal year with respect to Plan Awards shall not exceed the greater of $7,500,000 or 250,000 Common Shares.

(vi) The maximum amount that may be awarded or credited to any employee with respect to cash-based awards in a fiscal year under the Amended Plan shall not exceed the greater of $5.0 million or the value of 100,000 Common Shares.

(vii) The maximum number of Common Shares which may be granted to any employee with respect to other equity-based awards in a fiscal year under the Amended Plan shall not exceed 150,000 Common Shares.

Any Common Shares related to awards under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Common Shares, are settled in cash in lieu of Common Shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of Common Shares, for Plan Awards not involving Common Shares, shall be available again for grant under the Amended Plan; provided, however, that the number of Common Shares that shall again be available shall be based on the Full Value Factor if the previous award was not an option or stock appreciation right. If any Common Shares are withheld by the Company or are tendered (either actually or by attestation) by a participant to satisfy any tax withholding obligation with respect to a Plan Award (other than an option or stock appreciation right), then the Common Shares so tendered or withheld shall again be available for issuance under the Amended Plan, and shall correspondingly increase the total number of Common Shares available for issuance under the Amended Plan, based on the Full Value Factor.

Notwithstanding anything to the contrary in the prior paragraph, the following Common Shares will not again become available for issuance under the Amended Plan: (i) any Common Shares which would have been issued upon any exercise of an option award but for the fact that the exercise price was paid by a “net exercise” or any Common Shares tendered (either actually or by attestation) by a participant in payment of the exercise price of an option award; (ii) any Common Shares withheld by the Company or Common Shares tendered (either actually or by attestation) by a participant to satisfy any tax withholding obligation with respect to an option award or a stock appreciation right award (but not other Plan Awards); (iii) Common Shares covered by a stock appreciation right award that are not issued in connection with the stock settlement upon its exercise; or (iv) Common Shares that are repurchased by the Company using option exercise proceeds.

Eligibility and Participation

As under the current Plan, all employees, directors and third party service providers of the Company are eligible to participate in the Amended Plan. For purposes of the Amended Plan, an “employee” means any individual who performs services for and is designated as an employee of the Company, an affiliate of the Company or a subsidiary of the Company on the payroll records of the relevant entity; a “director” means any individual who is a member of the Board of the Company; and a “third party service provider” means any consultant, agent, advisor or independent contractor who renders services to the Company, a subsidiary of the Company or an affiliate of the Company, other than a person who (a) provides services in connection with the offer or sale of the Company’s securities in a capital raising transaction or (b) directly or indirectly promotes or maintains a market for the Company’s securities.

The Company estimates that approximately 60 employees of the Company and its current affiliates and subsidiaries are currently eligible to receive Plan Awards, including the executive officers of the Company named in the Summary Compensation Table. In addition, following the election of four directors at the Annual Meeting, there will be 10 directors (including Mr. Hagedorn in his capacity as CEO) of the Company eligible to receive Plan Awards. Mr. Hagedorn does not receive additional compensation, including Plan Awards, for his services as a director, and the Company does not intend to make any grants to Mr. Hagedorn under the Amended Plan for his services as a director. The Company is unable to reasonably estimate the number of third party service providers who may be eligible to receive Plan Awards.

Section 162(m); Performance Measures

As under the current Plan, the Amended Plan is intended to permit the grant of Plan Awards that qualify as performance-based compensation under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) limits the deduction that a corporation may claim for compensation paid to its CEO and certain other named executive officers (“covered employees”). Section 162(m) generally provides that amounts paid to a covered employee in excess of $1 million are not deductible.

The deduction limitation of Section 162(m) does not apply to “performance-based compensation” within the meaning of Section 162(m). Like the current Plan, the Amended Plan is designed so that Plan Awards may qualify for this exemption if the Compensation Committee deems appropriate. The Compensation Committee is authorized to grant Plan Awards that are not performance-based compensation under Section 162(m).

For performance units and performance shares that are intended to be performance-based compensation under Section 162(m), the performance units and performance shares shall be conditioned upon the achievement of pre-established goals relating to one or more performance measures as set forth below, which shall be established within 90 days after the beginning of the performance period (and before 25% of the performance period has been completed), as determined in writing by the Compensation Committee and subject to such modifications as specified by the Compensation Committee. Notwithstanding the foregoing, for performance units and performance shares intended to be performance-based compensation under Section 162(m), the pre-established performance goals shall satisfy the requirements for performance-based compensation under Section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

The performance measures that can be used for a Plan Award that is intended to qualify as “performance-based compensation” under Section 162(m) are one or more of the following: (i) net earnings or net income (before or after taxes); (ii) earnings per share (basic or diluted); (iii) net sales or revenue growth; (iv) net operating profit; (v) return measures (including, but not limited to, return on assets, capital, invested capital, investor return, equity, sales, revenue or dividend yield); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) expense targets; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) customer satisfaction; (xvi) working capital targets; (xvii) economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xviii) developing new products and lines of revenue; (xix) reducing operating expenses; (xx) developing new markets; (xxi) meeting completion schedules; (xxii) developing and managing relationships with regulatory and other governmental agencies; (xxiii) managing cash; (xxiv) managing claims against the Company, including litigation; and (xxv) identifying and completing strategic acquisitions. Any performance measure may be used to measure the performance of the Company, a subsidiary and/or an affiliate as a whole, or any business unit of the Company, a subsidiary, and/or an affiliate or any combination thereof, as the Compensation Committee may deem appropriate. Any of the above performance measures may be applied as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate.

In addition, the Compensation Committee may provide in any award agreement that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and infrequently occurring items as described in applicable Accounting Principles Board opinions and in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses and (viii) other appropriate events. To the extent such inclusions or exclusions affect Plan Awards to covered employees, they must be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

Plan Awards that are intended to qualify as performance-based compensation may not be adjusted upward to cause the Plan Award to cease to meet the requirements of Section 162(m), except as authorized by Section 162(m). The Compensation Committee has the discretion to adjust such Plan Awards downward, either on a formula or discretionary basis, or any combination thereof. In the event applicable tax, stock exchange and/or securities laws change to permit the Compensation Committee to adopt additional governing performance measures without obtaining shareholder approval of such changes, the Compensation Committee has the sole discretion to make such changes without obtaining shareholder approval. If the Compensation Committee determines that it is advisable to grant Plan Awards that do not qualify as performance-based compensation, the Compensation Committee may make such grants without satisfying the requirements of Section 162(m) and may base vesting on performance measures other than those described above. Prior to any payment pursuant to Section 162(m), the Compensation Committee will be required to certify in writing that the applicable performance measures have been met. The Compensation Committee may provide in an award agreement that performance units or performance shares that are intended to be performance-based compensation under Section 162(m) may be payable, in whole or in part, in the event of the participant’s death or disability, a change in control, or under other circumstances consistent with Treasury regulations and rulings under Section 162(m).

Administration

As under the current Plan, the Amended Plan is administered by the Compensation Committee (in the case of awards other than those granted to non-employee directors) or the Board of the Company (in the case of awards granted to non-employee directors). The term “Administrator” means the Compensation Committee or the Board, as applicable.

The Compensation Committee consists of, unless otherwise determined by the Board, not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended, (ii) “outside directors” within the meaning of the regulations under Section 162(m) of the Code, and (iii) “independent directors” as determined in accordance with the independence standards established by the stock exchange on which Common Shares are at the time primarily traded.

The Compensation Committee has the full and exclusive discretionary power to: (i) interpret the terms and the intent of the Amended Plan and any award agreement or other agreement or document ancillary to, or in connection with, the Plan; (ii) determine eligibility for Plan Awards granted to participants other than non-employee directors of the Company (which determination will be made by the Board); and (iii) adopt such rules, regulations, forms, instruments and guidelines for administering the Plan as the Compensation Committee deems necessary or proper. The Administrator has the authority to: (i) select Plan Award recipients; (ii) establish all terms and conditions of Plan Awards and award agreements, including the treatment of Plan Awards following a change in control; (iii) grant Plan Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or arrangements of the Company; and (iv) construe any provision of the Plan or any award agreement.

The Compensation Committee may delegate to one or more of its members or to one or more officers of the Company, its subsidiaries or affiliates, or to one or more agents or advisors, such administrative duties or powers as the Compensation Committee may deem advisable to the extent permitted or required by law or governing document. In addition, the Compensation Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Compensation Committee: (i) designate employees who are to receive Plan Awards; and (ii) determine the size of any such Plan Awards. However, the Compensation Committee may not delegate such responsibilities to any such officer for Plan Awards granted to an employee who is, on the relevant date, an officer or director of the Company, or a more than 10% beneficial owner of any class of the our equity securities that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as determined by the Board or Compensation Committee in accordance with Section 16 of the Securities Exchange Act of 1934, as amended; the resolution providing such authorization must set forth the total number of Plan Awards such officer(s) may grant; and the officer(s) must report periodically to the Compensation Committee regarding the nature and scope of the Plan Awards granted pursuant to the authority delegated.

Description of Plan Awards

As under the current Plan, the Amended Plan authorizes the grant or award of the following Plan Awards (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; (vi) performance shares; (vii) performance units; (viii) cash-based awards; and (ix) other equity-based awards not described by one of the foregoing awards.

Only employees of the Company and its subsidiaries may be granted incentive stock options. Employees, directors and third party service providers may be granted or awarded non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, cash-based awards or other equity-based awards.

Pursuant to the Amended Plan, each participant’s award agreement will set forth the extent to which the participant will have the right to exercise, retain or receive, as applicable, the Plan Awards subject to such agreement following the termination of the participant’s employment with or provision of services to the Company, its affiliates and/or its subsidiaries, as the case may be. Such provisions are to be determined in the sole discretion of the Administrator, need not be uniform among all Plan Awards, may differ from the termination provisions of the Amended Plan and may reflect distinctions based on the reason for termination.

Options

As under the current Plan, non-qualified stock options may be granted to any participant under the Amended Plan. However, incentive stock options may be granted only to eligible employees of the Company or of any parent or subsidiary corporation as permitted under the applicable provisions of the Code. Options may be granted for terms of up to, but not exceeding, ten years from the date of grant. Further, no incentive stock option granted to a 10% shareholder (as described below) can be exercisable later than the day before the fifth anniversary of its grant date. Each option grant is to be evidenced by an award agreement that specifies the exercise price of the option, the maximum duration of the option, the number of Common Shares to which the option pertains, the conditions upon which the option will vest and become exercisable, and such other provisions as the Administrator may determine.

The exercise price of each option granted to a participant will be specified in the award agreement by the Administrator. The exercise price must be at least 100% of the fair market value of the underlying Common Shares on the grant date; provided, however, that the option price must be at least 110% of the fair market value of a share on the grant date with respect to any incentive stock option issued to a participant who on the grant date owns more than 10% of the total combined voting power of the Company (as determined in accordance with the Code) (a “10% Shareholder”). For purposes of the Amended Plan, the fair market value of a Common Share on a particular date will generally be the closing price of a Common Share on the relevant trading day or, if such day is not a trading day, on the next trading day on which Common Shares were publicly traded on NYSE (the “fair market value”). On December 1, 2016, the fair market value of the Company’s Common Shares was $90.34.

The exercise price of any option must be paid in full at the time of exercise: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Common Shares having a fair market value equal to the exercise price; (iii) by a cashless broker-assisted exercise; (iv) by a combination of (i), (ii) and/or (iii); or (v) by any other method approved or accepted by the Compensation Committee in its sole discretion, including by the withholding of Common Shares subject to the exercisable option, which have a fair market value on the date of exercise equal to the exercise price, if permitted by the Compensation Committee. If the exercise price is paid through the tender of previously acquired Common Shares, those Common Shares must have either been purchased on the open market or been held by the participant for at least six months (or such other period as the Compensation Committee permits) prior to their tender if acquired under the Amended Plan or any other compensation plan maintained by the Company.

Stock Appreciation Rights

The Administrator may, in its discretion, grant stock appreciation rights. The award agreement will specify the grant price, the term of the stock appreciation right and such other provisions as the Administrator determines. The grant price of each stock appreciation right granted to a participant will be specified by the Administrator in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of the underlying Common Shares as determined on the grant date. No stock appreciation right will be exercisable later than the tenth anniversary of its grant date.

Upon the exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the excess of the fair market value of a Common Share on the exercise date over the grant price by (ii) the number of Common Shares with respect to which the stock appreciation right is exercised. At the discretion of the Administrator, the payment upon stock appreciation right exercise may be made in cash, Common Shares or a combination thereof, or in any other manner approved by the Administrator. The Administrator’s determination regarding the form of stock appreciation right payout may be set forth in the award agreement pertaining to the grant of the stock appreciation right.

Restricted Stock and Restricted Stock Units

The Administrator may, in its discretion, grant restricted stock and/or restricted stock units to participants. The award agreement will specify the period(s) of restriction, the number of Common Shares covered by the restricted stock or restricted stock unit award, and such other provisions as the Administrator determines. Among other things, the Administrator may impose any conditions and/or restrictions it deems advisable including, without limitation: (i) a requirement that the participant pay a stipulated purchase price for each share of restricted stock or each restricted stock unit; (ii) restrictions based upon the achievement of specified performance goals; (iii) time-based restrictions on vesting following the attainment of the performance goals; (iv) time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Company’s Common Shares are listed or traded; (v) holding requirements or sales restrictions placed on the Common Shares upon vesting of such restricted stock or restricted stock units; and (vi) whether or not a participant may make or refrain from making an election under Section 83(b) of the Code.

Except as provided under the Amended Plan and in a participant’s award agreement, Common Shares subject to a restricted stock award will become freely transferable by the participant after all the conditions and restrictions applicable to such Common Shares have been satisfied or lapse, and restricted stock units will be paid in cash, Common Shares or a combination of cash and Common Shares, as the Administrator determines. Unless otherwise determined by the Administrator and set forth in a participant’s award agreement, participants holding restricted stock may be granted the right to exercise full voting rights with respect to the underlying Common Shares during any period of restriction to the extent permitted or required by law. A participant will have no voting rights with respect to any restricted stock units granted under the Amended Plan.

Performance Units and Performance Shares

The Administrator may, in its discretion, grant performance units and/or performance shares to participants, as evidenced by an award agreement. The Administrator may establish performance goals for a participant for a particular performance period based upon various performance measures. If the performance units and/or performance shares are intended to be performance-based compensation under Section 162(m), the performance measures shall be as described above under “Summary of Operation of the Amended Plan — Section 162(m); Performance Measures.” Each performance unit will have an initial value that is established by the Administrator at the time of the grant. Each performance share will have an initial value equal to the fair market value of a Common Share on the grant date. The Administrator will set performance goals in its discretion which will, depending on the extent to which they are met, determine the value and/or number of performance units or performance shares that may be paid out to the participant. After the applicable performance period has ended (unless otherwise specified in an award agreement), the holder of performance units or performance shares will be entitled to receive payout on the value and number of performance units or performance shares earned during such performance period to the extent performance goals have been met. The Administrator may pay earned performance units or performance shares in cash, in Common Shares, or a combination of both, equal to the value of the earned performance units or performance shares at the close of the applicable performance period.

Cash-Based Awards and Other Equity-Based Awards

The Administrator may, in its discretion, grant cash-based awards or equity-based or equity-related awards not otherwise described in the Amended Plan (including the grant or offer for sale of unrestricted Common Shares) to participants, in such amounts and subject to such terms and conditions as the Administrator may determine. Each cash-based award under the Amended Plan will specify a payment amount or payment range as determined by the Administrator. Each other equity-based award will be expressed in terms of Common Shares or units based on Common Shares, as determined by the Administrator. The Administrator may also establish performance goals in its discretion, and the value and/or number of cash-based awards or other equity-based awards that may be paid out to a participant will depend on the extent to which such performance goals have been met. Payment, if any, of cash-based awards or other equity-based awards may be made in cash or Common Shares as the Administrator determines. Cash-based awards shall not include dividends or dividend equivalents.

Dividends and Dividend Equivalents

Any participant may be granted dividends or dividend equivalents based on the dividends declared on the Common Shares underlying a Plan Award (other than options or stock appreciation rights), to be credited as of the dividend payment dates, during the period between the grant date of the Plan Award and the date the Plan Award becomes payable or as otherwise provided in an award agreement, as determined by the Administrator; provided, however, that dividends or dividend equivalents shall be payable only when and to the extent the underlying Plan Awards vest and become payable. Any such dividend equivalents will be converted to cash or additional Common Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.

Tax Withholding

Consistent with the Financial Authority Standards Board’s Account Standards Update No. 2016-09 as released in March 2016, the Amended Plan provides that the Company has the right to withhold from any payment of cash or Common Shares to a participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including a participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“taxes”) with respect to a Plan Award. The Company may require the payment of any taxes before issuing any Common Shares pursuant to a Plan Award. The Compensation Committee may, if it deems appropriate in the case of a participant, withhold such taxes through a reduction of the number of Common Shares issued to such participant, or allow the participant to elect to cover all or any part of such withholding for taxes, through a reduction of the number of Common Shares issued to the participant or a subsequent return to the Company of Common Shares held by the participant, in each case valued in the same manner as used in computing the withholding taxes under applicable laws and in each case up to the minimum applicable withholding tax rate.

Participants Based Outside the United States

In order to comply with the laws in other countries in which the Company, its affiliates and/or its subsidiaries operate or have employees, directors or third party service providers, the Compensation Committee has the power and authority to: (i) determine which affiliates and subsidiaries are covered by the Amended Plan; (ii) determine which employees, directors and/or third party service providers outside the United States are eligible to participate in the Amended Plan; (iii) modify the terms and conditions of any Plan Award granted to employees and/or third party service providers outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (v) take any action, before or after a Plan Award is made, that the Compensation Committee deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Change in Control

Under the Amended Plan, a “change in control” will be deemed to occur upon the occurrence of any of the following:

•
A change in the majority of the members of the Board, from those in office on the date the Amended Plan is approved by the Company’s shareholders (“incumbent directors”), for any reason other than death (provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the incumbent directors then in office will be counted as an incumbent director in determining if there has been a change in a majority of the Board);

•
Any person (other than the Company, any of the Company’s subsidiaries, any employee benefit plan of the Company or any of the Company’s subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Compensation Committee) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

•
The consummation of (i) the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such transaction will own less than 50% of the voting power of such entity, or (ii) the sale or other disposition of all or substantially all of the assets of the Company;

•	The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company; or

•
For any reason, Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P., as determined by the Compensation Committee, becomes the beneficial owner, directly or indirectly, of securities representing more than 49% of the combined voting power of the Company’s then outstanding securities.

The Compensation Committee may provide for a more restrictive definition of change in control in an award agreement if necessary or appropriate to comply with Section 409A of the Code or as the Compensation Committee deems appropriate.

In the event of a change in control, except as provided below, outstanding awards shall be treated as described in this paragraph. Each option and stock appreciation right (other than options and stock appreciation rights of non-employee directors of the Company) outstanding on the date of the change of control may be cancelled in exchange either for cash equal to the excess of the change in control price, as defined below, over the exercise price or grant price, as applicable, of the cancelled option or stock appreciation right or, in the discretion of the Compensation Committee, for whole Common Shares with a fair market value equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled option or stock appreciation right plus cash equal to the value of any fractional Common Share. The Compensation Committee may allow participants to exercise any outstanding options or stock appreciation rights that are to be cancelled by following the normal procedures for exercising options and stock appreciation rights within 15 days of the date of the change in control. Except as otherwise provided in an award agreement, all performance goals will be deemed to have been met on the date of the change in control, all performance periods will be accelerated and all Plan Awards for which performance goals have been established will be distributed in a single lump sum cash payment within 30 days following the change in control. All other then-outstanding Plan Awards whose exercisability or vesting depends merely on the satisfaction of a service obligation by a participant to the Company, a subsidiary or an affiliate will vest in full and will be distributed, if not already held by the participant and to the extent applicable, in a single lump-sum cash payment within 30 days following the change in control based on the change in control price or, at the discretion of the Compensation Committee, in the form of whole Common Shares based on the change in control price.

The foregoing accelerated payments will not be made to a participant if the Compensation Committee determines, prior to the change in control and subject to requirements contained in the Amended Plan, that immediately after the change in control, the Amended Plan Awards will be honored or assumed, or new rights with substantially equivalent economic value will be substituted, by the employee’s employer, or (if the Company is the surviving company) that the Plan Awards in effect immediately prior to the change in control will continue without change following the change in control. In that event, accelerated payments will be made in limited circumstances upon involuntary or constructive termination within 24 months immediately following the change in control.

The “change in control price” will be (i) the price per Common Share paid in connection with the transaction resulting in the change in control or (ii) in the event of a change in control not related to a transfer of Common Shares, the highest fair market value of a Common Share on NYSE on any of the 30 consecutive trading days ending on the last trading day before the change in control occurs.

Upon a change in control, outstanding non-qualified stock options or stock appreciation rights issued to non-employee directors of the Company will be cancelled unless (i) the Common Shares remain publicly traded or (ii) the non-employee director remains a director of the Company immediately following the change in control. Each non-qualified stock option or stock appreciation right issued to a non-employee director that is cancelled will be exchanged either for cash equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled non-qualified stock option or stock appreciation right or, in the discretion of the Board, for whole Common Shares with a fair market value equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled non-qualified stock option or stock appreciation right plus cash equal to the value of any fractional Common Share. The Board also may allow non-employee directors to exercise any outstanding non-qualified stock options or stock appreciation rights that are to be cancelled by following the normal procedures for exercising non-qualified stock options and stock appreciation rights within 15 days of the date of the change in control. Restricted stock or restricted stock units held by a non-employee director will be settled for a lump sum cash payment equal to the change in control price within 30 days following such change in control. All other types of Plan Awards held by non-employee directors will be settled within 30 days following such change in control for a lump sum cash payment equal to the change in control price less any amount a non-employee director would be required to pay in order for the Plan Award to be exercised or settled, other than any such amount related to taxes.

Notwithstanding the foregoing, the Plan Awards subject to Section 409A of the Code will not be paid or settled upon change in control unless the change in control under the Amended Plan constitutes a “change in control event” under Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(5).

Forfeiture Events

The Administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to a Plan Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the Plan Award. These events may include, but will not be limited to: (i) termination of employment for cause; (ii) termination of the participant’s provision of services to the Company, an affiliate and/or a subsidiary; (iii) violation of material policies of the Company, an affiliate and/or a subsidiary; (iv) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant; or (v) other conduct by the participant that is detrimental to the business or reputation of the Company, its affiliates and/or its subsidiaries.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant must reimburse the Company the amount of any payment in settlement of a Plan Award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. All Plan Awards are subject to any Company clawback or recoupment policies, share trading policies and other policies that the Company may implement. See the Compensation Discussion and Analysis for a description of the Company’s clawback policy.

Transferability of Plan Awards

During a participant’s lifetime, the participant’s Plan Awards are exercisable only by the participant or the participant’s legal representative. Plan Awards are not transferable other than by will or the laws of descent and distribution. No Plan Awards may be subject to attachment, execution or levy of any kind, and any purported transfer in violation of the Amended Plan will be null and void. Notwithstanding the foregoing and subject to certain exceptions, the Administrator may, in its discretion, permit any or all Plan Awards (other than incentive stock options) to be transferred (without value) by a participant.

Adjustments

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Common Shares, exchange of Common Shares, dividend in kind, or other similar change in capital structure, number of outstanding Common Shares or distribution to shareholders of the Company, the Compensation Committee, in its sole discretion, shall, as required to prevent dilution or enlargement of participants’ rights under the Amended Plan, substitute or adjust, as applicable: (i) the number and kind of Common Shares that may be issued under the Amended Plan or under particular forms of Plan Awards; (ii) the Full Value Factor described above; (iii) the number and kind of Common Shares subject to outstanding Plan Awards; (iv) the exercise price or grant price applicable to outstanding Plan Awards; (v) the annual award limits; and (vi) other value determinations applicable to outstanding Plan Awards.

The Compensation Committee, in its sole discretion, shall also make adjustments in the terms of any Plan Award to reflect such changes or distributions and to modify any other terms of outstanding Plan Awards, including modifications of performance goals and changes in the length of performance periods. Subject to certain provisos as set forth in the Amended Plan, the Compensation Committee may authorize the issuance or assumption of benefits under the Amended Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as the Compensation Committee may deem appropriate, subject to compliance with the applicable rules, if any, under the Code.

The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, Plan Awards in recognition of unusual and infrequently occurring items affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, as the Compensation Committee determines appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made under the Amended Plan. Notwithstanding anything to the contrary, an adjustment to an option or to a stock appreciation right can be made only to the extent such adjustment complies with the requirement of Section 409A of the Code.

Amendment, Modification, Suspension and Termination; Repricing Requires Shareholder Approval

As under the current Plan, the Compensation Committee may alter, amend, modify, suspend or terminate the Amended Plan, at any time and from time to time, or any award agreement under the Amended Plan in whole or in part; provided, however, that the Amended Plan provides that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Shares), the Compensation Committee shall not, without prior shareholder approval, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original option or stock appreciation rights, or (iii) cancel outstanding options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities. No material amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rules.

The Amended Plan will terminate on January 26, 2027, unless terminated earlier as provided above. The Amended Plan provides that the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of the Plan regarding performance-based compensation under Section 162(m) of the Code if such performance-based awards are to be made under the Plan after the date of such meeting of the shareholders and if required by Section 162(m) of the Code or the regulations thereunder.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the Amended Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

Incentive Stock Options

Incentive stock options are intended to qualify for special treatment available under Section 422 of the Code. A participant will not recognize any income when an incentive stock option is granted. No income is recognized upon the exercise of an incentive stock option (although the exercise of an incentive stock option may result in or increase alternative minimum tax liability). The Company will not receive a deduction at either the grant or exercise of an incentive stock option. Also, incentive stock options are not subject to employment taxes.

If a participant acquires Common Shares by exercising an incentive stock option and continues to hold those Common Shares for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “incentive stock option holding period”), the amount the participant receives when the participant disposes of the Common Shares, minus the exercise price, will be taxable as long-term capital gain or loss (this is referred to as a “qualifying disposition”). Upon a qualifying disposition, the Company is not entitled to a deduction.

If a participant disposes of the Common Shares before the end of either incentive stock option holding period (this is referred to as a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess, if any, of (i) the fair market value of the Common Shares on the date the incentive stock option was exercised, or, if less, the amount received on the disposition, over (ii) the exercise price. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. The participant’s additional gain will be taxable as long-term or short-term capital gain (depending on whether the participant held the Common Shares for more than one year).

If a participant uses Common Shares received in the prior exercise of an incentive stock option (“delivered shares”) to pay the exercise price of an incentive stock option, the participant’s payment will be treated as a disqualifying disposition of the delivered shares if the delivered shares are used to exercise an incentive stock option before the end of their incentive stock option holding periods. This type of disposition generally will cause the participant to recognize ordinary income on the delivered shares equal to the ordinary difference between the exercise price of the delivered shares and the fair market value of the delivered shares at exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises an incentive stock option using (i) Common Shares that were not purchased pursuant to an incentive stock option or (ii) delivered shares that were purchased by exercising an incentive stock option that satisfied the incentive stock option holding periods, the participant generally will not recognize income, gain or loss in connection with the exercise.

If a participant exercises an incentive stock option using only delivered shares to pay the exercise price, the participant’s basis in the same number of new Common Shares will be the same as the participant’s basis in the delivered shares plus the taxable income, if any, that the participant recognized on the delivery of the delivered shares. Any additional new Common Shares will have a zero basis.

The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. When an incentive stock option is exercised, a participant must treat the excess, if any, of the fair market value of the Common Shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Non-Qualified Stock Options

Non-qualified stock options do not receive the special tax treatment afforded to incentive stock options under the Code. A participant will not recognize any income when a non-qualified stock option is granted and the Company will not receive a deduction at that time. However, unlike an incentive stock option, when a non-qualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Common Shares that the participant purchased on the date of exercise over the exercise price. Also, unlike an incentive stock option, this same amount will be subject to employment taxes. If a participant uses Common Shares or a combination of Common Shares and cash to pay the exercise price of an non-qualified stock option, he or she will have ordinary income equal to the value of the number of Common Shares that the participant purchases over the value of the number of Common Shares the participant surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes. When a non-qualified stock option is exercised, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of the Common Shares that the participant acquired by exercising a non-qualified stock option is larger than the exercise price the participant paid plus the amount of ordinary income recognized in the non-qualified stock option exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the exercise of the non-qualified stock option. But, if the amount a participant receives when the participant disposes of the Common Shares that the participant acquired by exercising a non-qualified stock option is less than the exercise price the participant paid plus the amount of ordinary income recognized in the non-qualified stock option exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the exercise of the non-qualified stock option.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Code, the participant will not recognize taxable income when restricted stock is granted and the Company will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted stock vests (i.e., when the participant can no longer lose them or is transferable) equal to the fair market value of the Common Shares the participant receives when the restrictions lapse, less any amount paid for the restricted stock, and the Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes.

If the amount a participant receives when the participant disposes of these Common Shares is larger than the value of the Common Shares when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the restricted stock vested. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the restricted stock vested.

If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the Common Shares of restricted stock on the grant date, less any amount paid for the restricted stock, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes. However, the participant will not recognize income when (and if) the restrictions lapse. If a participant earns the Common Shares, any appreciation between the grant date and the date the participant disposes of the Common Shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the grant date. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the grant date. Also, if a participant forfeits the participant’s restricted stock, the participant’s tax deduction in connection with that forfeiture is limited to the amount, if any, paid for the restricted stock.

Stock Appreciation Rights

A participant will not recognize any income when a stock appreciation right is granted and the Company will not receive a deduction at that time. When a stock appreciation right is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the Common Shares the participant receives upon exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes. If the amount a participant receives when the participant disposes of any Common Shares acquired upon the exercise of a stock appreciation right is larger than the value of the Common Shares when the stock appreciation right was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the stock appreciation right was exercised. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares when the stock appreciation right was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the stock appreciation right was exercised.

Restricted Stock Units, Performance Units, Performance Shares and Cash-Based Awards

A participant will not recognize taxable income when the Company grants the participant restricted stock units, performance units, performance shares and/or cash-based awards and the Company will not receive a deduction at that time. However, if the participant earns the Plan Award, the participant will recognize ordinary income equal to the cash and/or the fair market value of the Common Shares the participant receives at the time of delivery. Also, the same amount will be subject to employment taxes. The Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of the Common Shares acquired upon the settlement of a restricted stock unit, performance unit, performance share or cash-based award is larger than the value of the Common Shares when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after they were issued. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after they were issued.

Section 409A of the Internal Revenue Code

The Amended Plan provides that the Plan is intended to comply with the requirements of Section 409A of the Code to the extent applicable. All Plan Awards shall be construed and administered such that the Plan Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If a Plan Award is subject to Section 409A of the Code, unless the award agreement provides otherwise: (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code; (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code; (iii) payments to be made upon a change in control shall only be made upon a “change of control event” under Section 409A of the code; (iv) each payment shall be treated as a separate payment for purposes of Section 409A of the Code; and (v) in no event shall a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.

Any Plan Award granted under the Plan that is subject to Section 409A of the Code, and that is to be distributed to a “specified employee” (as defined under Section 409A of the Code) upon a termination of employment shall be administered so that any distribution with respect to such Plan Award shall be postponed for six months following the date of the participant’s termination of employment, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the participant’s death.

Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Plan Award complies with any provision of federal, state, local or other tax law.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. In some instances, participants may be subject to tax in jurisdictions other than the United States and may result in tax consequences that differ from those described above.

New Plan Benefits Under the Amended Plan

Future benefits under the Amended Plan will be granted at the discretion of the Compensation Committee and are therefore not currently determinable.

The table below shows, as to each of the Company’s executive officers named in the Summary Compensation Table of this Proxy Statement and various indicated individuals and groups, the awards granted between October 1, 2015 and September 30, 2016 under the Plan.

Name	Title	Dollar Value(1)	Number of Shares(2)
James Hagedorn	Chief Executive Officer and Chairman of the Board	$3,948,069	167,813
Thomas R. Coleman	Executive Vice President and Chief Financial Officer	$840,518	35,725
Michael C. Lukemire	President and Chief Operating Officer	$1,379,267	58,625
Denise S. Stump	Executive Vice President, Global Human Resources and Chief Ethics Officer	$310,022	4,514
Ivan C. Smith	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	$500,004	21,252
All current executive officers as a group (5 persons)		$6,977,880	287,929
All current directors who are not executive officers as a group (9 persons)		$1,816,128	26,450
All employees, including current officers who are not executive officers, as a group (61 persons)		$18,768,291	275,121

(1)	The dollar value is calculated based upon the aggregate grant date value of awards, in the same manner as calculated for purposes of the Summary Compensation Table.

(2)	The number of shares represents all Plan Awards, with performance units and performance shares shown at target amount.

Recommendation and Vote

The affirmative vote of holders of a majority of the Company’s Common Shares that are voted on the proposal is necessary to approve this proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “against” this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY LONG-TERM INCENTIVE PLAN.

PROPOSAL NUMBER 4

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ending September 30, 2016, and the Company’s internal control over financial reporting as of September 30, 2016. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2017. Although it is not required to do so, the Board has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “Against”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm for the fiscal year ending September 30, 2018. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2017.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee issued the following report on November 11, 2016.  The Audit Committee consisted of the following members as of such date: Nancy G. Mistretta, Chair; Brian D. Finn; and Thomas N. Kelly Jr.

Report of the Audit Committee for the 2016 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of three directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board or the PCAOB. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the Company’s independent registered public accounting firm their independence from the Company and its management, and has considered whether the Company’s independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Company’s Chief Internal Auditor, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Financial Officer and other executive officers of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

Audit Committee Recommendation

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2016 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

Nancy G. Mistretta, Chair
Brian D. Finn
Thomas N. Kelly Jr.

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2016 fiscal year and the 2015 fiscal year were approximately $3,028,000 and $2,850,000, respectively. These amounts included fees for professional services rendered by Deloitte in connection with: (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2016 fiscal year and the 2015 fiscal year were approximately $1,732,000 and $722,000, respectively. The fees under this category related to (1) internal control review projects, (2) assistance regarding Section 404 of the Sarbanes-Oxley Act of 2002, (3) due diligence services related to potential acquisitions, dispositions and similar activities and (4) work performed in connection with registration statements including issuances of comfort letters.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2016 fiscal year and the 2015 fiscal year were approximately $149,000 and $53,000, respectively. Tax fees are related to tax compliance and advisory services and assistance with tax audits.

All Other Fees

The aggregate fees for non-audit services rendered by Deloitte for the 2016 fiscal year and the 2015 fiscal year were approximately $8,000 for each year. The fees under this category are related to technical subscriptions.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees,” “Tax Fees” or “All Other Fees” above were approved by the Audit Committee (or its predecessor, the Audit and Finance Committee) pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, including audit services, audit-related services, non-audit services, tax services and program and subscription services, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•	Employee benefit plan audits.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Internal control reviews.

•	Program and subscription services, including educational programs and seminars, webcasts/podcasts, database subscriptions, research reports, surveys and similar or related tools and services.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1.    Bookkeeping or other services related to the accounting records or financial statements of the Company. The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2.    Financial information systems design and implementation. The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3.    Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4.    Actuarial services. The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5.    Internal audit outsourcing services. The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6.    Management functions. Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7.    Human resources. The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8.    Broker-dealer, investment advisor or investment banking services. The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9.    Legal Services. The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10.    Expert services unrelated to the audit. The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with the Company’s CEO, Mr. Hagedorn. The agreement permits Mr. Hagedorn to purchase up to 100 flight hours on Company aircraft for personal use at a cost that is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. During the 2016 fiscal year, Mr. Hagedorn purchased 71.8 flight hours under his time sharing agreement at a cost of $134,593, plus applicable federal excise taxes. Under the terms of the time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. Hagedorn as an additional insured.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which James Hagedorn is the majority shareholder. During the 2016 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $210,611. Because fuel that has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used during the 2016 fiscal year in the amount of $482,776. The Company also has agreements with Hagedorn Aviation pursuant to which the Company, for a fee, provides Hagedorn Aviation with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights on personal aircraft. The agreements were approved by the Nominating Committee based on the Company’s interest in ensuring the safety and security of Mr. Hagedorn and provide that if Hagedorn Aviation uses the Company’s aviation mechanics and/or pilots from time to time, Hagedorn Aviation must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics and/or pilots, as appropriate. During the 2016 fiscal year, Hagedorn Aviation accessed the services of pilots and mechanics in the amount of $7,164 and $29,512, respectively.

Mr. Hagedorn’s son, Christopher Hagedorn, is employed by The Hawthorne Gardening Company (a subsidiary of the Company) as General Manager and President.  Mr. C. Hagedorn also serves as a director of The Hawthorne Gardening Company.  During the 2016 fiscal year, Mr. C. Hagedorn received salary, bonus and other payments in the amount of $359,211.  As an employee of The Hawthorne Gardening Company, Mr. C. Hagedorn is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Mr. Lukemire’s son-in-law, Julian Montunnas, is employed by Scotts LLC as District Market Manager.  During the 2016 fiscal year, Mr. Montunnas received salary, bonus and other payments in the amount of $163,688.  As an employee of Scotts LLC, Mr. Montunnas is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Mr. Hanft, a current director, is the principal and Chief Executive Officer of Hanft Projects and is an award winning brand strategist whose creative contributions are widely recognized. Hanft Projects provides strategic consulting services to the Company on marketing matters including (i) providing insights and expertise to help inspire and develop a culture of creativity, (ii) providing recommendations to our CEO on issues of marketing strategy, (iii) periodically participating in marketing meetings to support the execution of marketing initiatives and (iv) providing as requested support on other marketing issues. During the 2016 fiscal year, the Company paid Hanft Projects $900,000 in addition to a grant of restricted stock units to Mr. Hanft with a grant date value of $400,010 in exchange for consulting services. During the first quarter of the 2017 fiscal year, Hanft Projects earned $225,000 pursuant to the agreement. The amounts paid for consulting services are in addition to the cash, equity or other compensation Mr. Hanft receives for his services as a director on our Board.

Policies and Procedures with Respect to Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist it in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”), and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) the Company or one of its subsidiaries is a participant; and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Nominating Committee so that the Chair can analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. If the Chair determines that the transaction constitutes a Related Person Transaction, then the Chair’s analysis and recommendation regarding the Related Person Transaction are required to be presented to the Nominating Committee for consideration at its next regularly scheduled meeting. If advance approval of a Related Person Transaction by the Nominating Committee is not feasible, then the Related Person Transaction is to be considered, and if the Nominating Committee determines it to be appropriate, ratified, at the Nominating Committee’s next regularly scheduled meeting. In addition, the Chair of the Nominating Committee has the authority to pre-approve or ratify (as applicable) any Related Person Transaction in which the aggregate amount expected to be involved is less than $1.0 million.

In reviewing a Related Person Transaction for approval or ratification, the Nominating Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the Nominating Committee.

The Nominating Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s or the applicable subsidiary’s best interests and the best interests of the Company’s shareholders. If a Related Person Transaction is ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the Nominating Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•	ordinary course transactions not exceeding $120,000;

•
executive officer compensation arrangements, provided that: (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC, or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was a “NEO,” and the Compensation Committee approved the compensation;

•
director compensation arrangements approved by the Board, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•
transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•
charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•	transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.

The Nominating Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved or ratified them for the 2016 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

There are three equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•	the Long-Term Incentive Plan;

•	the Discounted Stock Purchase Plan; and

•	the ERP.

The following table summarizes equity compensation plan information for the Long-Term Incentive Plan and the Discounted Stock Purchase Plan, both of which are shareholder approved, as a group and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2016. No disclosure is included in respect of the RSP as it is intended to meet the qualification requirements of IRC § 401(a).

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected In Column(a))
Equity compensation plans approved by shareholders	2,379,511 (1)	$51.38 (2)	1,946,262 (3)
Equity compensation plans not approved by shareholders	n/a (4)	n/a (5)	n/a (5)
Total	2,379,511	$51.38 (2)	1,946,262
________________________

(1)
Includes 1,809,218 Common Shares issuable upon exercise of NSOs granted under the Long-Term Incentive Plan (966,097 of which are fully vested as of September 30, 2016); 307,637 Common Shares issuable upon vesting of RSUs and DSUs granted under the Long-Term Incentive Plan (94,584 of which are fully vested as of September 30, 2016); and 262,656 Common Shares representing the maximum number of PUs granted under the Long-Term Incentive Plan that may be earned if the applicable performance goals are satisfied. As of September 30, 2016, 56,315 PUs remain subject to future performance goals.

(2)
Represents the weighted-average exercise price of outstanding NSOs granted under the Long-Term Incentive Plan. Also see the discussion in note (1) above with respect to DSUs and PUs granted under the Long-Term Incentive Plan. The weighted-average exercise price does not take the DSUs and PUs into account.

(3)
Includes 1,945,548 Common Shares authorized and remaining available for issuance under the Long-Term Incentive Plan, as well as 18,714 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan. Of these 18,714 Common Shares, 975 Common Shares were subject to purchase rights as of September 30, 2016 and were purchased on October 5, 2016.

(4)
As of September 30, 2016, the Company is holding 85,275 Common Shares which were credited to the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share. Such shares were acquired by the Company at fair market value in the open market, based on a participant directed election to designate a portion of its respective salary and bonus deferrals to be invested in shares of the Company and distributed to the participant at the applicable distribution date(s). The shares, which are held in a trust account for the benefit of the participant, are already included as part of the Company’s issued and outstanding shares balance as of September 30, 2016.

(5)
Since the Common Shares held in the ERP are acquired by the plan as market shares, the ERP does not provide for a specified limit on the number of Common Shares that may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element)” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The weighted-average price of amounts credited to the benchmark Company stock fund within participants’ bookkeeping accounts under the ERP is not readily calculable. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for eligible associates to purchase Common Shares at a price equal to at least 90% of the fair market value of the Common Shares at the end of the applicable offering period, which generally consists of one calendar month. Participants in the Discounted Stock Purchase Plan may elect to purchase Common Shares at a rate of not less than $10 per offering period or more than $24,000 per plan year.

Any U.S.-based full-time or permanent part-time employee of the Company (or a designated subsidiary of the Company) who has reached age 18 and has been an employee for at least 15 days before the first day of the applicable offering period is eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company (or a designated subsidiary of the Company) who meets certain eligibility criteria is also eligible to participate in the Discounted Stock Purchase Plan.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a custodial account maintained on the participant’s behalf, and may not be sold until the earliest of: (1) the beginning of the offering period following the date the participant terminates employment; (2) 12 months after the end of the offering period in which the Common Shares were purchased; or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the committee appointed by the Board to administer the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of December 1, 2016 by each of the current directors of the Company, by each nominee for election as a director, by each NEO listed in the Summary Compensation Table and by all current directors and executive officers as a group, as well as by persons known to the Company to beneficially own more than 5% of the outstanding Common Shares. As of December 1, 2016, there were 60,025,335 Common Shares issued and outstanding.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Common Shares Presently Held	Common Share Equivalents Presently Held(2)	Options(3)	Total	Percent of Class
Thomas Randal Coleman (4)	5,112	—	13,973	19,085(5)	*
Brian D. Finn	—	8,628(6)	—	8,628	*
James Hagedorn (4)	15,845,557(7)	107,502(8)	944,518(9)	16,897,577(10)	27.67%
Adam Hanft	19,357	10,983(11)	—	30,340(12)	*
Michelle A. Johnson	—	6,729(13)	—	6,729	*
Stephen L. Johnson	6,633	10,406(14)	—	17,039	*
Thomas N. Kelly Jr.	9,116	9,148(15)	—	18,264	*
Katherine Hagedorn Littlefield	15,795,518(16)	8,493(17)	—	15,804,011	26.33%
Michael C. Lukemire (4)	29,473(18)	—	130,242(19)	159,715(20)	*
James F. McCann	—	9,875(21)	—	9,875	*
Nancy G. Mistretta	19,533	8,511(22)	—	28,044	*
Ivan C. Smith (4)	6,952(23)	—	8,374	15,326(24)	*
Denise S. Stump (4)	5,202(25)	3,944(26)	37,392(27)	46,538(28)	*
John R. Vines	867	9,638(29)	—	10,505	*
All current directors and executive officers as a group (14 individuals)	15,947,802	193,857	1,134,499	17,276,158(30)	28.16%
Hagedorn Partnership, L.P.	15,795,518(31)	—	—	15,795,518	26.31%
44 South Bayles Ave., Suite 218, Port Washington, NY 11050
First Eagle Investment Management, LLC (32)	5,714,394(33)	—	—	5,714,394	9.52%
1345 Avenue of the Americas New York, NY 10105
BlackRock, Inc. (34)	3,508,827(35)	—	—	3,508,827	5.85%
55 East 52nd Street New York, NY 10055
The Vanguard Group (36)	3,225,492(37)	—	—	3,225,492	5.37%
100 Vanguard Blvd. Malvern, PA 19355

________________________
* Less than 1%

(1)
Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)
Common Share Equivalents Presently Held figures include: (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the NEO’s bookkeeping account under the ERP; (b) Common Shares subject to RSUs granted to executive officers under the Long-Term Incentive Plan; and (c) Common Shares subject to DSUs granted to directors (together with related dividend equivalents) under the Long-Term Incentive Plan, in each case to the extent such Common Shares may be acquired within 60 days of December 1, 2016. The individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to RSUs or DSUs.

Amounts credited to the benchmark Company stock fund under the ERP are to be distributed in Common Shares.

Each whole RSU represents a contingent right to receive one Common Share. In general, RSUs vest on the third anniversary of the grant date. RSUs are subject to earlier vesting in the event of retirement, death or disability of the individual or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant date. Subject to the terms of the Long-Term Incentive Plan, whole vested RSUs will be settled in a lump sum as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination due to death or disability; or (ii) the third anniversary of the grant date.

Each whole DSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related DSU. The vesting and settlement schedule associated with DSUs is discussed in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION — Equity-Based Compensation — Vesting and Settlement.” With respect to Mr. Finn, Mr. Hanft, Mr. Johnson and Mr. McCann, amounts include fully vested DSUs granted in connection with their elections to defer a portion of the cash retainer received for services as a director.

(3)	Amounts represent Common Shares that can be acquired upon the exercise of options that are currently exercisable or will first become exercisable within 60 days of December 1, 2016.

(4)	Individual named in the Summary Compensation Table.

(5)
Does not include: (a) 56,292 Common Shares that can be acquired upon the exercise of options; (b) 2,334 Common Shares that are the subject of RSUs; and (c) up to 19,918 Common Shares that are the subject of PUs, granted to Mr. Coleman all of which remain subject to vesting and/or settlement provisions.

(6)
Represents Common Shares that are the subject of DSUs granted to Mr. Finn, including DSUs granted to Mr. Finn in connection with his election to defer 100% of his cash retainer for services as a director, which remain subject to vesting and/or settlement provisions.

(7)
Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 1,880,791 of such Common Shares. See note (31) below for additional disclosures regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (31) below, (a) 42,289 Common Shares that are allocated to his account and held by the trustee under the RSP; and (b) 7,750 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(8)
Represents the aggregate of: (a) 77,371 Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP; and (b) 30,131 Common Shares that are the subject of RSUs.

(9)	Because Mr. Hagedorn is retirement eligible, all NSOs are subject to accelerated vesting should he retire prior to the normal vesting dates.

(10)
Does not include 125,660 Common Shares that are the subject of PUs granted to Mr. Hagedorn. Because Mr. Hagedorn is retirement eligible, all PUs are subject to accelerated vesting should he retire prior to the normal vesting dates. With respect to PUs, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause, but the PUs remain subject to the performance criteria.

(11)
Represents Common Shares that are the subject of DSUs granted to Mr. Hanft, including DSUs granted to Mr. Hanft in connection with his election to defer 50% of his cash retainer for services as a director, which remain subject to vesting and/or settlement provisions.

(12)	Does not include 5,837 Common Shares that are the subject of RSUs.

(13)	Represents Common Shares that are the subject of DSUs granted to Ms. Johnson, which remain subject to vesting and/or settlement provisions.

(14)
Represents Common Shares that are the subject of DSUs granted to Mr. Johnson, including DSUs granted to Mr. Johnson in connection with his election to defer 25%, which remain subject to vesting and/or settlement provisions.

(15)	Represents Common Shares that are the subject of DSUs granted to Mr. Kelly, which remain subject to vesting and/or settlement provisions.

(16)
Ms. Littlefield is a general partner of the Hagedorn Partnership and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 2,861,281 of such Common Shares. See note (31) below for additional disclosures regarding the Hagedorn Partnership.

(17)	Represents Common Shares that are the subject of DSUs granted to Ms. Littlefield, which remain subject to vesting and/or settlement provisions.

(18)	Represents the aggregate of: (a) 28,983 Common Shares held by Mr. Lukemire directly; and (b) 490 Common Shares that are allocated to his account and held by the trustee under the RSP.

(19)	Because Mr. Lukemire is retirement eligible, all NSOs are subject to accelerated vesting should he retire prior to the normal vesting dates.

(20)	Does not include up to 31,052 Common Shares that are the subject of PUs granted to Mr. Lukemire, all of which remain subject to vesting and/or settlement provisions.

(21)
Represents Common Shares that are the subject of DSUs granted to Mr. McCann, including DSUs granted to Mr. McCann in connection with his election to defer 100%, which remain subject to vesting and/or settlement provisions.

(22)	Represents Common Shares that are the subject of DSUs granted to Ms. Mistretta, which remain subject to vesting and settlement conditions.

(23)	Represents the aggregate of: (a) 6,419 Common Shares held by Mr. Smith directly; and (b) 533 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(24)
Does not include: (a) 33,126 Common Shares that can be acquired upon the exercise of options; and (b) up to 14,743 Common Shares that are the subject of PUs granted to Mr. Smith, all of which remain subject to vesting and/or settlement provisions.

(25)	Represents the aggregate of: (a) 3,243 Common Shares held by Ms. Stump directly; and (b) 1,959 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(26)	Represents Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP.

(27)	Because Ms. Stump is retirement eligible, all NSOs are subject to accelerated vesting should she retire prior to the normal vesting dates.

(28)
Does not include: (a) 7,124 Common Shares that are the subject of RSUs; and (b) up to 6,736 Common Shares that are the subject of PUs granted to Ms. Stump, all of which remain subject to vesting and/or settlement provisions.

(29)	Represents Common Shares that are the subject of DSUs, granted to General Vines which remain subject to vesting and/or settlement provisions.

(30)	Does not include 302,822 Common Shares which remain subject to vesting and settlement conditions.

(31)
The Hagedorn Partnership is the record owner of 15,795,518 Common Shares. Of those Common Shares, 2,000,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). The general partners (a) share voting power with respect to the Common Shares held by the Hagedorn Partnership and (b) have, respectively, sole investment power with respect to the Common Shares held in the applicable general partner’s account at the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation (“Community Funds”), is a limited partner of the Hagedorn Partnership.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership and the other shareholders of Miracle-Gro Products (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company that are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share that is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(32)
All information presented in this table regarding First Eagle Investment Management, LLC (“First Eagle”) was derived from the Schedule 13G/A (the “First Eagle Schedule 13G”), filed by First Eagle with the SEC on February 5, 2016 to report beneficial ownership of the Company’s Common Shares as of December 31, 2015.

(33)
In the First Eagle Schedule 13G, First Eagle reported sole voting power with respect to 5,519,730 Common Shares and sole dispositive power with respect to 5,714,394 Common Shares.  The First Eagle Global Fund, a registered investment company for which First Eagle acts as investment advisor, may be deemed to beneficially own 4,172,577 of these shares.

(34)
All information presented in this table regarding BlackRock, Inc. (“BlackRock”) was derived from the Schedule 13G (the “BlackRock Schedule 13G”), filed by BlackRock with the SEC on January 22, 2016 to report beneficial ownership of the Company’s Common Shares as of December 31, 2015.

(35)	In the BlackRock Schedule 13G, BlackRock reported sole voting power with respect to 3,245,921 Common Shares and sole dispositive power with respect to 3,508,827 Common Shares.

(36)
All information presented in this table regarding The Vanguard Group (“Vanguard”) was derived from the Schedule 13G (the “Vanguard Schedule 13G”), filed by Vanguard with the SEC on February 10, 2016 to report beneficial ownership of the Company’s Common Shares as of December 31, 2015.

(37)
In the Vanguard Schedule 13G, Vanguard reported sole voting power with respect to 33,288 Common Shares, shared voting power with respect to 2,600 Common Shares, sole dispositive power with respect to 3,192,304 Common Shares and shared dispositive power with respect to 33,188 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of: (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2016 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2016 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during the Company’s 2016 fiscal year.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals must be received by the Corporate Secretary of the Company no later than August 16, 2017 to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2018 Annual Meeting of Shareholders. The Company will not be required to include in its proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2018 Annual Meeting of Shareholders without including that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by October 30, 2017, or if the Company meets other requirements of the applicable SEC Rules, then the proxies solicited by the Board for use at the 2018 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2018 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2018 Annual Meeting of Shareholders is currently scheduled to be held on January 26, 2018.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2016 fiscal year are included in the Company’s 2016 Annual Report. Copies of the Company’s 2016 Annual Report and the Company’s Annual Report on Form 10-K for the 2016 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2016 fiscal year is also available on the Company’s website located at http://investor.scotts.com and is on file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s 2016 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s 2016 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s 2016 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (a) request additional copies of this Proxy Statement and the Company’s 2016 Annual Report or the Notice of Internet Availability of Proxy Materials; or (b) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and the Company’s 2016 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

JAMES HAGEDORN
Chief Executive Officer
and Chairman of the Board

Annex A

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN
(EFFECTIVE AS OF JANUARY 27, 2017)
Article 1.
Establishment, Purpose, and Duration
1.1    Establishment. This Plan, an incentive compensation plan, was established by The Scotts Miracle-Gro Company. This Plan was originally effective on January 26, 2006, was amended and restated effective as of October 30, 2007, January 20, 2010 and January 17, 2013, and is hereby further amended and restated effective as of January 27, 2017 (the “Effective Date”), as set forth in this document. This Plan shall remain in effect as provided in Section 1.3 hereof.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
1.2    Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors, and Third Party Service Providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate on January 26, 2027. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted after December 12, 2026.
Article 2.
Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.
2.2    “Annual Award Limits” has the meaning set forth in Section 4.3.
2.3    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.4    “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.5    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7    “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
2.8    “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant, that the Participant has:
(a)    willfully and materially breached the terms of any employment agreement between the Participant and the Company;
(b)    engaged in willful misconduct that has materially injured the business of the Company or any Subsidiary or Affiliate;
(c)    willfully committed a material act of fraud or material breach of the Participant’s duty of loyalty to the Company or any Subsidiary or Affiliate;
(d)    willfully and continually failed to attempt in good faith to perform the Participant’s duties hereunder (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after written notice has been delivered to the Participant by the Company, which notice specifically identifies the manner in which the Participant has not attempted in good faith to perform his duties; or
(e)    been convicted, or plead guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.
For purposes of subsections (a) - (d), no act, or failure to act, on the Participant’s part shall be deemed “willful” unless, the Company reasonably determines, in good faith, that it was done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of the Company or any Subsidiary or Affiliate.
2.9    “Change in Control” means the occurrence of any of the following:
(a)    The members of the Board on the Effective Date (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director; or
(b)    Any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or
(c)    Consummation of (i) the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than fifty percent (50%) of the voting power in such entity; or (ii) the sale or other disposition of all or substantially all of the assets of the Company; or
(d)    The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company; or
(e)    For any reason, Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than forty-nine percent (49%) of the combined voting power of the Company’s then outstanding securities.
The Committee may provide for a more restrictive definition of Change in Control in an Award Agreement if necessary or appropriate to comply with Code Section 409A or as the Committee deems appropriate.

Notwithstanding the foregoing, an Award that is subject to Code Section 409A will not be paid or settled upon a Change in Control unless the Change in Control also constitutes a “change in control event” under Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5).
2.10    “Change in Control Price” means the price per Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Shares, the highest Fair Market Value of a Share on any of the thirty (30) consecutive trading days ending on the last trading day before the Change in Control occurs.
2.11    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.
2.12    “Committee” means the Compensation and Organization Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
2.13    “Company” means The Scotts Miracle-Gro Company, an Ohio corporation, and any successor thereto as provided in Article 20 herein.
2.14    “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period having elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
2.15    “Director” means any individual who is a member of the Board of Directors of the Company.
2.16    “Dividend Equivalent” has the meaning set forth in Article 14.
2.17    “Effective Date” has the meaning set forth in Section 1.1.
2.18    “Employee” means any individual who performs services for and is designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.
2.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.20    “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the relevant date if it is a trading day or, if such date is not a trading day, on the next trading day. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder (a) with respect to NQSOs, SARs and Awards that are subject to Code Section 409A, “Fair Market Value” shall mean the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Code Section 409A and (b) with respect to all other Awards, the determination of “Fair Market Value” shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
2.21    “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.22    “Full-Value Factor” has the meaning set forth in Section 4.1(b).
2.23    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.
2.24    “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.25    “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.26    “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.
2.27    “Non-employee Director” means a Director who is not an Employee on the Grant Date.
2.28    “Non-employee Director Award” means any NQSO, SAR, or Full-Value Award granted to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
2.29    “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.30    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
2.31    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
2.32    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.33    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.34    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
2.35    “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.
2.36    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.37    “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.
2.38    “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.
2.39    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.40    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.41    “Plan” means The Scotts Miracle-Gro Company Long-Term Incentive Plan, as amended and restated from time to time.
2.42    “Plan Year” means the Company’s fiscal year.
2.43    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
2.44    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.
2.45    “Share” means a common share of the Company, without par value per share.
2.46    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article 7.
2.47    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.48    “Termination” or “Terminate” means: (a) if a Participant is an Employee, cessation of the employee-employer relationship between a Participant and the Company and all Affiliates and Subsidiaries for any reason; (b) if a Participant is a Non-employee Director, termination of the Non-employee Director’s service on the Board for any reason; and (c) if a Participant is a Third Party Service Provider, termination of the Third Party Service Provider’s service relationship with the Company and all Affiliates and Subsidiaries for any reason. Notwithstanding the foregoing, with respect to any Award subject to Code Section 409A, any such cessation or termination also must constitute a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h). Effective for Awards granted on or after January 20, 2010, an Award Agreement may specify a different definition of “Termination” or “Terminate,” that will apply to such Award Agreement; provided that no such different definition shall cause the term of the Award to which it relates to extend beyond the maximum possible term for such Award contemplated under the applicable provisions of this Plan and any applicable law, regulation or stock exchange rule.
2.40    “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer or sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
Article 3.
Administration
3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, (ii) “outside directors” within the meaning of the regulations under Code Section 162(m), and (iii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Shares are at the time primarily traded. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals. By accepting an Award under this Plan, each Participant agrees to all Committee determinations as described above.
3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award

Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. Notwithstanding the foregoing, awards to Non-employee Directors shall be administered and interpreted by the Board.
Article 4.
Shares Subject to this Plan and Maximum Awards
4.1    Number of Shares Available for Awards.
(a)     Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares that may be issued under the Plan with respect to Awards granted on or after January 27, 2017 (the “Share Authorization”) is the sum of: (i) three million (3,000,000) Shares, plus (ii) the number of Shares that remained available for Awards under the Plan as of December 1, 2016 (1,943,137 Shares), plus (iii) the number of Shares subject to outstanding Awards under the Plan as of December 1, 2016 that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid under the Plan (not exceeding 2,365,667 Shares). The limit in this Section 4.1(a) does not apply to the issuance of Shares in connection with Awards granted prior to January 27, 2017, which shall be issued according to the Plan as in effect immediately before January 27, 2017. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
(b)    Subject to the provisions of Section 4.2, in determining the number of Shares that remain available for issuance to Participants pursuant to Awards granted under this Plan on or after January 17, 2013, the Share Authorization shall be reduced by one Share for each Share covered by an Option or Stock Appreciation Right granted on or after January 17, 2013, and the Share Authorization shall be reduced by two Shares (the “Full Value Factor”) per each Share subject to an Award, other than an Option or Stock Appreciation Right, granted on or after January 17, 2013. If a Stock Appreciation Right is settled by the issuance of Shares, the Share Authorization shall be reduced by the number of Shares covered by the Stock Appreciation Right rather than the number of Shares issued in settlement of the Stock Appreciation Right.
(c)    Subject to adjustment as provided in Section 4.4, the maximum number of Shares of the Share Authorization that may be issued pursuant to the exercise of ISOs granted on or after January 27, 2017, shall be four million nine hundred and forty-three thousand one hundred and thirty-seven (4,943,137) Shares.
(d)    The maximum Grant Date value of Shares subject to Awards granted on or after January 27, 2017 to a Non-employee Director during any Plan Year, in the Participant’s capacity as a Non-employee Director, shall not exceed $500,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the Grant Date fair value of such Awards for financial reporting purposes.
4.2    Reallocation of Shares. To the extent that Awards terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, then the Shares subject to such Award shall be available again for grant under Section 4.1(a) of this Plan; provided, however, that the number of Shares that shall again be available shall be based on the Full Value Factor if the previous Award was not an Option or Stock Appreciation Right. If any Shares are withheld by the Company or are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Award (other than an Option or Stock Appreciation Right), then the Shares so tendered or withheld shall again be available for issuance under the Plan and correspondingly increase the total number of Shares available for issuance under Section 4.1(a) of the Plan based on the Full Value Factor. Notwithstanding anything to the contrary in this Section 4.2, the following Shares will not again become available for issuance under the Plan: (i) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” or any Shares tendered (either actually or by attestation) by a Participant in payment of the exercise price of an Option; (ii) any Shares withheld by the Company or Shares tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right (but not other Awards); (iii) Shares covered by a Stock Appreciation Right that are not issued in connection with the stock settlement upon its exercise; or (iv) Shares that are repurchased by the Company using Option exercise proceeds.
4.3    Annual Award Limits. Subject to adjustment as provided in Section 4.4, the following limits shall apply with respect to Awards to Employees that are intended to qualify as Performance-Based Compensation under Section 162(m) of the Code (collectively, “Annual Award Limits”):
(a)    Performance Units or Performance Shares: The maximum number of Shares for which Performance Units or Performance Shares may be granted to an Employee in any one Plan Year shall not exceed three hundred thousand (300,000) Shares; provided that if the Performance Period is longer than one year, the maximum number of Shares for which Performance Units and Performance Shares may be granted to an Employee during a Plan Year shall not exceed three hundred thousand (300,000) Shares multiplied by the number of years in the applicable Performance Period (not to exceed five years).
(b)    Restricted Stock or Restricted Stock Units: The maximum number of Shares which may be subject to Restricted Stock or Restricted Stock Units granted to an Employee in any one Plan Year shall be three hundred thousand (300,000).
(c)    Options: The maximum number of Shares which may be subject to Options granted to an Employee in any one Plan Year shall be five hundred thousand (500,000).
(d)    SARs: The maximum number of Shares which may be subject to Stock Appreciation Rights granted to an Employee in any one Plan Year shall be five hundred thousand (500,000).
(e)    Dividends and Dividend Equivalents: The maximum amount of normal cash dividends and Dividend Equivalents with respect to normal cash dividends that an Employee may accrue for any Plan Year with respect to Awards shall not exceed the greater of the value of seven million five hundred thousand dollars ($7,500,000) or two hundred and fifty thousand (250,000) Shares.
(f)    Cash-Based Awards: The maximum amount that may be awarded or credited to an Employee with respect to Cash-Based Awards in any one Plan Year shall not exceed the greater of the value of five million dollars ($5,000,000) or one hundred thousand (100,000) Shares.
(g)    Other Stock-Based Awards: The maximum number of Shares which may be granted to an Employee with respect to Other Stock-Based Awards in any one Plan Year shall not exceed one hundred fifty thousand (150,000) Shares.
4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the Full Value Factor set forth in Section 4.1, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Notwithstanding anything to the contrary in this Section 4.4, an adjustment to an Option or SAR shall be made only to the extent such adjustment complies with the requirements of Code Section 409A.
Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.
Article 5.
Eligibility and Participation
5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.
5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of, each Award.
Article 6.
Stock Options
6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).
6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date; provided, further, however, that the Option Price must be at least equal to one hundred and ten percent (110%) of the FMV of a Share on the Grant Date with respect to any ISO issued to a Participant who, on the Grant Date, owns (as defined in Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its subsidiary corporation (as defined in Code Section 424(f)) (a “10% Shareholder”).
6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date; provided, further, however, that no ISO granted to a 10% Shareholder shall be exercisable later than the day before the fifth (5th) anniversary of its Grant Date.
6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding anything in this Plan to the contrary, to the extent that the aggregate FMV of the Shares (determined as of the Grant Date of the applicable ISO) with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiary corporations (as defined in Code Section 424(f)) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.
6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion, including by the withholding of Shares subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Option Price, if permitted by the Committee.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.8    Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for Termination.
6.9    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.
Article 7.
Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.
7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3    Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and no SAR shall be exercisable later than the tenth (10th) anniversary date of its Grant Date.

7.4    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5    Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)    The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout may be set forth in the Award Agreement pertaining to the grant of the SAR.
7.6    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.
7.7    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8.
Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan or an Award Agreement, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of the common shares of The Scotts Miracle-Gro Company represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in The Scotts Miracle-Gro Company Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement will be provided by The Scotts Miracle-Gro Company, without charge, within five (5) days after receipt of a written request therefor.
8.5    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.6    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.
8.7    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9.
Performance Units/Performance Shares
9.1    Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
9.2    Performance Goals. For Performance Units and Performance Shares that are intended to be Performance-Based Compensation under Code Section 162(m), the Performance Units and Performance Shares shall be conditioned upon the achievement of pre-established goals relating to one or more Performance Measures as set forth in Article 12, which shall be established within 90 days after the beginning of the Performance Period (and before 25% of the Performance Period has been completed), as determined in writing by the Committee and subject to such modifications as specified by the Committee. Notwithstanding the foregoing, for Performance Units and Performance Shares intended to be Performance-Based Compensation under Code Section 162(m), the pre-established performance goals shall satisfy the requirements for Performance-Based Compensation under Code Section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.
9.3    Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
9.4    Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended (unless otherwise specified in the Award Agreement), the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.5    Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period (unless otherwise specified in the Award Agreement). Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.6    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.
9.7    Performance Units and Performance Shares shall be transferred or paid to the Participant as determined by the Committee in the applicable Award Agreement, consistent with the requirements of Code Section 409A. The Committee may provide in the Award Agreement that Performance Units and/or Performance Shares that are intended to be Performance-Based Compensation may be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under Code Section 162(m).
Article 10.
Cash-Based Awards and Other Stock-Based Awards
10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine. The term Cash-Based Awards shall not include dividends or Dividend Equivalents.
10.2    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.4    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines and as specified in the Award Agreement.
10.5    Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.
Article 11.
Transferability of Awards
11.1    Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant or the Participant’s legal representative. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares issuable in the event of, or following, the Participant’s death, may be provided.

11.2    Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
Article 12.
Performance Measures
12.1    Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)    Net earnings or net income (before or after taxes);
(b)    Earnings per share (basic or diluted);
(c)    Net sales or revenue growth;
(d)    Net operating profit;
(e)    Return measures (including, but not limited to, return on assets, capital, invested capital, investor return, equity, sales, revenue or dividend yield);
(f)    Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(g)    Earnings before or after taxes, interest, depreciation, and/or amortization;
(h)    Gross or operating margins;
(i)    Productivity ratios;
(j)    Share price (including, but not limited to, growth measures and total shareholder return);
(k)    Expense targets;
(l)    Margins;
(m)    Operating efficiency;
(n)    Market share;
(o)    Customer satisfaction;
(p)    Working capital targets;
(q)    Economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(r)    Developing new products and lines of revenue;
(s)    Reducing operating expenses;
(t)    Developing new markets;
(u)    Meeting completion schedules;
(v)    Developing and managing relationships with regulatory and other governmental agencies;

(w)    Managing cash;
(x)    Managing claims against the Company, including litigation; and
(y)    Identifying and completing strategic acquisitions.
Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.
12.2    Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual and infrequently occurring items as described in applicable Accounting Principles Board opinions and in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) other appropriate events. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
12.3    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward to cause the Award to cease to meet the requirements of Code Section 162(m), except as authorized by Code Section 162(m). The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
12.4    Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
12.5    Shareholder Approval for Performance-Based Awards. The Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of this Article 12, if Performance-Based Compensation Awards are to be made under Article 9 after the date of such shareholders meeting and if required by Section 162(m) of the Code or the regulations thereunder.
Article 13.
Non-employee Director Awards
The Board shall determine all Awards to Non-employee Directors. The terms and conditions of any grant to any such Non-employee Director shall be set forth in an Award Agreement.
Article 14.
Dividends or Dividend Equivalents
Any Participant selected by the Committee may be granted dividends or Dividend Equivalents based on the dividends declared on Shares that are subject to any Award (other than Options or SARs), to be credited as of dividend payment dates, during the period between the Grant Date and the date the Award becomes payable or as otherwise provided in an Award Agreement, as determined by the Committee; provided, however, that dividends or Dividend Equivalents on Shares shall be payable only when and to the extent that the underlying Awards vest and become payable. Such dividends and Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15.
Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative in that order.
Article 16.
Rights of Participants
16.1    Employment or Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to Terminate any Participant at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
16.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 17.
Change in Control
17.1    Accelerated Vesting and Settlement. Subject to Section 17.2, on the date of any Change in Control:
(a)    Each Option and SAR (other than Options and SARs of Non-employee Directors) outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange (i) for cash equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR or, (ii) at the Committee’s discretion, for whole Shares with a Fair Market Value equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR and the Fair Market Value of any fractional Share will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Options or SARs to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options and SARs (whether or not otherwise then exercisable);
(b)    Except as otherwise provided in an Award Agreement, all performance goals associated with Awards for which performance goals have been established will be deemed to have been met on the date of the Change in Control, all Performance Periods accelerated to the date of the Change in Control and all outstanding Awards for which performance goals have been established (including those subject to the acceleration described in this subsection) will be distributed in a single lump sum cash payment within thirty (30) days following such Change in Control; and
(c)    All other then-outstanding Awards whose exercisability or vesting depends merely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate (“Service Award”) shall vest in full and be free of restrictions related to the vesting of such Awards. All Service Awards whose vesting is so accelerated will be distributed, if not already held by a Participant and to the extent applicable, (i) in a single lump-

sum cash payment within thirty (30) days following such Change in Control based on the Change in Control Price or, (ii) at the Committee’s discretion, in the form of whole Shares based on the Change in Control Price.
17.2    Alternative Awards. Section 17.1 will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed, or new rights will be substituted (collectively, “Alternative Awards”), by the Employee’s employer (or the parent or a subsidiary of that employer), or (if the Company is the surviving company) that the Awards in effect immediately prior to the Change in Control shall continue without change following the Change in Control (“Continued Award”), provided that any Alternative Award or Continued Award must, as applicable:
(a)    Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on an established securities market;
(b)    Provide the Employee with the rights and entitlements substantially equivalent to or better than the rights, terms and conditions of each Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or, in the case of an Award that is not subject to Code Section 409A, better timing and methods of payment;
(c)    Have substantially equivalent economic value to the Award (determined at the time of the Change in Control) for which it is substituted; and
(d)    Provide that, if the Employee is involuntarily Terminated without Cause or the Employee constructively Terminates within twenty-four (24) months following the Change in Control, any conditions on the Employee’s rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award or Continued Award will be waived or lapse. For purposes of this section, a constructive Termination means a Termination by an Employee following a material reduction in the Employee’s compensation or job responsibilities (when compared to the Employee’s compensation and job responsibilities on the date of the Change in Control) or the relocation of the Employee’s principal place of employment to a location at least fifty (50) miles from his or her principal place of employment on the date of the Change in Control (or other location to which the Employee has been reassigned with his or her written consent), in each case without the Employee’s written consent.
Notwithstanding anything herein to the contrary, no Alternative Award shall be made with respect to an Option or SAR if it would cause the Option or SAR to fail to comply with the requirements of Code Section 409A.
17.3    Non-employee Directors’ Awards. Upon a Change in Control, each outstanding:
(a)    Option or SAR held by a Non-employee Director will be cancelled unless (i) the Shares continues to be traded on an established securities market after the Change in Control or (ii) the Non-employee Director continues to be a Board member after the Change in Control. In the situations just described, the Options or SARs held by a Non-employee Director will be unaffected by a Change in Control. Any Options and SARs held by a Non-employee Director to be cancelled under the next preceding sentence will be exchanged (iii) for cash equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR held by a Non-employee Director or, (iv) at the Board’s discretion, for whole Shares with a Fair Market Value equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR held by a Non-employee Director and the Fair Market Value of any fractional Share will be distributed in cash. However, the Board, in its sole discretion, may offer Non-employee Directors holding Options or SARs to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options and SARs (whether or not otherwise then exercisable).
(b)    Restricted Stock or Restricted Stock Unit held by a Non-employee Director will be settled within thirty (30) days following such Change in Control for a lump sum cash payment equal to the Change in Control Price.
(c)    All other types of Awards held by a Non-employee Director will be settled within thirty (30) days following such Change in Control for a lump sum cash payment equal to the Change in Control Price less any amount the Non-employee Director would be required to pay in order for the Award to be exercised or settled, other than any such amount related to taxes.

Article 18.
Amendment, Modification, Suspension, and Termination
18.1    Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the Company shall not, without the prior approval of the Company’s shareholders, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or (iii) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities. No material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
18.2    Adjustment of Awards Upon the Occurrence of Certain Unusual and Infrequently Occurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or infrequently occurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding anything to the contrary in this Section 18.2, an adjustment to an Option or SAR shall be made only to the extent such adjustment complies with the requirements of Code Section 409A.
18.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
18.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.
Article 19.
Tax Withholding
The Company has the right to withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to an Award. The Company may require the payment of any Taxes before issuing any Shares pursuant to an Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares issued to such Participant, or allow the Participant to elect to cover all or any part of such withholding for Taxes, through a reduction of the number of Shares issued to the Participant or a subsequent return to the Company of Shares held by the Participant, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws and in each case up to the minimum applicable withholding tax rate.
Article 20.
Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.
General Provisions
21.1    Forfeiture Events.
(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.
(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12)-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement.
21.2    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required.
21.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary; and
(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary.
21.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.9    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have

Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine which Affiliates and Subsidiaries shall be covered by this Plan;
(b)    Determine which Employees, Directors, and/or Third Party Service Providers outside the United States are eligible to participate in this Plan;
(c)    Modify the terms and conditions of any Award granted to Employees and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;
(d)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and
(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.10    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
21.11    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.13    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.14    Deferred Compensation. This Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, unless the Agreement specifically provides otherwise: (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Code Section 409A, (iv) each payment shall be treated as a separate payment for purposes of Code Section 409A, and (v) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A. Any Award granted under this Plan that is subject to Code Section 409A and that is to be distributed to a “specified employee” (as defined below) upon Termination shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s Termination, if required by Code Section 409A. If a distribution is delayed pursuant to Code Section 409A, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of “specified employees”, including the number and identity of persons considered “specified employees” and the identification date, shall be made by the Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A. In no event shall the Company have any responsibility or liability if any Award does not meet the applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
21.15    Company Policies. All Awards granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.
21.16    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.17    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
21.18    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
21.19    Indemnification. Subject to requirements of Ohio law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
21.20    Controlling Language. Unless otherwise specified herein, in the event of a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall control.

THE SCOTTS MIRACLE-GRO CO. ATTN: KATHY UTTLEY - PARALEGAL 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041
VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on January 26, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SMG2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E15552-P84230-Z68946	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE SCOTTS MIRACLE-GRO COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Your Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of four directors, each to serve for a term of three years to expire at the 2020 Annual Meeting of Shareholders:
Nominees:
01) James Hagedorn
02) Brian D. Finn
03) James F. McCann
04) Nancy G. Mistretta

Your Board of Directors recommends that you vote FOR the following proposals:						For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers.					☐	☐	☐
3.
To approve an amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan to, among other things, increase the maximum number of common shares available for grant to participants.
						☐	☐	☐
4.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017.					☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity's name. Joint Owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
FRIDAY, JANUARY 27, 2017, AT 9:00 A.M., EASTERN TIME
Access to this year’s virtual Annual Meeting of Shareholders will be available at
www.virtualshareholdermeeting.com/SMG2017. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders To Be Held on January 27, 2017:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2016 Annual Report are available at
www.proxyvote.com.

E15553-P84230-Z68946

THE SCOTTS MIRACLE-GRO COMPANY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 2017
The holder(s) of common shares of The Scotts Miracle-Gro Company (the "Company") identified on this proxy card hereby appoint(s) James Hagedorn and Ivan C. Smith, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held via live webcast only at www.virtualshareholdermeeting.com/SMG2017, on Friday, January 27, 2017, at 9:00 a.m., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted "FOR" the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, "FOR" approval, on an advisory basis, of the compensation of the Company's named executive officers as set forth in Proposal Number 2, “FOR” approval of the amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan listed in Proposal Number 3, and"FOR" the ratification of the selection of the independent registered public accounting firm listed in Proposal Number 4. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 27, 2017 Annual Meeting, as well as the Company’s 2016 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY.
(This proxy card continues and must be signed and dated on the reverse side.)

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on January 27, 2017.

THE SCOTTS MIRACLE-GRO CO.	Meeting Information
	Meeting Type:	Annual
	For holders as of:	December 1, 2016
Date: January 27, 2017 Time: 9:00 AM Eastern Time
	Location:	Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/SMG2017

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/SMG2017 and be sure to have the information that is printed in the box marked by the arrow ---> XXXX XXXX XXXX XXXX (located on the following page).

THE SCOTTS MIRACLE-GRO COMPANY ATTN: KATHY UTTLEY - PARALEGAL 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE OF THE 2017 ANNUAL MEETING AND PROXY STATEMENT			2016 ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow à XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 15, 2017 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote By Internet:
Before The Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.
During The Meeting:
Go to www.virtualshareholdermeeting.com/SMG2017. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
Your Board of Directors recommends you vote FOR the following:
1.	Election of four directors, each to serve for a term of three years to expire at the 2020 Annual Meeting of Shareholders:
Nominees:
01) James Hagedorn
02) Brian D. Finn
03) James F. McCann
04) Nancy G. Mistretta
Your Board of Directors recommends that you vote FOR the following proposals:
2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.
3.
To approve an amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan to, among other things, increase the maximum number of common shares available for grant to participants.

4.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.